EXHIBIT 10.1
               AMENDED AND RESTATED CREDIT AGREEMENT

          AMENDED AND RESTATED CREDIT AGREEMENT dated as of July 30, 1999, among PENN VIRGINIA CORPORATION, a Virginia corporation (the "Borrower"), the Banks (as hereinafter defined), FIRST UNION NATIONAL BANK (f/k/a First Union National Bank of North Carolina), a national banking association ("First Union") acting in its capacity as syndication Agent for the Banks (in such capacity, the "Syndication Agent"), THE FIRST NATIONAL BANK OF CHICAGO, a national banking association ("First National") acting in its capacity as documentation agent for the Banks (in such capacity, the "Documentation Agent"), CHASE BANK OF TEXAS, NATIONAL ASSOCIATION (f/k/a Texas Commerce Bank National Association), a national banking association ("Chase") acting in its capacity as agent for the Banks (in such capacity, the "Agent"), and PNC BANK, NATIONAL ASSOCIATION, a national banking association ("PNC").

                     PRELIMINARY STATEMENTS

          WHEREAS, this Agreement is an amendment and restatement of that certain Credit Agreement (the "Initial Credit Agreement") dated as of August 2, 1996 among the Borrower, the Banks party thereto, and Agent;

          WHEREAS, Borrower and its Subsidiaries (as herein defined) have requested that the Banks increase for the Borrower, the amount of the revolving credit facility set forth in the
Initial Credit Agreement, on the terms and subject to the conditions stated herein, the proceeds of which will be used (i) to provide working capital to the Borrower and its Subsidiaries for exploration and production, (ii) to finance capital expenditures and acquisitions of the Borrower and its Subsidiaries and (iii) to provide letters of credit for the account of the Borrower and its Subsidiaries;

          WHEREAS, Borrower owns, either directly or indirectly, one hundred percent (100%) of the issued and outstanding capital stock of each of Concord Land Company, a Delaware corporation ("Concord"), Lexington Land Company, a Delaware corporation ("Lexington"), Penn Virginia Holding Corp., a Delaware corporation ("PVHC"), Penn Virginia Equities Corporation, a Delaware corporation ("Equities"), Penn Virginia Oil & Gas Corporation, a Virginia corporation ("PVOG"), Penn Virginia Coal Company, a
Virginia corporation ("PVCC"), and Savannah Land Company, a Delaware corporation ("Savannah");

          WHEREAS, the Banks are willing, upon and subject to the terms and conditions stated herein, to make such revolving credit facility available to the Borrower and its Subsidiaries.

          NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                           ARTICLE I

                DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.1. Certain Defined Terms. As used in this Credit Agreement, the following terms shall have the following meanings:

     "ABR  Borrowing"  shall mean a Borrowing  comprised  of  ABR
Loans.

     "ABR Loan" shall mean any Revolving Credit Loan bearing interest at a rate determined by reference to the Alternate Base
Rate in accordance with the provisions of Article II.

     "Accommodation Obligation," as applied to the Borrower or any of its Subsidiaries, shall mean any Contractual Obligation, contingent or otherwise, of the Borrower or such Subsidiary of the Borrower with respect to any Indebtedness or other obligation or liability of another, including, without limitation, any such Indebtedness, obligation or liability directly or indirectly guarantied, endorsed (other than endorsements of negotiable instruments for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by the Borrower or such Subsidiary of the Borrower, or in respect of which the Borrower or such Subsidiary of the Borrower is otherwise directly or indirectly liable, including Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or any "keep well," "take-or-pay," "throughput" or other similar arrangement or to make payment other than for value received.

     "Advance Payment Contract" shall mean any contract whereby the Borrower or any of its Subsidiaries either (a) receives or becomes entitled to receive (either directly or indirectly) any payment (an "Advance Payment") to be applied toward payment of the purchase price of Hydrocarbons produced or to be produced from Oil and Gas Interests owned by the Borrower or any of its Subsidiaries and which Advance Payment is paid or to be paid in advance of actual delivery of such production to or for the account of the purchaser regardless of such production, or (b) grants an option or right of refusal to the purchaser to take delivery of such production in lieu of payment, and, in either of the foregoing instances, the Advance Payment is, or is to be, applied as payment in full for such production when sold and delivered or is, or is to be, applied as payment for a portion only of the purchase price thereof or of a percentage or share of such production; provided that inclusion of the standard provisions in any gas sales or purchase contract or any similar contract shall not, in and of itself, constitute such contract as an Advance Payment Contract for the purposes hereof.

     "Affiliate" shall mean, when used with respect to any Person, each other Person that directly or indirectly controls or is controlled by or is under common control with such Person. As used in this definition, "control" means the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) and shall include, without limitation, any Person who beneficially owns more than fifty percent (50%) of the equity of the other Person and, as to any general or limited partnership, any general partner thereof.

     "Agent" shall have the meaning assigned to that term in the introduction to this Credit Agreement and shall include any successor agent appointed in accordance with Section 9.6 of this Credit Agreement.

     "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1?100 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1?2 of 1%. For purposes hereof: "Prime Rate" shall mean, as of a particular date, the prime rate of interest per annum most recently announced by the Agent, automatically fluctuating upward or downward with and at the time specified in each such announcement without notice to the Borrower or any other Person; each change in the Prime Rate shall be effective on the date such change is announced; which Prime Rate may not necessarily represent the Agent's lowest or best rate actually charged to a customer; "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York for such day on the next succeeding Business Day or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including, without limitation, the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

     "Applicable Eurodollar Margin" shall mean, with respect to each Eurodollar Borrowing:

     (a) on each day on which the Utilized Percentage of Borrowing Base is less than fifty percent (50%), one percent
(1.00%) per annum;

     (b)   on  each  day  on  which the  Utilized  Percentage  of
Borrowing  Base is equal to or greater than fifty  percent  (50%)
but less than seventy-five percent (75%), one and one-quarter percent (1.25%) per annum;

     (c) on each day of which the Utilized Percentage of Borrowing Base is equal to or greater than seventy-five percent
(75%), one and one-half percent (1.50%) per annum.

     "Approved  Petroleum Engineer" shall mean Wright &  Company,
Inc. or such other reputable firm(s) of independent petroleum engineers as shall be approved by the Majority Banks.

     "Available  Borrowing Base" shall mean the  Total  Borrowing
Base minus the Existing Debt.

     "Available Commitment" shall mean at any time, an amount equal to the Available Borrowing Base in effect at that time, or, if the Borrower has notified the Agent of its Designated Borrowing Base pursuant to the provisions of Section 3.3, the Available Designated Borrowing Base in effect at that time.

     "Available  Designated  Borrowing  Base"  shall   mean   the
Designated Borrowing Base minus Existing Debt.

     "Bank" shall mean each of the financial institutions whose name appears on the signature pages to this Credit Agreement and the Persons which from time to time become a party hereto in accordance with Section 10.9.

     "Bankruptcy  Code" shall mean the Bankruptcy Reform  Act  of
1978 as codified under 11 U.S.C. 101, et seq.

      "Benefit Plan" shall mean any employee benefit plan subject to Title IV of ERISA maintained by the Borrower or any ERISA
Affiliate  with  respect  to which the  Borrower  or  such  ERISA
Affiliate has a fixed or contingent liability.

     "Board"  shall  mean the Board of Governors of  the  Federal
Reserve System of the United States.

     "Borrower" shall mean Penn Virginia Corporation, a Virginia corporation.

     "Borrowing" shall mean a borrowing comprised of simultaneous Revolving Credit Loans of the same Type made to the Borrower on the same date by the Banks, (or resulting from conversions or continuations on a given date pursuant to Section 2.4), and, in the case of Eurodollar Loans, having the same Eurodollar Interest Period, distributed ratably among the Banks in the manner described in Article II. A Borrowing is an "ABR Borrowing" if the Revolving Credit Loans comprising such Borrowing are ABR Loans, and a "Eurodollar Borrowing" if the Revolving Credit Loans comprising such Borrowing are Eurodollar Loans.

     "Borrowing Base Assets" shall mean, collectively, the (i) Oil and Gas Interests, (ii) Coal Interests, (iii) dividends with respect to the Norfolk Common Stock and (iv) any other property owned by the Borrower or Restricted Subsidiary (x) which the
Borrower   has  requested  that  the  Banks  consider  in   their
determination of the Total Borrowing Base and (y) which the Banks, in their sole discretion, have considered for purposes of determining the Total Borrowing Base (as evidenced by a notice to such effect delivered by the Agent to the Borrower).

     "Borrowing Base Deficiency" shall mean, as of any date, the amount, if any, by which the Utilized Credit on such date exceeds the Available Commitment in effect on such date.

     "Borrowing Base Asset Reports" shall mean the reports required to be delivered to the Banks pursuant to Section 3.1 which shall include the Reserve Report, the Coal Reserve Report and a report setting forth the aggregate amount of all outstanding Consolidated Debt.

     "Borrowing Base Notice" shall mean a written notice sent to the Borrower by the Agent pursuant to Section 3.2 notifying the Borrower of the Total Borrowing Base and the Available Borrowing
Base.

     "Borrowing Base Period" shall mean (a) initially, the period from the Effective Date through November 30, 1999; and (b) thereafter, each six month period beginning on June 1 or December
1 of each year.

     "Borrowing Date" shall mean, with respect to each Borrowing, the Business Day upon which the proceeds of such Borrowing are made available to the Borrower by the Banks.

     "Borrowing  Request"  shall  mean,  with  respect  to   each
Borrowing, a request made pursuant to Section 2.2 which request shall be in the form of Exhibit A.

     "Business Day" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of Texas on which banks are open for business in Houston, Texas; provided, however, that, when used in connection with a Eurodollar Loan or Eurodollar Borrowing, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the interbank eurodollar market.

     "Capital Lease" shall mean, when used with respect to any Person, any lease in respect of which the obligations of such Person constitute Capitalized Lease Obligations.

     "Capitalized Lease Obligations" shall mean, when used with respect to any Person, without duplication, all obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations shall have been or should be, in accordance with GAAP, capitalized on the books of such Person.

     "Cash Equivalents" shall mean, when used in connection with the Borrower or any Subsidiary of the Borrower, such Borrower's or such Subsidiary's Investments in:

          (a) Government Securities due within one year from the date of acquisition thereof;

          (b) Readily marketable direct obligations of any State of the United States or any political subdivision of any such State given on the date of such investment a credit rating of at least A2 by Moody's Investors Service, Inc. or A by S&P, in each case due within one year from the date of acquisition thereof;

          (c) Certificates of deposit issued by, money market deposit accounts with, eurodollar deposits through, bankers' acceptances of, and repurchase and reverse repurchase agreements covering Government Securities executed by a Bank or any other bank doing business in and incorporated under the laws of the United States or any state thereof whose deposits are insured through the FDIC, or any successor thereto, and having (either itself or its holding company) on the date of such Investment combined capital, surplus and undivided profits of at least $400,000,000, or any offshore branch of such bank, in each case maturing within one year from the date of acquisition thereof;

          (d) Certificates of deposit issued by, money market deposit accounts with, eurodollar deposits through, bankers' acceptances of, and repurchase and reverse repurchase agreements covering Government Securities executed by First American Bank, N.A. having an aggregate market value at any one time not in excess of $3,000,000, in each case maturing within one year from the date of acquisition thereof;

          (e) Commercial paper of a Bank or such Bank's holding company or of any other bank or bank holding company given on the date of such Investment a credit rating of at least P-1 by Moody's Investors Service, Inc. and A-1 by S&P, or of corporations doing business in and incorporated under the laws of the United States or any state thereof given on the date of such Investment a credit rating of at least P-1 by Moody's Investors Service, Inc. and A-1 by S&P, in each case, maturing within one year from the date of acquisition thereof; and

          (f) "Money-market mutual funds" investing at least 95% of the mutual fund assets in instruments of the types described in subparagraphs (a) through (e) above.

     "Chase"   shall   mean   Chase  Bank  of   Texas,   National
Association, a national banking association.
     "Closing Date" shall mean July 30, 1999.

     "Coal  Interests" shall mean any and  all  rights,
estates,  titles and interests in the Coal Leases,  all
royalty   interests,  net  profits  interests,  carried
interests  and  any  and all other interests  in  coal,
whether any of the same be real or personal, now  owned
or   hereafter   acquired  by  the  Borrower   or   its
Subsidiaries,   directly   or   indirectly,   and   all
properties,  rights  and  interests  covered   thereby,
whether arising by contract, by order, or by operation of laws, which now or hereafter include all or any part of the foregoing.

     "Coal Leases" shall mean those coal mining leases described on Schedule 5.6 hereto.

     "Coal Reserve Report" shall mean a report in  form
and  substance  satisfactory to each Bank,  which  Coal
Reserve  Report shall be dated as of the next preceding
December  31,  and shall (i) review the  material  coal
reserves  attributable  to  the  Coal  Leases  of   the
Borrower and its Subsidiaries (and showing any material
additions  to  or  deletions from  the  Coal  Interests
covered by the previous Coal Reserve Report and made by
the Borrower and its Subsidiaries since the date of the
previous  Coal  Reserve Report),  (ii)  set  forth  the
quality  of the coal reserves attributable to the  Coal
Interests  covered in said Coal Reserve  Report,  (iii)
contain a reasonably detailed five (5) year forecast of
the  rate of production and net income with respect  to
the  coal reserves covered by said Coal Reserve  Report
as  of  the date of such Coal Reserve Report, (iv)  set
forth  the  current material terms of all  Coal  Leases
with  respect to the Coal Interests described  in  said
Coal Reserve Report, (v) contain a status report on all
material   permits  relevant  to  the  Coal   Interests
described  in  said Coal Reserve Report, and  (vi)  set
forth the capital expenditure plans of PVCC.  Each Coal
Reserve  Report shall be prepared by personnel  of  the
Borrower  and  its  Subsidiaries,  which  Coal  Reserve
Report   shall  provide  the  current  status  of   the
information set forth in the immediately preceding Coal
Reserve Report.

     "Code" shall mean Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

     "Commitment" shall mean, when used with reference to any Bank at the time any determination thereof is to be made, the commitment of such Bank to extend credit to the Borrower by means of Revolving Credit Loans, which subject to Sections 2.9 and 8.2, shall be an amount equal to the amount set forth opposite the name of such Bank under the heading "Amount of Commitment" on Schedule 1.1 to this Credit Agreement.

     "Commitment Fee Rate" shall have the meaning specified in Section 2.5(a) hereof.

     "Commitment Percentage" shall mean, with respect to each Bank, the percentage determined by dividing its Commitment by the Total Commitment.

     "Commitment Transfer Supplement" shall mean a Commitment Transfer Supplement entered into by a Bank and an Eligible Assignee, and accepted by the Agent, substantially in the form of Exhibit B attached hereto.

     "Communications" shall have the meaning specified in Section 10.2.

     "Concord"  shall  mean  Concord  Land  Company,  a
Delaware corporation and a wholly-owned Subsidiary of Borrower.

       "Consolidated" shall refer to the  consolidation
of  any  Person,  in  accordance with  GAAP,  with  its
properly  Consolidated  Affiliates.   Reference  to   a
Person's  Consolidated financial statements,  financial
position, financial condition, liabilities, etc.  refer
to  the  consolidated  financial statements,  financial
position,  financial  condition, liabilities,  etc.  of
such  Person  and its properly Consolidated Affiliates;
provided,   however,   that   such   consolidation   of
Unrestricted Subsidiaries shall be excluded from the financial calculations contained in Section 7.15.

     "Consolidated Assets" shall mean, when  used  with
respect    to   the   Borrower   and   its   Restricted
Subsidiaries, all items which should be classified as assets on the Consolidated financial statements of the Borrower delivered to the Agent pursuant to Section
6.1, all as determined in conformity with GAAP.

     "Consolidated Capitalization" shall mean, when used with respect to the Borrower and its Restricted
Subsidiaries,  an  amount  equal  to  the  sum  of  (i)
Consolidated Equity plus (ii) Consolidated Funded Debt.

     "Consolidated Cash Flow" shall mean, with respect to the Borrower and its Restricted Subsidiaries for a particular period, without duplication, the sum of (i)
Consolidated Net Income of such Person during such fiscal period plus (ii) the Borrower's Consolidated depreciation, depletion, amortization and other non-cash items reducing Consolidated Net Income during such period, all determined in accordance with GAAP.

     "Consolidated  Debt  Service"  shall  mean,   with
respect to the Borrower and its Restricted Subsidiaries
for   a   particular  period,  the  sum  of   (i)   the
Consolidated Interest Expense, including all fees paid with respect to letters of credit, of the Borrower and its Restricted Subsidiaries paid during such period by the Borrower and its Restricted Subsidiaries plus (ii) the total scheduled principal payments on Consolidated
Funded  Debt  owing by the Borrower and its  Restricted
Subsidiaries on a Consolidated basis, paid during such period, all as determined in accordance with GAAP.

     "Consolidated EBITDA" shall mean, for a particular
period,  an amount equal to (a) all amounts  which,  in
accordance    with   generally   accepted    accounting
principles  consistently applied, would be included  as
Consolidated income from continuing operations  of  the
Borrower   and   its  Restricted  Subsidiaries   on   a
Consolidated    basis   before   income    taxes    and
extraordinary items, if any, for such period, plus  (b)
the   aggregate   amount  which,  in  accordance   with
generally  accepted accounting principles  consistently
applied,  was  deducted in determining the Consolidated
operating  income  from  continuing  operations   under
clause    (a)   in   respect   of   interest   expense,
depreciation,  depletion, amortization and  other  non-
cash  items reducing said Consolidated operating income
of   the   Borrower  and  its  Restricted  Subsidiaries
determined on a Consolidated basis for such period.

     "Consolidated Equity" shall mean, with respect  to
the  Borrower  and  its  Restricted  Subsidiaries,   at
anytime, the Consolidated Assets of the Borrower less the Consolidated Liabilities of the Borrower.

     "Consolidated Funded Debt" shall mean, without duplication and with respect to the Borrower and its Restricted Subsidiaries, at anytime, Debt in any of the following categories:

     (a) Debt of such Person for borrowed money or for the deferred purchase price of property or services;

      (b) Debt  of such Person which is evidenced by  a
          note,  bond, debenture or similar instrument,
          but  excluding  bonds or deposits  posted  in
          favor of the United States of America or  any
          state   securing   reclamation   obligations,
          obligations to plug abandoned wells or seal abandoned mines or obligations to clean up and restore the land on which such wells or mines are located;

     (c)  all   obligations   of  such   Person   under
          Capitalized Lease Obligations;

     (d)  all obligations of such Person in respect  of
          letters  of credit and acceptances issued  or
          created  for  the  account  of  such  Person,
          except     letters of credit in favor of  the
          United   States  of  America  or  any   state
          securing reclamation obligations, obligations to plug abandoned wells or seal abandoned mines or obligations to clean up and restore the land on which such wells or mines are located;

     (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof;

     (f) all obligations to pay production payments and to make capital contributions under joint venture or other similar agreements; and

     (g)  all  Accommodation Obligations of such Person
          with  respect  to  Consolidated  Funded  Debt
          described  in  subclauses  (a)  through   (f)
          above.

     "Consolidated Interest Expense" shall  mean,  with
respect    to   the   Borrower   and   its   Restricted
Subsidiaries, for any fiscal period, the  aggregate  of
all  costs, fees and expenses paid by the Borrower  and
its  Restricted Subsidiaries in such fiscal period  for
Consolidated  Funded  Debt,  which  are  classified  as
interest   expense   on   the  Consolidated   financial
statements   of   the  Borrower  and   its   Restricted
Subsidiaries, all as determined in conformity with GAAP.

     "Consolidated Liabilities" shall mean,  when  used
with   respect  to  the  Borrower  and  its  Restricted
Subsidiaries, all items which should be classified as liabilities on the Consolidated financial statements of the Borrower delivered to the Agent pursuant to Section
6.1, all as determined in conformity with GAAP.

     "Consolidated  Net  Income" shall  mean,  for  any
period, the net earnings (or loss) after taxes  of  the
Borrower   and   its  Restricted  Subsidiaries   on   a
Consolidated  basis  for  such  period  determined   in
conformity with GAAP.

     "Consolidated Tangible Net Worth" shall mean, with
respect    to   the   Borrower   and   its   Restricted
Subsidiaries, at any time, the Consolidated  Equity  of
the   Borrower,  at  such  time,  less  the  Borrower's
Consolidated Intangible Assets with a value of  greater
than  $1,000,000  at such time.  For purposes  of  this
definition, "Intangible Assets" shall mean  the  amount
(to  the  extent reflected in determining  Consolidated
Equity)  of all unamortized debt discount and  expense,
unamortized   deferred  charges,   goodwill,   patents,
trademarks, service marks, trade names, copyrights and organization expenses.

     "Contractual Obligation" as applied to any Person,
shall   mean  any  provision  of  any  stock  or  other
securities  issued  by that Person  or  any  indenture,
mortgage,   deed   of  trust,  contract,   undertaking,
document,  instrument or other agreement or  instrument
to  which that Person is a party or by which it or  any
of  its  properties is bound, or to which it or any  of
its   properties   is   subject   (including,   without
limitation, any restrictive covenant affecting such Person or any of its properties).

     "Credit Agreement" shall mean this Amended and Restated Credit Agreement dated as of July 30, 1999, among the Borrower, the Agent and the each of the Banks, as said agreement may be amended, modified, supplemented, and/or extended from time to time.

     "Debt"   shall  mean,  as  to  any   Person,   all
indebtedness,  liabilities  and  obligations  of   such
Person,  whether  matured or unmatured,  liquidated  or
unliquidated, primary or secondary, direct or indirect,
absolute,  fixed  or  contingent, and  whether  or  not
required  to  be  considered  pursuant  to  GAAP.  Debt
includes,   without   limiting  the   foregoing,    (a)
indebtedness of such Person for borrowed money  or  for
the deferred purchase price of property or services  or
which  is  evidenced  by  a note,  bond,  debenture  or
similar     instrument,    (including     Environmental
Liabilities  or  liabilities  to  the  PBGC),  (b)  all
obligations  of  such  Person under  Capitalized  Lease
Obligations,  (c)  all obligations of  such  Person  in
respect of letters of credit and acceptances issued  or
created  for  the  account  of  such  Person,  (d)  all
liabilities  secured by any Lien on any property  owned
by  such Person even though such Person has not assumed
or otherwise become liable for the payment thereof, (e)
all  Accommodation Obligations of such Person, (f)  all
obligations  to  pay production payments  and  to  make
capital  contributions  under joint  venture  or  other
similar  agreements,  (g) all net payments  or  amounts
owing  by such Person in respect of Hedge Transactions,
interest  rate protection agreements, foreign  currency
exchange agreements, commodity swap agreements or other
interest,   exchange   rate   or   commodity    hedging
arrangements,  and  (h)  liabilities  in   respect   of
Unfunded Vested Liabilities. The Debt of a Person shall
include the Debt of any partnership or joint venture in
which such Person is a general or venture partner.  The
Debt  of  a Person shall not include (i) trade payables
and   expense  accruals  incurred  or  assumed  in  the
ordinary course of such Person's business, provided such payables have not remained unpaid for a period of ninety (90) days after the same became due unless such Person is diligently contesting same in good faith or
(ii) bonds, letters of credit or deposits posted in favor of the United States of America or any state securing reclamation obligations, obligations to plug abandoned wells or seal abandoned mines or obligations to clean up and restore the land on which such wells or mines are located.

     "Debtor  Relief  Laws" shall mean  the  Bankruptcy
Code and all other applicable dissolution, liquidation,
conservatorship,  bankruptcy, moratorium,  readjustment
of   debt,   compromise,  rearrangement,  receivership,
insolvency, reorganization, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

     "Default" shall mean any Event of Default and the occurrence of any event or condition which would with the giving of any requisite Default Notice and/or the passage of time or both constitute an Event of Default.

     "Default  Rate"  shall  mean  the  interest   rate
described in Section 2.8.

     "Designated Borrowing Base" shall have the meaning assigned to that term in Section 3.3.

     "Determination Date" shall mean (a) each  December
1  and  June  1,  and (b) with respect to  any  Special
Determination, the first day of the first  month  which
is  not  less  than twenty (20) Domestic Business  Days
following   the  date  of  a  request  for  a   Special
Determination.

     "Distribution" shall mean any dividend payable  in
cash  or property with respect to any shares of capital
stock of the Borrower or any Subsidiary of the Borrower
(other  than  dividends payable in shares of  the  same
class  of  common, preferred or other capital stock  as
the  shares upon which the dividend is being paid), any
other  distribution made with respect to any shares  of
capital stock of the Borrower or any Subsidiary of  the
Borrower, or any purchase, redemption or retirement of,
or  other payment with respect to, or sinking or  other
analogous    fund   for   the   purchase,   redemption,
defeasance,  retirement or other  acquisition  of,  any
shares  of  capital  stock  of  the  Borrower  or   and
Subsidiary of the Borrower.

     "Documentation  Agent"  shall  have  the   meaning
assigned to that term in the introduction to this Credit Agreement.

     "Dollars" and the symbol "$" shall mean the lawful currency of the United States.

     "Effective Date" shall mean the date on which all of the conditions precedent to the making of the Revolving Credit Loans set forth in Section 4.1 are first satisfied or waived by the Banks and the initial
Revolving Credit Loans are made.

     "Eligible Assignee" shall mean any of (i)  a  Bank
or  any  Affiliate  of a Bank; (ii) a  commercial  bank
organized under the laws of the United States,  or  any
state   thereof  having  total  assets  in  excess   of
$1,000,000,000; (iii) a commercial bank organized under
the  laws of any other country which is a member of the
OECD,  or  a political subdivision of any such  country
having   total  assets  in  excess  of  $1,000,000,000,
provided that such bank is acting through its main office or a branch or agency located in the country in which it is organized or another country which is also a member of the OECD having total assets in excess of $1,000,000,000; (iv) the central bank of any country which is a member of the OECD or (v) a finance company, insurance company or other financial institution or fund having total assets in excess of $1,000,000,000, provided that a holder, either directly or indirectly, of capital stock or of any right to acquire capital stock of the Borrower or any Affiliate of the Borrower shall not be an Eligible Assignee.

     "Environmental  Laws" shall  mean  any  applicable
federal,   state,   or   local  statute,   law,   rule,
regulation, ordinance, code, permit, consent, approval,
license,  written policy or rule of common law  now  or
hereafter  in  effect and in each case as amended,  and
any  judicial or administrative interpretation thereof,
including   any   judicial  or  administrative   order,
injunction,  consent  decree  or  judgment,  or   other
authorization  or  requirement  whenever   promulgated,
issued  or  modified,  including  the  requirement   to
register  underground storage tanks, well plugging  and
abandonment  requirements,  and  oil  and   gas   waste
disposal requirements relating to:

          (i)      emissions,    discharges,    spills,
     migration,   movement,  releases   or   threatened
     releases  of  pollutants, contaminants,  Hazardous
     Materials,  or  hazardous or  toxic  materials  or
     wastes  into  or  onto soil,  land,  ambient  air,
     surface   water,   ground   water,   watercourses,
     publicly owned treatment works, drains, sewer systems, wetlands or septic systems;

          (ii)  the  use, treatment, storage, disposal,
     handling,   manufacturing,   transportation,    or
     shipment   of  Hazardous  Materials  or  hazardous
     and?or  toxic  wastes, material, products  or  by-
     products  containing Hazardous  Materials  (or  of
     equipment   or   apparatus  containing   Hazardous
     Materials); or

            (iii)    otherwise relating to pollution or
     the protection of human health or the environment,
     including,  without limitation, the  Comprehensive
     Environmental    Response,    Compensation,    and
     Liability  Act of 1980, 42 U.S.C.  9601  et  seq.,
     as amended, the Resource Conservation and Recovery
     Act,  42  U.S.C.   6901 et seq., as  amended,  the
     Hazardous Materials Transportation Act, 49  U.S.C.
       1801  et seq., as amended, the Clean Water  Act,
     33  U.S.C.   1251 et seq., as amended,  the  Toxic
     Substances Control Act, 15 U.S.C.  2601  et  seq.,
     as  amended,; the Clean Air Act, 42  U.S.C.   7401
     et  seq.,  as amended, the federal Water Pollution
     Control  Act, 33 U.S.C. 1251 et seq., as  amended,
     the  Safe Drinking Water Act, 42 U.S.C.   300f  et
     seq., as amended, the Atomic Energy Act, 42 U.S.C.
       2011  et  seq.,  as  amended,  the  Natural  Gas
     Pipeline  Safety Act of 1968, 49  U.S.C.  1671  et
     seq.,   as   amended,  the  Federal   Insecticide,
     Fungicide  and Rodenticide Act, 7 U.S.C.   136  et
     seq., as amended, and the Occupational Safety  and
     Health  Act,  29 U.S.C.  651 et seq., as  amended,
     and  all  comparable statutes  of  the  States  of
     Kentucky,  Pennsylvania, Tennessee,  Virginia  and
     West    Virginia,   and   all   comparable   local
     governmental regulations in such states, and other environmental, conservation or protection laws in effect in any jurisdiction where any real Property of the Borrower or any Subsidiary of the Borrower is located.

     "Environmental   Liabilities"  shall   mean   with
respect   to  any  Person,  any  and  all  liabilities,
responsibilities, losses, sums paid  in  settlement  of
claims,   obligations,  charges,  actions  (formal   or
informal),   claims  (including,  without   limitation,
claims  for  personal injury or for  real  or  personal
property  damage),  liens, administrative  proceedings,
damages (including, without limitation, loss or  damage
resulting  from the occurrence of an Event of Default),
punitive   damages,   consequential   damages,   treble
damages,    penalties,   fines,   monetary   sanctions,
interest, court costs, response and remediation  costs,
stabilization  costs, encapsulation  costs,  treatment,
storage,  or disposal costs, groundwater monitoring  or
environmental  sampling costs, other causes  of  action
and  any  other costs and expenses (including,  without
limitation,   reasonable  attorneys',   experts',   and
consultants'   fees,   costs   of   investigation   and
feasibility studies and disbursements in connection with any investigative, administrative or judicial proceeding) , whether direct or indirect, known or unknown, absolute or contingent, past, present or future arising under, pursuant to or in connection with any Environmental Law, or any other binding obligation of such Person requiring abatement of pollution or protection of human health and the environment.

     "Environmental Lien" shall mean a Lien in favor of
any  Governmental Authority for (i) any liability under
Environmental  Laws or (ii) damages  arising  from,  or
costs  incurred  by  such  Governmental  Authority   in
response to, a Release or threatened Release of a Hazardous Substance into the environment.

     "Equities"  shall  mean  Penn  Virginia   Equities
Corporation, a Delaware corporation and a wholly  owned
Subsidiary of the Borrower.

     "ERISA"  shall  mean  the United  States  Employee
Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

     "ERISA Affiliate" shall mean any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower, (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Borrower, (iii) member of the same affiliated service group (within the meaning of Section
414(m)  of  the  Code) as the Borrower  or  (iv)  other
Person required to be aggregated with the Borrower or an ERISA Affiliate thereof, as defined above, pursuant to Section 414(o) of the Code.

      "Eurocurrency Liabilities" shall have the meaning assigned to that term in Regulation D.

     "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

     "Eurodollar  Interest  Period"  shall  mean,  with
respect to each Eurodollar Borrowing, a period of  one,
two, three or six months, as specified in the Borrowing
Request  submitted pursuant to Section 2.2 with respect
thereto,  beginning on and including the date specified
in  such  Borrowing Request (which must be  a  Business
Day)   and   ending  on  the  date  which   corresponds
numerically to such beginning date one, two,  three  or
six  months  thereafter  (or  if  such  month  has   no
numerically  corresponding date, on the  last  Business
Day  of  such  month);  provided that  each  Eurodollar
Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day unless such next succeeding
Business Day is the first Business Day of a calendar month, in which case such Eurodollar Interest Period shall end on the Business Day next preceding such numerically corresponding day. No Eurodollar Interest
Period may be elected which would end after the Maturity Date.

     "Eurodollar Loan" shall mean any Revolving  Credit
Loan bearing interest at a rate determined by reference
to   the   Eurodollar  Rate  in  accordance  with   the
provisions of Article II.

     "Eurodollar Rate" shall mean, with respect to each
Eurodollar   Loan  comprising  part  of  a   Eurodollar
Borrowing  and  with respect to the related  Eurodollar
Interest  Period,  the  rate  of  interest  per   annum
(rounded upward to the nearest 1/16 of one percent) determined pursuant to the following formula:

                                Eurodollar (Unadjusted)
     Eurodollar  Rate      =        1.00  -  Eurodollar
     Reserve Percentage

     "Eurodollar Reserve Percentage" of any  Bank  with
respect  to  any  Eurodollar Interest  Period  for  any
Eurodollar  Loan of such Bank shall mean,  the  reserve
percentage  (expressed  as  a  decimal)  equal  to  the
maximum  aggregate reserve requirements (including  all
basic,  emergency,  supplemental,  marginal  and  other
reserves  and  taking  into  account  any  transitional
adjustments  or  other  scheduled  changes  in  reserve
requirements) specified under regulations  issued  from
time  to  time by the Board of Governors of the Federal
Reserve  System  and  then  applicable  to  assets   or
liabilities  consisting  of and including  Eurocurrency
Liabilities  having  a  term  approximately  equal   or
comparable to such Eurodollar Interest Period.

     "Eurodollar (Unadjusted)" shall mean, with respect
to  each  day  during each Eurodollar  Interest  Period
pertaining   to  each  Eurodollar  Loan  comprising   a
Eurodollar Borrowing, the rate per annum equal to the rate at which Chase is offered Dollar deposits at or about 11:00 A.M., Houston, Texas time, two Business
Days prior to the beginning of such Eurodollar Interest
Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Eurodollar Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Borrowing to be outstanding during such Eurodollar Interest Period.

     "Event   of   Default"  shall  have  the   meaning
specified in Section 8.1.

     "Existing  Debt"   shall  mean,  at  the  time  of
determination, the aggregate principal then outstanding on Consolidated Funded Debt described in Schedule 7.1.

     "Existing  Litigation"  shall  mean  all  actions,
suits,  proceedings,  governmental  investigations   or
arbitration disclosed in Schedule 5.10 hereto.

     "Existing Plans" shall have the meaning specified in Section 7.9.

     "FDIC"  shall  mean the Federal Deposit  Insurance
Corporation (or any successor).

     "Federal  Funds  Effective Rate"  shall  have  the
meaning  specified  in  the  definition  of  the   term
"Alternate Base Rate".

     "Fiscal Quarter" shall mean a three-month period ending on the last day of December, March, June or September of any year.

     "Fiscal Year" shall mean a twelve-month period ending on December 31 of any year.

     "GAAP"  shall  mean generally accepted  accounting
principles set forth in the opinions and pronouncements
of  the  Accounting Principles Board  of  the  American
Institute   of   Certified   Public   Accountants   and
statements   and   pronouncements  of   the   Financial
Accounting  Standards Board or in such other statements
by   such  other  entity  as  may  be  approved  by   a
significant segment of the accounting profession, which are consistent with those applied in the preparation of the financial statements of the Borrower referred to in
Section 5.9(a).

     "Gas Balancing Agreement" shall mean any agreement or arrangement whereby any Person having an interest in any Hydrocarbons to be produced from the Oil and Gas
Interests of the Borrower and its Subsidiaries has a right to take more than its proportionate share of production therefrom.

     "Government   Securities"   shall   mean   readily
marketable direct full faith and credit obligations  of
the   United   States  or  obligations  unconditionally
guaranteed  by the full faith and credit of the  United
States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States).

     "Governmental    Approval"    shall    mean    any
authorization,   consent,  approval,  license,   lease,
ruling,  permit, certification, exemption, filing  for,
or  registration by or with any Governmental  Authority
required  by  the  Borrower or any  Subsidiary  of  the
Borrower in connection with (i) the execution, delivery
and  performance of the Loan Documents by any  of  such
Persons  and  the  borrowing of any  funds  under  this
Credit  Agreement, (ii) the validity or  enforceability
of  the Loan Documents and the exercise by the Agent or
any  Bank of its rights and remedies thereunder, and/or
(iii)  the  acquisition,  maintenance,  ownership   and
operation of the Borrowing Base Assets.

     "Governmental Authority" shall mean any nation  or
government,  any federal, state, province, city,  town,
municipality,   county,  local   or   other   political
subdivision  thereof  or thereto  and  any  department,
commission, board, bureau, instrumentality,  agency  or
other   entity   exercising   executive,   legislative,
judicial, regulatory or administrative functions of or pertaining to government.

     "Hazardous  Substances" shall mean  (1)  hazardous
materials,  hazardous wastes, and hazardous  substances
including,   but  not  limited  to,  those  substances,
materials  and  wastes  listed  in  the  United  States
Department of Transportation Hazardous Materials Table,
49  C.F.R..  172.101,  as amended,  or  listed  by  the
federal  Environmental Protection Agency  as  hazardous
substances under or pursuant to 40 C.F.R. Part 302,  as
amended,  or  substances,  materials,  contaminants  or
wastes   which  are  or  become  regulated  under   any
Environmental Law, including without limitation,  those
substances,  materials,  contaminants  or   wastes   as
defined   in   the   following   statutes   and   their
implementing  regulations:   the  Hazardous   Materials
Transportation  Act,  49  U.S.C.  1801  et   seq.,   as
amended, the Resource Conservation and Recovery Act, 42
U.S.C.  6901  et  seq., as amended,  the  Comprehensive
Environmental Response, Compensation and Liability Act,
42   U.S.C.  9601  et  seq.,  as  amended;  the   Toxic
Substances  Control Act, 15 U.S.C.  2601  et  seq.,  as
amended; the Clean Air Act, 42 U.S.C. 7401 et seq.,  as
amended,  the federal Water Pollution Control  Act,  33
U.S.C.  1251  et  seq.,  as amended,  the  Occupational
Safety  and  Health  Act,  2 U.S.C.  651  et  seq.,  as
amended,  the Safe Drinking Water Act, 42  U.S.C.  300f
et seq., as amended and the Natural Gas Pipeline Safety
Act  of  1968, 49 U.S.C. 1671 et seq., as amended;  (2)
all   substances,  materials,  contaminants  or  wastes
listed  in  all  comparable statutes of the  States  of
Kentucky,  Pennsylvania, Tennessee, Virginia  and  West
Virginia and in comparable local Requirements of Law in
such  states; (3) acid gas, sour water streams or  sour
water  vapor  streams  containing hydrogen  sulfide  or
other forms of sulfur, sodium hydrosulfide and ammonia;
(4)  Hydrocarbons; (5) natural gas, synthetic gas,  and
any  mixtures thereof; (6) asbestos and?or any material
which  contains 1% or more, by weight, of any  hydrated
mineral   silicate,  including  but  not   limited   to
chrysotile,     amosite,    crocidolite,     tremolite,
anthophylite and?or actinolite, whether friable or non-friable; (7) PCB's, or PCB containing materials or fluids; (8) radon; (9) naturally occurring radioactive material, radioactive substances or waste; (10) salt water and other oil and gas wastes and (11) any other hazardous or noxious substance, material, pollutant, emission, or solid, liquid or gaseous waste.

     "Hedge   Transaction"  shall  mean  a  transaction
pursuant   to  which  the  Borrower  or  any   of   its
Subsidiaries fix the price to be received by  them  for
future production of Hydrocarbons, including price swap
agreements under which the Borrower or its Subsidiaries
agree  to  pay  a  price  for  a  specified  amount  of
Hydrocarbons  determined by reference to  a  recognized
market  on  a specified future date and the contracting
party agrees to pay the Borrower or its Subsidiaries  a
fixed   price  for  the  same  or  similar  amount   of
Hydrocarbons.

     "Highest  Lawful  Rate"  shall  mean,  as   of   a
particular date and as to any Bank, the maximum nonusurious interest rate that may under applicable law then be contracted for, charged or received by such Bank in connection with its Revolving Credit Loans.

     "Hostile Acquisition" shall mean any transaction in which the Borrower or its Subsidiaries, directly or indirectly, purchases or offers to purchase or acquire, in any transaction or series of transactions, an aggregate of 5% or more of the equity securities or controlling interest of any Person, for any type of consideration, without the prior written consent of such Person or such Person's Board of Directors or controlling body.

     "Hydrocarbons"  shall  mean oil,  gas,  casinghead
gas,   condensate,  distillate,  liquid   hydrocarbons,
gaseous   hydrocarbons  and  all  products   separated,
settled  and  dehydrated  therefrom  and  all  products
refined   therefrom,  including,  without   limitation,
kerosene, liquified petroleum gas, refined lubricating oils, diesel fuel, drip gasoline, natural gasoline, helium, sulfur and all other minerals.

     "Immaterial Oil and Gas Interests" shall have the meaning assigned to that term in Section 5.6 hereof.

     "Initial Borrowing Base Asset Reports" shall  mean
(i)  the  Reserve  Report  covering  the  Oil  and  Gas
Interests of the Borrower and its Subsidiaries prepared as of December 31, 1998, by the Approved Petroleum
Engineer, and (ii) the Coal Reserve Report covering the
Coal Interests of the Borrower and its Subsidiaries prepared as of December 31, 1998, by the personnel of the Borrower and its Subsidiaries, complete and correct copies of which have been furnished by the Borrower to the Banks.

     "Initial  Credit Agreement" shall mean the  Credit
Agreement  dated  as  of  August  2,  1996,  among  the
Borrower, the Agent and the each of the Banks  thereto,
as   said   agreement   may   be   amended,   modified,
supplemented, and/or extended from time to time.

     "Initial Financial Statements" shall mean (i)  the
audited annual Consolidated financial statements of the
Borrower and its Consolidated Subsidiaries dated as  of
December  31,  1998 and (ii) the quarterly Consolidated
financial   statement   of   the   Borrower   and   its
Subsidiaries dated as of March 31, 1999, copies of which Initial Financial Statements have heretofore been delivered by the Borrower to the Banks.

     "Interest  Payment  Date"  shall  mean  any   date
interest  is due pursuant to the provisions of  Section
2.7(b) hereof.

     "Investment"  shall  mean,  as  applied   to   the
Borrower or a Subsidiary of the Borrower, any direct or
indirect  purchase or other acquisition by the Borrower
or  such  Subsidiary of stock, partnership interest  or
other  equity  interest, or of  a  beneficial  interest
therein,  of  any  other  Person,  and  any  direct  or
indirect  loan,  advance  (other  than  deposits   with
financial  institutions  available  for  withdrawal  on
demand,  prepaid  expenses, advances to  employees  and
similar  items made or incurred in the ordinary  course
of  business), or capital contribution by the  Borrower
or  such Subsidiary to any other Person, including  all
Debt  and accounts owed by that other Person which  are
not current assets or did not arise from sales of goods
or  services to the Borrower or such Subsidiary in  the
ordinary  course  of  business.   The  amount  of   any
Investment shall be determined in conformity with GAAP.

     "IRS" shall mean the Internal Revenue Service or any successor agency.

     "Issuing Bank" shall mean Chase.

     "Lending Office" shall mean, with respect to  each
Bank,   the   branch  or  branches  (or  Affiliate   or
Affiliates) from which such Bank's Eurodollar Loans or ABR Loans, as the case may be, are made or maintained and for the account of which payments of principal of, and interest on, such Bank's Eurodollar Loans or ABR
Loans are made.

     "Letter of Credit" shall mean a Standby Letter of Credit requested to be issued under the Letter of Credit Commitment.

     "Letter of Credit Application" shall mean the application to the Issuing Bank by the Borrower for the issuance of a Standby Letter of Credit in substantially the form of Exhibit C hereto.

     "Letter of Credit Commitment" shall mean with respect to each Bank, the lesser of (a) such Bank's
Commitment  Percentage  of  $10,000,000  and  (b)  such
Bank's Commitment.

     "Letter of Credit Exposure" of any Bank shall mean such Bank's aggregate participation in the unfunded portion of Letters of Credit outstanding at any time.

     "Lexington" shall mean Lexington Land  Company,  a
Delaware corporation and a wholly-owned Subsidiary of PVCC.

     "Lien" shall mean, with respect to any asset,  (a)
any   mortgage,  deed  of  trust,  production  payment,
deposit, lien, charge, pledge, security interest, claim
or  encumbrance  of  any  kind  (whether  voluntary  or
involuntary,  affirmative  or  negative,  and   whether
imposed  or  created by operation of law or  otherwise)
upon  such  asset, (b) the interest of a  vendor  or  a
lessor  under  any conditional sale agreement,  capital
lease  or  other title retention agreement relating  to
such  asset  and  (c)  in the case of  securities,  any
purchase option, call or similar right of a third party
with respect to such securities but excluding any right
of   offset  which  arises  without  agreement  in  the
ordinary course of business.

     "Loan Documents" shall mean this Credit Agreement,
each of the Notes, the Subsidiary Guaranty, the Letters
of  Credit,  the  Letter  of  Credit  Applications  and
reimbursement   agreements   executed   in   connection
therewith, each Compliance Certificate, each Notice of Conversion or Continuance, each Borrowing Request, all
Reserve Reports, all Borrowing Base Asset Reports, all legal opinions and when executed and delivered by the parties thereto, all other agreements, certificates, instruments and documents executed in connection with the Credit Agreement, as the same may be amended, modified, supplemented or extended from time to time.

     "Loan(s)" shall mean all Revolving Credit Loans.

     "Majority Banks" shall mean those Banks holding more than 66-2?3% of the Utilized Credit, or, if no Utilized Credit is outstanding, at least 66-2?3% of the Total Commitment.

     "Margin Stock" shall have the meaning given to such term under Regulation U.

     "Material  Adverse  Effect"  shall  mean   (a)   a
material  adverse  effect  on  the  business,   assets,
operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, (b) material impairment of the ability of the Borrower or any of its Subsidiaries to perform timely any of its respective Obligations under any Loan Document to which it is or will be a party, or (c) material impairment of the rights of or benefits available to the Banks under any Loan Document.

     "Material   Contract"  shall  mean  any  contract,
agreement or instrument to which the Borrower or any of
its  Restricted Subsidiaries is a party (i) which calls
for  payments to or from the Borrower or any Subsidiary
of  the  Borrower of an amount in excess of  $2,000,000
during any twelve month period or (ii) pursuant to which the Borrower or any Subsidiary of the Borrower acquires any right to an interest in real or personal property or a right to obtain services if the Borrower or such Subsidiary's inability to obtain any such right could reasonably be expected to result in a Material
Adverse Effect.

     "Material  Restricted  Subsidiaries"  shall   mean
those  certain  Restricted Subsidiaries with  Borrowing
Base Assets greater than $2,000,000.

     "Maturity Date" shall mean June 30, 2003, or the earlier date of termination in whole of the Commitments or as extended pursuant to the provisions contained in
Section 2.21 hereof.

     "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five (5) plan years made or accrued an obligation to make contributions.

     "Norfolk Common Stock" shall mean the common stock of the Norfolk Southern Corporation, par value of $1.00.

     "Notes" shall mean the promissory notes of the Borrower dated the Effective Date payable to the order of each Bank, substantially in the form of Exhibit D.

     "Notice of Conversion or Continuation" shall mean a Notice of Conversion or Continuation in the form of Exhibit E signed by a Responsible Officer of the Borrower.

     "Obligations"   shall   mean   all    obligations,
liabilities  and indebtedness of every  nature  of  the
Borrower  and its Subsidiaries from time to time  owing
to  any  Bank  under  any Loan Document  to  which  the
Borrower  or  such  Subsidiary is a  party,  including,
without limitation, (a) the due and punctual payment of
(x)  the  principal of and interest  on  the  Revolving
Credit  Loans,  Letters  of  Credit  and  reimbursement
obligations  under Letter of Credit Applications,  when
and  as due, whether at maturity, by acceleration, upon
one  or  more  dates set for prepayment  or  otherwise,
including,  to the extent permitted by applicable  law,
interest  that  accrues after the commencement  of  any
proceeding  by or against the Borrower or  any  of  its
Subsidiaries  under the Bankruptcy Code and  all  other
applicable  Debtor  Relief  Laws  and  (y)  all   other
monetary   obligations   of  the   Borrower   and   its
Subsidiaries  to  any Bank under this Credit  Agreement
and  each  of  the other Loan Documents  to  which  the
Borrower  or such Subsidiary is a party, including  any
and  all fees, costs, expenses and indemnities and  (b)
the   due   and  punctual  performance  of  all   other
obligations of the Borrower and its Subsidiaries under this Credit Agreement and each other Loan Document to which the Borrower or such Subsidiary is a party.
"Obligation" means any part of the Obligations.

     "Oil  and  Gas Interests" shall mean any  and  all
rights,  estates, titles and interests in any  oil  and
gas   wells,   oil,  gas,  sulfur  and  other   mineral
leaseholds  and  fee interests, all overriding  royalty
interests,  mineral interests, royalty  interests,  net
profits  interests, oil payments, production  payments,
carried  interests and any and all other  interests  in
Hydrocarbons,  whether  any of  the  same  be  real  or
personal,  now  owned  or  hereafter  acquired  by  the
Borrower  or  its Subsidiaries, directly or  indirectly
together  with rights, titles and interests created  by
or   arising   under  the  terms  of  any  unitization,
communitization,    and    pooling    agreements     or
arrangements, and all properties, rights and interests covered thereby, whether arising by contract, by order, or by operation of laws, which now or hereafter include all or any part of the foregoing.

     "Opinion of the Borrower's Counsel" shall mean the
favorable written legal opinion of Nancy Snyder,  legal
counsel to the Borrower and its Subsidiaries, dated  as
of   the  Closing  Date,  and  in  form  and  substance
satisfactory to the Agent.

     "Participants" shall have the meaning assigned to that term in Section 10.9 hereof.

     "PBGC"  shall  mean the Pension  Benefit  Guaranty
Corporation or any entity succeeding to all or any of its functions under ERISA.

     "Permitted Liens" shall mean with respect to the Borrower or any Subsidiary of the Borrower:

     (a) Liens (if any) securing the Notes in favor of the Banks;

     (b)   Inchoate  Liens incident to construction  or
maintenance  of  real property or with respect  to  the
conduct of the Borrower's business with respect to  the
Coal  Interests and the Oil and Gas Interests, or Liens
incident  to  construction  or  maintenance   of   real
property,  now or hereafter filed of record  for  which
adequate  reserves with respect thereto are  maintained
on  its  books  in accordance with GAAP and  which  are
being diligently contested in good faith by appropriate
proceedings   and  have  not  proceeded  to   judgment,
provided   that,  by  reason  of  nonpayment   of   the
obligations  secured  by  such  Liens,  no  such   real
property is subject to a material risk of loss or forfeiture prior to judgment;

     (c) Liens for taxes and assessments on real property which are not yet past due, or Liens for taxes and assessments on real property for which adequate reserves with respect thereto are maintained on its books in accordance with GAAP and which taxes and assessments are being diligently contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations secured by such Liens, no such real property is subject to a material risk of loss or forfeiture prior to judgment;

     (d) Imperfections and irregularities in title to any property which in the aggregate do not materially impair the marketability or use of such property for the purposes for which it is or may reasonably be expected to be held;

     (e)  Easements, exceptions, reservations, or other
agreements  for  the  purpose of  pipelines,  conduits,
cables,  wire  communication  lines,  power  lines  and
substations,   streets,  trails,  walkways,   drainage,
irrigation,   water,  and  sewerage  purposes,   dikes,
canals, ditches, the removal of oil, gas, coal, or other minerals, and other like purposes affecting real property which in the aggregate do not materially burden or impair the marketability or use of such real property for the purposes for which it is or may reasonably be expected to be held;

     (f)    Non-consensual  Liens   imposed   by   Law,
including     carrier's,    mechanics',     landlord's,
warehousemen's or other similar Liens, other than those
described in clauses (b) or (c) above, arising  in  the
ordinary course of business with respect to obligations
which  are  not  delinquent  or  are  being  diligently
contested  in  good  faith by appropriate  proceedings,
provided  that, if delinquent, adequate  reserves  with
respect   thereto  are  maintained  on  its  books   in
accordance with GAAP and, by reason of nonpayment, no property is subject to a material risk of loss or forfeiture prior to judgment;

     (g) Liens consisting of pledges or deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

     (h)   Liens consisting of deposits of property  to
secure  the performance of bids, trade contracts (other
than  for  Debt), leases (other than Capitalized  Lease
Obligations), statutory obligations, surety and  appeal
bonds,  performance bonds and other  obligations  of  a
like   nature  incurred  in  the  ordinary  course   of
business;

      (i)  Lease burdens payable to third parties which
are   either   (i)  deducted  in  the  calculation   of
discounted  present value of the Oil and Gas  Interests
covered  in  the  Reserve  Reports  including,  without
limitation, any royalty, overriding royalty, net profit
interests,  production  payment,  carried  interest  or
reversionary working interest which has been  disclosed
to   the   Agent  in  writing,  or  (ii)  which  burden
properties  which  are  not  included  in  the  Reserve
Reports or the Coal Reserve Reports;

     (j) Liens arising under operating, pooling or unitization agreements of a scope and nature customary in the oil and gas industry;

     (k)   Liens arising under, in connection  with  or
related  to farm-out, farm-in, joint operating or  area
of  mutual  interest  agreements or  other  similar  or
customary   arrangements,  agreements   or   interests,
incurred in the ordinary course of business and to the extent such Liens are limited in recourse to (x) the properties subject to such interests or agreements, (y) the Hydrocarbons produced from such properties and (z) the proceeds of such Hydrocarbons;

     (l) Purchase money Liens upon or in any property acquired by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the deferred portion of the purchase price of such property or any indebtedness incurred to finance the acquisition of such property provided, however, that (i) no such Lien shall be extended to cover property other than the property being acquired (ii) the Debt secured thereby is permitted pursuant to Section 7.1(h);

     (m) All other non-consensual Liens arising in the ordinary course of the Borrower's or such Subsidiaries' business or incidental to the ownership of their properties;

provided that no Permitted Lien referred to above shall
(i) secure any Debt except for Debt permitted pursuant to subparagraphs (a), (e) or (h) of Section 7.1 hereof or (ii) in the aggregate materially detract from the marketability of the material Borrowing Base Assets or materially impair the use thereof in the operation of the business of the Borrower or such Subsidiary.

     "Person"  shall  mean an individual,  partnership,
corporation  (including a business trust), joint  stock
company,   trust,  unincorporated  association,   joint
venture  or  other  entity,  or  a  foreign  state   or
political subdivision thereof or any agency of such state or subdivision.

     "Prime Rate" shall have the meaning specified in the definition of the term "Alternate Base Rate."

     "Proved    Developed   Behind   Pipe   Hydrocarbon
Reserves" shall mean Proved Hydrocarbon Reserves which are recoverable from zones behind casing in existing wells, which will require additional completion work or a future recompletion prior to the start of production.

     "Proved    Developed   Non-Producing   Hydrocarbon
Reserves"  shall mean the summation of Proved Developed
Behind  Pipe Hydrocarbon Reserves and Proved  Developed
Shut-in Hydrocarbon Reserves.

     "Proved  Developed Producing Hydrocarbon Reserves"
shall mean those Proved Hydrocarbon Reserves which  are
recoverable  from completion intervals  currently  open
and  producing  to market.  Improved recovery  reserves
are  considered to be producing only after an  improved
recovery   project  has  been  installed  and   is   in
operation.

     "Proved  Developed  Shut-in Hydrocarbon  Reserves"
shall   mean  Proved  Hydrocarbon  Reserves  that   are
recoverable from completion intervals open as of the date of estimation, but which are not producing as of such date.

     "Proved  Hydrocarbon Reserves"  shall  mean  those
recoverable  Hydrocarbons which have been proved  to  a
high   degree  of  certainty  by  reason  of   existing
production,  adequate testing, or in certain  cases  by
adequate  core data and other engineering and  geologic
information  on  zones which are  present  in  existing
wells  or  in known reservoirs.  Reserves that  can  be
produced   economically  through  the  application   of
established  improved recovery techniques are  included
in   the  proved  classification  when  (a)  successful
testing  by  a  pilot project or the operation  of  any
installed  program  in that reservoir  or  one  in  the
immediate  area with similar rock and fluid  properties
provides support for the engineering analysis on  which
the  project  or  program was  based,  and  (b)  it  is
reasonably certain the project will proceed.   Reserves
to  be  recovered by improved recovery techniques  that
have   yet   to   be   established   through   repeated
economically successful applications are included in the proved category only after successful testing by a pilot project or after the operation of an installed program in the reservoir provides support for the engineering analysis on which the project or program was based. Improved recovery includes all methods for supplement natural reservoir including (1) pressure maintenance, (2) cycling and (3) secondary recovery in its original sense. Improved recovery also includes the enhanced recovery methods of thermal, chemical flooding, and the use of miscible and immiscible displacement fluids.

     "Proved Reserves" shall mean the meaning assigned to that term in the definition of "Reserve Report".

     "Proved  Undeveloped Hydrocarbon  Reserves"  shall
mean  Proved  Hydrocarbon Reserves that are recoverable
(i)  by  new  wells  on  undrilled  acreage,  (ii)   by
replacement  wells on previously drilled and  producing
acreage or (iii) from existing wells where a relatively
large expenditure is required for recompletion and from
acreage  where the application of an improved  recovery
technique  is planned and the costs required  to  place
the  project in operation are relatively large.  Proved
Undeveloped  Hydrocarbon Reserves on undrilled  acreage
shall  be  limited  to those drilling units  offsetting
productive   units  that  are  reasonably  certain   of
production  when drilled.  Proved Hydrocarbon  Reserves
for   other  undrilled  units  are  Proved  Undeveloped
Hydrocarbon Reserves only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation.

     "PVCC"  shall mean Penn Virginia Coal  Company,  a
Virginia corporation and a wholly owned Subsidiary of the Borrower.

     "PVHC"  shall mean Penn Virginia Holding Corp.,  a
Delaware corporation and a wholly-owned Subsidiary of Borrower.

     "PVOG"  shall  mean  Penn  Virginia  Oil   &   Gas
Corporation, a Virginia corporation and a wholly  owned
Subsidiary of the Borrower.

     "Register"  shall  have the meaning  specified  in
Section 10.9(f) hereof.

     "Regulation D" shall mean Regulation D of the Board (respecting reserve requirements), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

     "Regulation U" shall mean Regulation U of the Board (respecting margin credit extended by banks), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

     "Regulation X" shall mean Regulation X of the Board (respecting borrowers who obtain margin credit), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

     "Release" shall mean any release, spill, emission,
leak,    injection,   deposit,   disposal,   discharge,
dispersal,  leaching  or  migration  of  any  Hazardous
Substance  into the environment or into or out  of  any
real property of the Borrower or any Subsidiary of  the
Borrower,   including   the   movement   of   Hazardous
Substances through or in the air, soil, surface water, groundwater and?or land in violation of Environmental
Laws.

     "Remedial Action" shall mean actions required by a Governmental Agency to (i) clean up, remove, treat or in any other way address Hazardous Substances in the environment, (ii) prevent the Release or threat of Release or minimize the further Release of Hazardous
Substances so they do not migrate or endanger or threaten to endanger public health or welfare or the environment or (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care.

     "Reportable  Event" shall mean any of  the  events
described in Section 4043 or Section 4068(f)  of  ERISA
for which the thirty (30) day notice requirement of  29
C.F.R.  2615.3 has not been waived.

     "Requirements of Law" shall mean any federal, state or local law, rule or regulation, permit or other binding determination of any Governmental Authority applicable to the Borrower or any of its Subsidiaries or any of their respective properties or assets.

     "Reserve  Report" shall mean a report in form  and
substance  satisfactory  to each  Bank,  which  Reserve
Report shall be dated as of the next preceding December
31  or June 30, as the case may be, and shall review at
least  80% of the Proved Reserves attributable  to  the
Oil   and  Gas  Interests  of  the  Borrower  and   its
Subsidiaries (and showing any material additions to  or
deletions from the Oil and Gas Interests covered by the
previous  Reserve Report made by the Borrower  and  its
Subsidiaries  since  the date of the  previous  Reserve
Report), shall set forth the Proved Developed Producing
Hydrocarbon  Reserves,  Proved  Developed  Behind  Pipe
Hydrocarbon   Reserves,   Proved   Developed    Shut-In
Hydrocarbon Reserves and Proved Undeveloped Hydrocarbon
Reserves  (the "Proved Reserves") attributable  to  the
Oil  and Gas Interests and a projection of the rate  of
production  and net income with respect to  the  Proved
Reserves as of the date of such Reserve Report, all  in
accordance  with  the  guidelines  published   by   the
Securities  and  Exchange  Commission.   Each   Reserve
Report to be submitted prior to March 31 in each such year shall be prepared by the Approved Petroleum
Engineer. The Majority Banks shall have the right to approve of the composition of the Oil and Gas Interests covered in the Reserve Report to be prepared by the Approved Petroleum Engineer. Each Reserve Report to be submitted prior to October 1 in each year may be limited to information prepared by personnel of the Borrower or its Subsidiaries, which Reserve Report shall provide the current status of the information set forth in the immediately preceding Reserve Report.

     "Responsible  Officer"  shall  mean,  as  to   any
Person,   its   Chairman,   Vice-Chairman,   President,
Executive Vice President(s), Senior Vice President(s) or Vice President duly authorized to act on behalf of such Person.

     "Restricted   Subsidiary   "   shall   mean   each
Subsidiary of the Borrower that, at the particular time
in  question,  (i)  owns  directly  or  indirectly  any
material assets or any interest in any other Restricted
Subsidiary and (ii) has been designated as a Restricted
Subsidiary  by the Borrower or has not been  designated
as  an  Unrestricted Subsidiary by the Borrower  either
(i)  on Schedule 5.16 hereto or (b) in accordance  with
the terms and provisions of this Credit Agreement.  The
Unrestricted  Subsidiaries on the  Effective  Date  are
listed   on   Schedule  5.16  hereto.    A   Restricted
Subsidiary shall remain such (even if it no longer owns
directly  or  indirectly any interest  in  any  of  the
material assets or any interest in any other Restricted
Subsidiary)   until  designated  as   an   Unrestricted
Subsidiary in accordance with the terms and provisions of this Agreement.

     "Revolving Credit Loan(s)" shall have the meaning provided in Section 2.1(a).

     "S&P" shall mean Standard & Poor's Corporation.

     "Savannah"  shall mean Savannah  Land  Company,  a
Delaware corporation and a wholly-owned Subsidiary of PVCC.

     "Special Determination" means any determination of the Borrowing Base pursuant to Section 3.4.

     "Standby Letter of Credit" shall mean a Letter  of
Credit   which   represents  an   obligation   to   the
beneficiary on the part of the Issuing Bank (a) to repay money borrowed by or advanced to or for the account of the Borrower or any of its Subsidiaries or
(b) to make payment on account of any indebtedness undertaken by the Borrower or any of its Subsidiaries or (c) to make payment on account of any default by the Borrower or any of its Subsidiaries in the performance of an obligation.

     "Subordinated  Intercompany  Notes"  shall   mean,
collectively,  (i)  that certain subordinate  advancing
promissory  note  dated February  11,  1998  issued  by
Borrower  payable  to  the order  of  Savannah  in  the
original principal sum of $75,000,000,(ii) that certain
subordinate  advancing promissory note  dated  February
11,  1998  issued  by  PVCC payable  to  the  order  of
Savannah  in the original principal sum of $75,000,000,
(iii) that certain subordinate promissory note dated as
of  December  31, 1998 issued by PVCC  payable  to  the
order  of  PVHC  in  the  original  principal  sum   of
$40,918,000,   and   (iv)  that   certain   subordinate
promissory note dated as of December 31, 1998 issued by PVOG payable to the order of PVHC in the original principal sum of $42,156,000.

     "Subsidiary"  shall  mean  as  of  any   date   of
determination and with respect to any Person, any corporation, partnership, joint venture or other entity whether now existing or hereafter organized or acquired of which the securities, partnership units or other ownership interests having ordinary voting power, in the absence of contingencies, to elect a majority of the board of directors or other persons performing similar functions (including that of a general or venture partner) are at the time directly or indirectly owned by such Person and?or one or more Subsidiaries of such Person.

     "Subsidiary    Guarantors"shall   mean    Concord,
Equities, Lexington, PVCC, PVOG, PVHC, and Savannah and any such other Person who has been accepted by the Banks to guarantee and has guaranteed some or all of the Obligations, including all Material Restricted
Subsidiaries of the Borrower which now or hereafter execute and deliver an Instrument of Joinder of the Subsidiary Guaranty in the form of Exhibit C to the Subsidiary Guaranty pursuant to the provisions of
Section 6.11.

     "Subsidiary Guaranty" shall mean the guaranty of the Obligations executed by each Subsidiary of the Borrower in favor of the Agent for the benefit of the Banks to secure the Obligations substantially in the form of Exhibit F, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

     "Swing Loans" shall have the meaning assigned to such term in Section 7.1(g).

     "Syndication   Agent"  shall  have   the   meaning
assigned to that term in the introduction to this Credit Agreement.

     "Termination  Event" shall mean (i)  a  Reportable
Event  with respect to any Benefit Plan (other  than  a
"reportable event" that is not subject to the provision
for 30 days notice to the PBGC); (ii) the withdrawal of
the Borrower from a Benefit Plan during a plan year  in
which  the  Borrower  was a "substantial  employer"  as
defined  in  Section  4001(a)(2) of  ERISA;  (iii)  the
imposition  of  an  obligation on  the  Borrower  under
Section  4041  of  ERISA  to provide  affected  parties
written notice of intent to terminate a Benefit Plan in
a  distress termination described in Section 4041(c) of
ERISA;  (iv) the institution by the PBGC of proceedings
to  terminate  a Benefit Plan; (v) any other  event  or
condition which would constitute grounds under  Section
4042   of  ERISA  for  the  termination  of,   or   the
appointment  of  a trustee to administer,  any  Benefit
Plan;  or (vi) the occurrence of an event described  in
Section  4068(f)  of ERISA with respect  to  a  Benefit
Plan.

     "Total   Borrowing  Base"  shall  mean,   at   the
particular time in question, the amount determined by the Agent and the Majority Banks in accordance with the provisions of Article III.

     "Total Commitment"shall mean $120,000,000 as the same may be reduced from time to time pursuant to
Section 2.9.

     "Type,"  when  used in respect  to  any  Revolving
Credit Loan or Borrowing, refers to the Rate by reference to which interest on such Revolving Credit
Loan or on the Revolving Credit Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall include the Eurodollar Rate and the Alternate
Base Rate.

     "Unavailable Commitment" shall have the meaning specified in Section 2.5(d) hereof.

     "Unavailable Fee Rate" shall have the meaning specified in Section 2.5(d) hereof.

     "Unfunded Vested Liabilities" shall mean, with respect to any Benefit Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable benefits under such Benefit Plan exceeds
(ii) the fair market value of all Benefit Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Benefit Plan, but only to the extent that such excess represents a potential liability of an ERISA Affiliate to the PBGC or such Benefit Plan under Title IV of ERISA.

     "United States" and "U.S." each shall mean  United
States of America.

     "Unrestricted   Subsidiary"   shall   mean    each
Subsidiary  of the Borrower which is (i) designated  as
an  Unrestricted Subsidiary on Schedule 5.16 hereto  or
(ii)  designated as an Unrestricted Subsidiary  by  the
Borrower   at  any  time  after  the  Effective   Date;
provided,  however,  that  a  Subsidiary  may  not   be
designated as an Unrestricted Subsidiary by Borrower if
(i)  at  the  time of such designation there  exists  a
Borrowing  Base  Deficiency or a Default  or  Event  of
Default or (ii) such designation would trigger either a
Borrowing Base Deficiency or a Default or an  Event  of
Default.  An Unrestricted Subsidiary shall remain  such
until   designated  as  a  Restricted   Subsidiary   in
accordance with the terms and provisions of this Agreement.

     "Unused Availability" shall mean at any time, an amount equal to the Available Commitment in effect at that time, minus the Utilized Credit.

     "Utilized Credit" shall mean, at any time, without duplication, the sum of (i) the aggregate principal amount then outstanding on Revolving Credit Loans, plus
(ii) the aggregate principal amount then outstanding on Swing Loans, plus (iii) the aggregate Letter of Credit
Exposure, plus (iv) the aggregate amount of payment theretofore made by the Issuing Bank in respect to Letters of Credit and not theretofore reimbursed by the Borrower to the Issuing Bank or deemed a Revolving
Credit Loan pursuant to Section 2.3(d).

     "Utilized Percentage of Borrowing Base" shall mean
on  any date an amount equal to (i) the Utilized Credit
on  such day minus the aggregate principal amount  then
outstanding  on  Swing  Loans  divided  by   (ii)   the
Available Borrowing Base on such day.

     "Withholding   Taxes"  shall  have   the   meaning
provided in Section 2.17(a).

     SECTION 1.2.  Accounting Terms.  All terms  of  an
accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time;
provided, however, that, for purposes of determining compliance with any covenant set forth in Article VII, such terms shall be construed in accordance with GAAP as in effect on the date of this Credit Agreement, applied on a basis consistent with the application used in the audited financial statements referred to in
Section 5.9(a).

     SECTION 1.3.  Interpretation.

     (a) In this Credit Agreement, unless a clear contrary intention appears:

          (i)   the singular number includes the plural
     number and vice versa;

          (ii)   reference to any gender includes  each
          other gender;

          (iii)   the  words  "herein,"  "hereof"   and
          "hereunder" and other words of similar import refer to this Credit Agreement as a whole and not to any particular Article, Section or other subdivision;

          (iv)   reference to any Person includes  such
          Person's  successors  and  assigns  but,   if
          applicable,  only  if  such  successors   and
          assigns   are   permitted  by   this   Credit
          Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually, provided that nothing in this clause (iv) is intended to authorize any assignment not otherwise permitted by this Credit Agreement;

           (v)  reference to any agreement, document or
          instrument means such agreement, document  or
          instrument   as   amended,  supplemented   or
          modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, and reference to any Note includes any Note issued pursuant hereto in extension or renewal thereof and in substitution or replacement therefor;

          (vi)  unless the context indicates otherwise,
          reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or such Schedule or Exhibit hereto;

          (vii)    the  words  "including"  (and   with
          correlative    meaning    "include")    means
          including, without limiting the generality of any description preceding such term;

          (viii)  with respect to the determination  of
          any  period  of time, the word  "from"  means
          "from  and including" and the word "to" means
          "to but excluding;" and

          (ix)   reference  to any law  means  such  as
          amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.

     (b) The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction of this Credit
Agreement.

     (c) No provision of this Credit Agreement shall be interpreted or construed against any Person solely because that Person or its legal representative drafted such provision.

                           ARTICLE II

                     REVOLVING CREDIT LOANS

     SECTION 2.1.  Revolving Credit Loans.  (a) Subject
to  the  terms  and  conditions and  relying  upon  the
representations and warranties set forth herein and  in
the  other  Loan Documents, each Bank agrees, severally
and  not jointly, to make its Commitment Percentage  of
loans  to  the  Borrower (collectively, the  "Revolving
Credit  Loans"), at any time and from time to  time  on
and  after the Effective Date and up to, but excluding,
the   Maturity  Date,  provided,  a  Bank's  Commitment
Percentage  of  the aggregate amount  of  the  Utilized
Credit  at  any one time shall not exceed  such  Bank's
Commitment and provided, further, that the aggregate amount of the Utilized Credit shall at no time exceed the lesser of the (i) Total Commitment and (ii)
Available Commitment. Except as otherwise provided in this Credit Agreement, the Revolving Credit Loans shall mature and be due and payable in full on the Maturity
Date. Subject to the terms and provisions hereof, the Borrower may borrow, repay and reborrow hereunder.
Each Borrowing shall be made in accordance with the procedures set forth in Section 2.2 and shall be in an aggregate principal amount (x) in the case of an ABR
Borrowing, $500,000 or a whole multiple of $100,000 in excess thereof (or, if then Unused Availability is less than $500,000, such lesser amount) and (y) in the case of a Eurodollar Borrowing, $1,000,000 or a whole multiple of $500,000 in excess thereof. The Revolving
Credit  Loans  may from time to time be (i)  Eurodollar
Loans, (ii) ABR Loans, or (iii) a combination thereof, as determined by the Borrower and notified to the Agent in accordance with Sections 2.2 and 2.4.

     b)   Subject  to  the  terms  and  conditions  and
relying upon the representations and warranties  herein
set forth, the Issuing Bank agrees to issue Letters  of
Credit upon the request of the Borrower for the account
of  the  Borrower or any Subsidiary of the Borrower  at
any  time  and  from  time to time  on  and  after  the
Effective Date and up to, but excluding, the earlier of
the Maturity Date and the termination of the Letter  of
Credit Commitments in accordance with the terms hereof.
Each  Bank  (other  than  the Issuing  Bank)  severally
agrees,  on  the  terms and conditions hereinafter  set
forth,  to  purchase participations in the  Letters  of
Credit  issued by the Issuing Bank pursuant to  Section
2.3  in  an aggregate amount not to exceed such  Bank's
Letter  of  Credit  Commitment.   Notwithstanding   the
foregoing, the aggregate undrawn face amount of all Letters of Credit at any time outstanding shall not exceed the aggregate Letter of Credit Commitments of all the Banks, and no Letter of Credit will be issued if immediately after such issuance the Utilized Credit would exceed the Available Commitment then in effect.
On each day during the period commencing with the issuance by the Issuing Bank of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, and, irrespective of whether such Letter of Credit has expired or terminated, if same has been drawn upon and the amount so drawn has not been reimbursed to the Issuing Bank, the Commitment of each Bank shall be deemed to be utilized for all purposes hereof in an amount equal to such Bank's Commitment
Percentage of the undrawn face amount of such Letter of Credit, plus the aggregate amount of all unreimbursed drawings.

     SECTION  2.2.   Borrowing Procedure for  Revolving
Credits.

     (a)   In  order  to  effect  a  Borrowing(s),  the
Borrower shall submit a Borrowing Request in writing or
by  telecopy (or telephone notice promptly confirmed in
writing  or by telecopy) to the Agent, (i) in the  case
of  a  Eurodollar Borrowing, not later than 11:00 a.m.,
Houston, Texas time, three (3) Business Days before the
Borrowing  Date specified in the Borrowing Request  for
such  proposed Eurodollar Borrowing(s) and (ii) in  the
case  of  an ABR Borrowing, not later than 12:00  noon,
Houston, Texas time, on the Borrowing Date specified in
the  Borrowing Request for such proposed ABR Borrowing.
Such  Borrowing Request shall be irrevocable and  shall
in each case refer to this Credit Agreement and specify
(w)  whether the Borrowing(s) then being requested  are
to  be Eurodollar Borrowing(s), or ABR Borrowing(s), or
a  combination thereof, (x) the Borrowing Date of  such
Borrowing(s) (which shall be a Business Day),  (y)  the
aggregate principal amount of such Borrowing(s) and (z)
in  the  case of Eurodollar Borrowings, the  Eurodollar
Interest   Periods  with  respect   thereto.    If   no
Eurodollar   Interest  Period  with  respect   to   any
Eurodollar  Borrowing(s)  is  specified  in  any   such
Borrowing Request, then the Borrower shall be deemed to
have  selected a Eurodollar Interest Period of one  (1)
month's duration. The Agent shall promptly advise the Banks of any Borrowing Request given pursuant to this
Section 2.2 and of each Bank's Commitment Percentage of the requested Borrowing(s) by telecopy (or telephone notice promptly confirmed in writing or by telecopy).

     (b) Each Bank may at its option make any Eurodollar Loan by causing any Lending Office of such Bank to make such Eurodollar Loan; provided, however, that any exercise of such option shall not affect the obligation of the Borrower to repay such Eurodollar
Loan  in  accordance  with the  terms  of  this  Credit
Agreement and the applicable Notes.

      (c) No later than 1:00 p.m., Houston, Texas time,
on  the  Borrowing  Date specified  in  each  Borrowing
Request, each Bank will make available to the Agent its
Commitment   Percentage   of  the   Revolving   Credits
comprising  the Borrowing(s) requested to  be  made  on
such  date, in Dollars and immediately available funds.
Upon fulfillment of the applicable conditions set forth
in Article IV, the Agent will make the proceeds of each
Borrowing  so  requested available to the  Borrower  by
crediting the amounts so received to a general  deposit
account  maintained by the Borrower with Chase Bank  of
Texas, National Association, on the Borrowing Date  or,
if  a  Borrowing shall not occur on such Borrowing Date
because any condition precedent herein specified  shall
not have been met, the Agent will return the amounts so
received   to   the  respective  Banks   as   soon   as
practicable.  All Borrowings shall be made by the Banks
pro  rata  in  accordance with such  Bank's  Commitment
Percentage  of  the Revolving Credits  comprising  such
Borrowing.  Unless the Agent shall have received notice
from a Bank prior to the date of any proposed Borrowing
Date  that  such  Bank will not make available  to  the
Agent   such  Bank's  Commitment  Percentage  of   such
Borrowing, the Agent may assume that such Bank has made
its  Commitment Percentage available to  the  Agent  on
such  Borrowing Date in accordance with this  paragraph
(c)  and  the  Agent, in reliance upon such assumption,
may,  (but  under no circumstances shall the  Agent  be
obligated  to) make available to the Borrower  on  such
Borrowing Date a corresponding amount.  If and  to  the
extent   that  such  Bank  shall  not  have  made   its
Commitment  Percentage of such Borrowing  available  to
the  Agent, such Bank and the Borrower severally  agree
to   repay  to  the  Agent  forthwith  on  demand  such
corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent at (i) in the case of the Borrower, the interest rate applicable to the Revolving Credits comprising such Borrowing and (ii) in the case of such Bank, the Federal Funds Effective Rate. If such Bank shall repay to the Agent such corresponding amount, such amount shall constitute such Bank's Commitment
Percentage of such Borrowing for purposes of this Credit Agreement.

     (d) No Eurodollar Borrowing may be made if, after giving effect to such Eurodollar Borrowing, there would be more than six (6) Eurodollar Borrowings outstanding at such time.

     SECTION 2.3.  Issuing the Letters of Credit.   (a)
In  order to effect the issuance of a Letter of Credit,
the  Borrower  shall submit a Borrowing Request  and  a
Letter of Credit Application in writing by telecopy  to
the  Agent (who shall promptly notify the Issuing Bank)
not later than 12:00 noon, Houston, Texas time, two (2)
Business  Days  before the date  of  issuance  of  such
Letter  of  Credit.   Each such Borrowing  Request  and
Letter  of  Credit Application shall be signed  by  the
Borrower, specify the Business Day on which such Letter
of Credit is to be issued, and specify the availability
for  Letters  of  Credit under  the  Letter  of  Credit
Commitment and the Available Commitment as of the  date
of  issuance  of such Letter of Credit and  the  expiry
date  thereof which shall not be later than the earlier
of  (i) twelve (12) months from the date of issuance of
such  Letter  of  Credit and (ii)  the  Maturity  Date;
provided,  however,  that  the  Borrower  may   request
evergreen Letters of Credit that automatically renew on their expiry date for an additional one year period so long as the final expiry date thereof is on or before the Maturity Date.

          (b)    Upon  satisfaction of  the  applicable
terms  and  conditions set forth  in  Article  IV,  the
Issuing Bank shall issue such Letter of Credit  to  the
specified  beneficiary  not later  than  the  close  of
business,   Houston,  Texas  time,  on  the   date   so
specified.   The Agent shall provide the  Borrower  and
each  Bank  with  a copy of each Letter  of  Credit  so
issued.   Each such Letter of Credit shall (i)  provide
for   the  payment  of  drafts,  presented  for   honor
thereunder  by the beneficiary in accordance  with  the
terms  thereon,  at  sight  when  accompanied  by   the
documents described therein and (ii) be subject to the Uniform Customs and Practice for Documentary Credits
(1993  Revision),  International  Chamber  of  Commerce
Publication No. 500, (and any subsequent revisions thereof approved by a Congress of the International
Chamber of Commerce) (the "UCP") and shall, as to matters not governed by the UCP, be governed by, and construed and interpreted in accordance with, the laws of the State of Texas.

            (c)       Upon  the issuance date  of  each
Letter  of  Credit, the Issuing Bank shall  be  deemed,
without  further  action by any party hereto,  to  have
sold  to each other Bank, and each other Bank shall  be
deemed, without further action by any party hereto,  to
have  purchased from the Issuing Bank, a participation,
to  the extent of such Bank's Commitment Percentage, in
such  Letter of Credit, the obligations thereunder  and
in the reimbursement obligations of the Borrower due in
respect  of drawings made under such Letter of  Credit.
If  requested by the Issuing Bank, the other Banks will
execute any other documents reasonably requested by the
Issuing   Bank  to  evidence  the  purchase   of   such
participation.

        (d)  Upon  the  presentment of  any  draft  for
honor  under  any  Letter of Credit by the  beneficiary
thereof  which  the  Issuing  Bank  determines  is   in
compliance  with the conditions for payment thereunder,
the  Issuing  Bank shall promptly notify the  Borrower,
the  Agent and each Bank of the intended date of  honor
of  such  draft  and the Borrower hereby  promises  and
agrees, at the Borrower's option, to either (i) pay  to
the  Agent for the account of the Issuing Bank, by 1:00
p.m.,  Houston, Texas time, on the date payment is  due
as  specified in such notice, the full amount  of  such
draft in immediately available funds or (ii) request  a
Revolving  Credit  Loan pursuant to the  provisions  of
Sections  2.1 and 2.2 of this Credit Agreement  in  the
full  amount of such draft, which request shall specify
that  the  Borrowing Date is to be the date payment  is
due  under  the  Letter of Credit as specified  in  the
Issuing Bank's notice.  If the Borrower fails timely to
make  such  payment  because a  Revolving  Credit  Loan
cannot  be made pursuant to Section 2.1(a) and  Article
IV,   each   Bank  shall,  notwithstanding  any   other
provision  of  this  Credit  Agreement  (including  the
occurrence and continuance of a Default or an Event  of
Default),  make available to the Agent for the  benefit
of  the  Issuing Bank an amount equal to its Commitment
Percentage  of  the  presented draft  on  the  day  the
Issuing Bank is required to honor such draft.  If  such
amount  is not in fact made available to the  Agent  by
such  Bank  on such date, such Bank shall  pay  to  the
Agent  for  the account of the Issuing Bank, on  demand
made  by  the Issuing Bank, in addition to such amount,
an amount equal to the product of (i) the average daily
Federal  Funds  Effective Rate  per  annum  during  the
period  referred  to in clause (iii) of  this  sentence
times   (ii)  the  amount  of  such  Bank's  Commitment
Percentage  of  the  presented draft  times  (iii)  the
number  of  days that elapse from the day  the  Issuing
Bank  honors such draft to the date on which the amount
equal  to  such  Bank's Commitment  Percentage  of  the
presented  draft becomes immediately available  to  the
Issuing Bank divided (iv) by 360.  Upon receipt by  the
Agent  from the Banks of the full amount of such draft,
notwithstanding  any  other provision  of  this  Credit
Agreement (including the occurrence and continuance  of
a  Default  or an Event of Default) the full amount  of
such  draft shall automatically and without any  action
by  the  Borrower,  be  deemed  to  have  been  an  ABR
Borrowing  as  of the date of payment  of  such  draft.
Nothing  in  this  paragraph (d) or elsewhere  in  this
Credit   Agreement   shall  diminish   the   Borrower's
obligation under this Credit Agreement to provide the funds for the payment of, or on demand to reimburse the Issuing Bank for payment of, any draft presented to, and duly honored by, the Issuing Bank under any Letter of Credit, and the automatic funding of a Revolving
Credit Loan as in this paragraph provided shall not constitute a cure or waiver of the Event of Default for failure, timely to provide such funds as in this paragraph agreed.

          (e)    In  order  to induce the  issuance  of
Letters  of Credit by the Issuing Bank and the purchase
of  participations  therein by  the  other  Banks,  the
Borrower  agrees with the Agent, the Issuing  Bank  and
the  other  Banks that neither the Agent nor  any  Bank
(including  the  Issuing Bank) shall be responsible  or
liable  (except as provided in the following  sentence)
for,  and  the  Borrower's unconditional obligation  to
reimburse  the  Issuing  Bank  through  the  Agent  for
amounts  paid  by  the  Issuing Bank,  as  provided  in
Section  2.3(d), on account of drafts so honored  under
the  Revolving Credit Letters of Credit  shall  not  be
affected   by,  any  circumstance,  act   or   omission
whatsoever  (whether or not known to the Agent  or  any
Bank   (including  the  Issuing  Bank)  other  than   a
circumstance, act or omission resulting from the  gross
negligence  or willful misconduct of the Agent  or  any
Bank).   The Borrower agrees that any action  taken  or
omitted to be taken by the Agent or any Bank (including
the  Issuing  Bank)  under or in  connection  with  any
Letter  of  Credit  or any related draft,  document  or
property shall be binding on the Borrower and shall not
put  the Agent or any Bank (including the Issuing Bank)
under  any resulting liability to the Borrower,  unless
such  action  or omission is the result  of  the  gross
negligence  or willful misconduct of the Agent  or  any
such Bank.  The Borrower hereby waives presentment  for
payment  (except the presentment required by the  terms
of  any  Letter  of  Credit) and  notice  of  dishonor,
protest  and notice of protest with respect  to  drafts
honored under the Letters of Credit.  The Issuing  Bank
agrees promptly to notify the Borrower whenever a draft
is presented under any Letter of Credit, but failure to
so  notify the Borrower shall not in any way affect the
Borrower's  obligations hereunder.  Subject to  Section
2.19  and  2.22,  if  while any  Letter  of  Credit  is
outstanding, any law, executive order or regulation  is
enforced,  adopted or interpreted by any  public  body,
governmental  agency or court of competent jurisdiction
so  as  to affect any of the Borrower's obligations  or
the  compensation to any Bank in respect of the Letters
of  Credit  or  the cost to such Bank  of  establishing
and?or  maintaining  the  Letters  of  Credit  (or  any
participation therein), such Bank shall promptly notify
the  Borrower  thereof in writing  in  accordance  with
Section 2.13(c) or 2.17, as the case may be, and within
ten (10) Business Days after receipt by the Borrower of
such   Bank's   request   (through   the   Agent)   for
reimbursement or indemnification or within thirty  (30)
days   after   receipt  of  a  notice  in  respect   of
Withholding   Taxes   under   Section   2.17    hereof,
accompanied  by  a certificate from such  Bank  setting
forth    the   basis   for   such   reimbursement    or
indemnification   and   the  calculation   thereof   in
accordance  with Section 2.14(c) or 2.17, as  the  case
may  be, the Borrower shall reimburse or indemnify such
Bank, as the case may be, with respect thereto so  that
such Bank shall be in the same position as if there had
been  no  such enforcement, adoption or interpretation,
unless  the  Borrower notifies the Agent  of  its  good
faith  contest to, and dispute of, the requested amount
and  such  Bank's  basis  therefor  and?or  calculation
thereof.   The foregoing agreement of the  Borrower  to
reimburse  or indemnify the Banks shall apply  in  (but
shall not be limited to) the following situations:   an
imposition of or change in reserve, capital maintenance or other similar requirements or in excise or similar taxes or monetary restraints, except a change in franchise taxes imposed on such Bank or in tax on the net income of such Bank.

        (f)In  the event that any provision of a Letter
of  Credit  Application  is inconsistent  with,  or  in
conflict  of,  any provision of this Credit  Agreement,
including   provisions  for  the   rate   of   interest
applicable to drawings thereunder or rights of setoff or any representations, warranties, covenants or any events of default set forth therein, the provisions of this Credit Agreement shall govern.

    SECTION   2.4.   Conversions  or  Continuation   of
Borrowings.

    (a)Subject  to the other provisions of this  Credit
Agreement, the Borrower may elect from time to time  to
convert  (i) all or any part of Eurodollar Loans  which
comprise  part  of the same Eurodollar Borrowing  to  a
Borrowing  comprised of ABR Loans and (ii) all  or  any
part  of  ABR  Loans which comprise part  of  the  same
Borrowing to a Borrowing comprised of Eurodollar Loans,
provided,   however,  in  each  case  that   any   such
conversion  of  Revolving  Credit  Loans  comprising  a
Eurodollar  Borrowing  shall,  subject  to  the  second
following sentence, only be made on the last day  of  a
Eurodollar  Interest Period with respect thereto.   All
or any part of a Borrowing may be converted as provided herein, provided that no Borrowing may be converted into a Eurodollar Borrowing when any Default or Event of Default has occurred and is continuing.

    (b)Any  Eurodollar Borrowing may  be  continued  as
such  effective  upon the expiration of the  Eurodollar
Interest Period with respect thereto; provided, that no
Eurodollar Borrowing may be continued as such when  any
Default  or  Event  of  Default  has  occurred  and  is
continuing, but shall be automatically converted to  an
ABR   Borrowing  on  the  last  day  of  then   current
Eurodollar Interest Period with respect thereto.

      (c)   In order to elect to convert or continue  a
Borrowing,  or any portion thereof, under this  Section
2.4,  the Borrower shall deliver an irrevocable  Notice
of  Conversion or Continuation to the Agent  not  later
than 1:00 p.m., Houston, Texas time, (i) at least three
(3) Business Days in advance of the proposed conversion
or continuation date in the case of a conversion to, or
continuation  of, a Eurodollar Borrowing  and  (ii)  at
least  one (1) Business Day in advance of the  proposed
conversion date in the case of a conversion to  an  ABR
Borrowing.    Each   such  Notice  of   Conversion   or
Continuation shall be by telecopy (confirmed thereafter by a delivery of the original of such Notice of Conversion or Continuation by United States mail or a reputable courier) and shall specify (v) the date of the requested conversion or continuation (which shall be a Business Day), (w) the amount and the Borrowing to be converted or continued, (y) whether a conversion or continuation is requested, and, if a conversion, into what Type of Borrowing and (z) in the case of a conversion to, or a continuation of, a Eurodollar
Borrowing,  the  requested Eurodollar Interest  Period.
Promptly after receipt of a Notice of Conversion or Continuation under this Section 2.4, the Agent shall provide each Bank with a copy thereof.

    (d) No Borrowing, or any portion thereof, may be converted into an Eurodollar Borrowing if, after giving effect to such conversion, there would be more than six
(6) Eurodollar Borrowings outstanding at such time.

    (e)If  the Borrower shall fail to deliver a  timely
Notice  of  Conversion or Continuation with respect  to
any  Eurodollar Borrowing, the Borrower shall be deemed
to have elected to convert such Eurodollar Borrowing to
an  ABR  Borrowing  on the last day of  the  Eurodollar
Interest   Period  with  respect  to  such   Eurodollar
Borrowing.

    (f)For  purposes  of this Section  2.4,  Borrowings
having    different   Eurodollar   Interest    Periods,
regardless of whether they commence on the same date or are of the same Type shall be considered Borrowings of different Types.

    SECTION 2.5.  Fees.

    (a)In  consideration of each Bank's  commitment  to
make  Revolving Credit Loans, the Borrower will pay  to
Agent  for  the  account of each Bank a commitment  fee
determined  on a daily basis by applying the applicable
Commitment   Fee   Rate  to  such   Bank's   Commitment
Percentage of the difference between (i) the  Available
Commitment and (ii) the aggregate outstanding principal
amount of all Revolving Credit Loans, on each day  from
the  Effective Date to but excluding the Maturity Date.
This commitment fee shall be due and payable in arrears
on the first day of the next succeeding Fiscal Quarter,
on  the  date of each reduction in the Total Commitment
and  at  Maturity (by acceleration or otherwise).   The
applicable "Commitment Fee Rate" shall be based on the Utilized Percentage of Borrowing Base in effect on each such day and calculated pursuant to the following table:

        Utilized Percentage of      Applicable Commitment
            Borrowing Base                 Fee Rate

     Less than fifty percent       three-tenths of one
     (50%)                         percent (0.30%) per
                                   annum

     Equal to or greater than      three-tenths of one
     fifty percent (50%) but       percent (0.30%) per
     less than seventy-five        annum
     percent (75%)


     Equal to or greater than      three-eighths   of   one
     seventy-five percent (75%)    percent   (0.375%)   per
                                   annum

    (b)In  consideration of each Bank's  commitment  to
participate in Letters of Credit, the Borrower will pay
to  Agent  for  the account of each Bank  a  letter  of
credit fee equal to the greater of (i) $500.00 and (ii)
a  fee determined by applying the applicable Letter  of
Credit  Fee Rate to the face amount of each  Letter  of
Credit from the date of issuance thereof to the date on
which  such Letter of Credit expires.  All such  Letter
of  Credit fees shall be payable in full in advance  of
the issuance of such Letter of Credit.  The Agent shall
pay  to  each  Bank its Commitment Percentage  of  such
Letter  of Credit fee. The applicable "Letter of Credit
Fee Rate" shall be based on the Utilized Percentage  of
Borrowing  Base  in  effect  on  each  such   day   and
calculated pursuant to the following table:

        Utilized Percentage of       Applicable Letter of
            Borrowing Base             Credit Fee Rate

     Less than fifty percent       one percent (1.00%) per
     (50%)                         annum

     Equal to or greater than      one and one-quarter
     fifty percent (50%), but      percent (1.25%) per
     less than seventy-five        annum
     percent (75%)
                                   one and one-half percent
     Equal to or greater than      (1.50%) per annum
     seventy-five percent (75%)


    (c)the Borrower agrees to pay to the Issuing Bank as a fronting fee for the issuance of each Letter of Credit, an amount equal to one-eighth of one percent
(.125%) per annum of the face amount of each Letter of Credit from the date of issuance thereof to the date on which such Letter of Credit expires or is terminated.

    (d)the  Borrower shall pay to Agent for the ratable
account  of  each  Bank an unavailable  commitment  fee
determined  on a daily basis by applying the applicable
Unavailable   Fee   Rate  to  such  Bank's   Commitment
Percentage  of the Unavailable Commitment on  each  day
from  the  Effective Date to but excluding the Maturity
Date.  The term "Unavailable Commitment" shall mean  an
amount  equal  to  the  positive  difference,  if  any,
between   the   Total  Commitment  and  the   Available
Commitment then in effect.  This unavailable commitment
fee  shall  be due and payable in arrears on the  first
day  of the next succeeding Fiscal Quarter, on the date
of  each  reduction  in  the Total  Commitment  and  at
Maturity   (by   acceleration   or   otherwise).    The
applicable "Unavailable Fee Rate" shall be based on the Utilized Percentage of Borrowing Base in effect on each such day and calculated pursuant to the following table:

        Utilized Percentage of      Applicable Unavailable
            Borrowing Base                 Fee Rate

     Less than fifty percent       three-twentieths of one
     (50%)                         percent (0.15%) per
                                   annum

     Equal to or greater than      three-twentieths of one
     fifty percent (50%) but       percent (0.15%) per
     less than seventy-five        annum
     percent (75%)
                                   three-sixteenths of one
     Equal to or greater than      percent (0.1875%)
     seventy-five percent (75%)


         (e)the  Borrower shall pay  when  due  to
     the Agent and each of the Banks such other fees as shall have been separately agreed by the Agent and the Borrower in writing.

         (f)All  computations  of  fees  hereunder
     shall be calculated on the basis of a year of 360 days and the actual number of days elapsed.

         SECTION 2.6.  Notes.

         (a)The  Revolving Credit  Loans  made  by
     each Bank shall be evidenced by a single Note
     duly  executed and delivered by the Borrower,
     dated  the  Closing  Date,  with  the  blanks
     appropriately completed, payable to the order
     of  such Bank in a principal amount equal  to
     such  Bank's  Commitment  as  set  forth   in
     Schedule 1.1.

         (b)Each Bank is hereby authorized by  the
     Borrower,  at its option, to endorse  on  the
     schedule  attached  to  its  Note  (or  on  a
     continuation of such schedule attached to its
     Note  and  made  a part thereof)  or  in  its
     internal  records relating  to  its  Note  an
     appropriate notation evidencing the date  and
     amount   of   each  Revolving   Credit   Loan
     evidenced  thereby, the date  and  amount  of
     each  payment  of principal  or  interest  in
     respect  thereof  and such other  information
     provided for on such schedule.  The aggregate
     unpaid principal amount so recorded shall  be
     presumptive evidence of the principal  amount
     owing by the Borrower to such Bank and unpaid
     under  its Note.  The failure of any Bank  to
     make  such  a  notation or any error  therein
     shall not in any manner affect the obligation
     of the Borrower to repay the Revolving Credit
     Loans  made  by such Bank in accordance  with
     the   terms  of  its  Note  and  this  Credit
     Agreement.

         SECTION   2.7.   Interest  on   Revolving
     Credit Loans and Payment Dates.

         (a)Subject  to the provisions of  Section
     2.8, the Revolving Credit Loans shall bear interest as follows:

             (i)The    Revolving   Credit    Loans
             comprising each Eurodollar  Borrowing
             shall bear interest (computed on  the
             basis  of the actual number  of  days
             elapsed  over a year of 360 days)  at
             a  rate per annum equal to the lesser
             of  (i)  the Highest Lawful Rate  and
             (ii)  the  Eurodollar  Rate  for  the
             Eurodollar Interest Period in  effect
             for    such   Borrowing   plus    the
             Applicable  Eurodollar  Margin   with
             respect to such Eurodollar Loans.

             (ii)    The  Revolving  Credit  Loans
             comprising  any  ABR Borrowing  shall
             bear  interest  at a rate  per  annum
             equal  to  the  lesser  of  (i)   the
             Highest  Lawful  Rate  and  (ii)  the
             Alternate   Base   Rate    (if    the
             Alternate Base Rate is based  on  the
             Prime Rate, computed on the basis  of
             the  actual  number of  days  elapsed
             over  a  year of 365 or 366 days,  as
             the  case  may  be; if the  Alternate
             Base  Rate  is based on  the  Federal
             Funds  Effective  Rate,  computed  on
             the  basis  of the actual  number  of
             days  elapsed  over  a  year  of  360
             days).

      (b)    Interest  on  each Revolving  Credit  Loan
shall be payable by the Borrower (i) in respect of each
Revolving  Credit  Loan  comprising  part  of  an   ABR
Borrowing,  quarterly in arrears on the  last  Business
Day of each calendar quarter, (ii) in respect of each Revolving Credit Loan comprising part of a Eurodollar
Borrowing,  on the last day of the Eurodollar  Interest
Period applicable to such Eurodollar Borrowing, and, in the case of a Eurodollar Interest Period for Eurodollar
Borrowings of six (6) months, on the date occurring three (3) months from the first day of such Interest
Period  and on the last day of such Eurodollar Interest
Period, (iii) in respect of each Revolving Credit Loan accruing interest at the Default Rate, on demand and
(iv) in respect of all Revolving Credit Loans, on any prepayment or conversion (on the amount prepaid or converted), at maturity (whether by acceleration or otherwise) and, after maturity, on demand.

    (c)Interest  in  respect of  the  unpaid  principal
amount of each Revolving Credit Loan shall accrue  from
(and   including)  the  date  of  the  making  of  such
Revolving Credit Loan to (but not including) the date on which such Revolving Credit Loan shall be paid in full.

    (d)The  Agent shall, upon determining a  Eurodollar
Rate for any Eurodollar Interest Period with respect to a Eurodollar Borrowing, promptly notify the Borrower and the Banks thereof.

    SECTION 2.8.  Interest on Overdue Amounts.  If  the
Borrower shall fail to pay the principal of or interest on any Revolving Credit Loan or any other amount when due hereunder, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount from the date of such Event of Default up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (the "Default Rate") equal to the lesser of
(i) the Highest Lawful Rate and (ii) (x) in the case of ABR Borrowings, the Alternate Base Rate plus two percent (2%) per annum or (y) in the case of Eurodollar
Borrowings,  the  Eurodollar Rate  for  the  Eurodollar
Interest Period in effect for such Borrowing plus the Applicable Eurodollar Margin with respect to such Eurodollar Loans plus two percent (2%) per annum, in either case, computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be.

    SECTION  2.9.  Voluntary Termination and  Reduction
of the Total Commitment.

    (a)   Subject  to Section 2.11.  The  Borrower  may
permanently  terminate, or from time to  time  in  part
permanently reduce, the Total Commitment upon at  least
five  (5)  Business Days' prior irrevocable written  or
telecopy notice (or telephone notice promptly confirmed
in  writing) to the Agent (which notice the Agent shall
promptly  transmit to each of the Banks).  Such  notice
shall   specify  the  date  and  the  amount   of   the
termination or reduction of the Total Commitment. Each partial reduction of the Total Commitment shall be in a minimum aggregate principal amount of $5,000,000 and in integral multiples of $1,000,000 (or a lesser amount equal to the excess of the Total Commitment over the sum of the Utilized Credit).

       (b)   Simultaneously  with  any  termination  or
reduction  of  the  Total Commitment pursuant  to  this
Section  2.9, the Borrower shall pay to the  Agent  for
the  account  of each Bank the commitment fees  on  the
amount   of   the  Available  Commitment   and/or   the
Unavailable   Commitment  so  terminated  or   reduced,
accrued  through  the  date  of  such  termination   or
reduction. After a reduction of the Total Commitment hereunder, the commitment fees with respect of the "Unavailable Commitment" shall thereafter be calculated on the Total Commitment as so reduced.

    SECTION  2.10.  Voluntary Prepayment  of  Revolving
Credit Loans.

    (a)   the Borrower shall have the right at any time
and  from  time to time to prepay the Revolving  Credit
Loans,  in  whole  or  in part,  (i)  in  the  case  of
Eurodollar Loans upon at least three (3) Business Days'
prior  written or telecopy notice (or telephone  notice
promptly  confirmed in writing) to the Agent, provided,
however,  that  in  the  event  the  Borrower   prepays
Eurodollar Borrowing in whole or in part on a day which
is  not  the last day of the Eurodollar Interest Period
applicable  thereto,  the provisions  of  Section  2.15
shall apply or (ii) in the case of an ABR Loan, upon at
least  one (1) Business Day's prior written or telecopy
notice  or  telephone  notice  promptly  confirmed   in
writing) to the Agent; provided, however, that each such partial prepayment shall be in a minimum principal amount of $1,000,000 and in integral multiples of $1,000,000 (or a lesser amount equal to the sum of the aggregate principal amount of all Revolving Credit
Loans outstanding).

    (b)   Each  notice  of prepayment under  subsection
(a)  above  shall (i) specify the prepayment date,  the
principal  amount of such prepayment,  which  Revolving
Credit  Loans  are to be prepaid, and in  the  case  of
Revolving    Credit    Loans   comprising    Eurodollar
Borrowings, the specific Borrowing(s) pursuant to which
such   Revolving  Credit  Loans  were  made   and   the
Eurodollar Interest Period applicable thereto, (ii) be irrevocable and (iii) commit the Borrower to prepay such Revolving Credit Loan(s) by the amount stated therein on the date stated therein. All prepayments under this Section 2.10 shall be subject to Section
2.15 (as to prepayments of Eurodollar Loans), but otherwise without premium or penalty. All prepayments under this Section 2.10 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

    SECTION  2.11.   Mandatory  Payments  on  Revolving
Credit Loans.

      (a)  If at any time there shall occur a Borrowing
Base Deficiency, the Borrower shall, at its election, either (1) prepay (no later than sixty (60) calendar days after the applicable Determination Date) the principal of the Revolving Credit Loans on a pro rata basis in an aggregate amount equal to such Borrowing
Base Deficiency (together with accrued interest on the principal amount of the Revolving Credit Loans so prepaid to the date of prepayment), (2) if such condition arises, in part or in whole, by reason of a Designated Borrowing Base being in effect, increase the Designated Borrowing Base by an amount equal to the lesser of (i) such excess or (ii) the difference between the Available Borrowing Base and the Designated
Borrowing Base or (3) any combination of (1) and (2) or any other solution acceptable to the Majority Banks.
The Borrower shall give prompt written notice to the Agent of each election made by it pursuant to this
Section 2.11(a). If the Borrower shall fail to give notice to the Agent as aforesaid, the Borrower shall be deemed to have elected to prepay the Revolving Credit
Loans in accordance with clause (1) of the first sentence of Section 2.11(a).

    (b)On  the  date  of  any reduction  of  the  Total
Commitment pursuant to Section 2.9, the Borrower shall pay or prepay Revolving Credit Loans in an amount equal to the Borrowing Base Deficiency, if any, created by such reduction.

    (c)   With  respect  to each payment  of  principal
required to be made pursuant to this Section 2.11,  the
Borrower may designate, by written notice to the  Agent
on  or  before the date of such payment, the  Types  of
Revolving Credit Loans which are to be paid and, in the
case  of  Eurodollar  Loans,  the  specific  Eurodollar
Borrowing(s) pursuant to which made and the  Eurodollar
Interest Periods applicable thereto, provided that  (i)
payments  of Eurodollar Loans may only be made  on  the
last  day  of an Eurodollar Interest Period  applicable
thereto  unless all ABR Loans have been paid  in  full;
and  (ii)  if  any  payment of  Eurodollar  Loans  made
pursuant to a single Eurodollar Borrowing shall  reduce
the outstanding Revolving Credit Loans made pursuant to
such  Eurodollar  Borrowing  to  an  amount  less  than
$1,000,000, such Eurodollar Borrowing shall immediately
be  converted  into ABR Loans.  In  the  absence  of  a
designation  by  the  Borrower  as  described  in   the
preceding sentence, the Agent shall apply the amount of such payment first to the payment of all outstanding
ABR  Loans and second to the payment of the outstanding
Eurodollar Loans.

    (d)The  unpaid  principal amount of  all  Revolving
Credit Loans shall be due and payable in full on the Maturity Date.

    SECTION 2.12.  Alternate Rate of Interest.  In  the
event, and on each occasion, that on the day three  (3)
Business  Days  prior  to  the  commencement   of   any
Eurodollar Interest Period for a Eurodollar Borrowing, the Agent shall have reasonably determined (which determination shall be final and binding upon the Borrower) that (i) Dollar deposits in the principal amounts of the relevant Eurodollar Loans comprising such Eurodollar Borrowing are not generally available in the interbank eurodollar market, or (ii) by reason of any changes arising after the date of this Credit
Agreement affecting the interbank eurodollar market, adequate and fair means do not exist for ascertaining such Eurodollar Rate on the basis provided for in the definition of the Eurodollar Rate, or (iii) by reason of any other circumstance affecting a Bank or the interbank eurodollar market or the position of such Bank in such market, the Eurodollar Rate will not adequately and fairly reflect the cost to any Bank of making or maintaining its Eurodollar Loan during such Eurodollar Interest Period and such unreflected cost is not paid by the Borrower pursuant to Section 2.13(a)the
Agent shall, as soon as practicable thereafter, give written notice of such determination to the Borrower and the Banks. In the event of any such determination, any request by the Borrower for a Eurodollar Borrowing pursuant to Sections 2.2 or 2.4 shall, until the circumstances giving rise to such notice no longer exist, be deemed to be a request for a Borrowing comprised of ABR Loans.

    SECTION 2.13.  Change in Circumstances.

      (a)   Notwithstanding any other provision  herein
but  subject  to Section 2.19, if after  the  Effective
Date   the  introduction  of  any  applicable  law   or
regulation   or  any  change  in  applicable   law   or
regulation  or  in the interpretation or administration
thereof by any Governmental Authority charged with  the
interpretation or administration thereof, or compliance
by  the  Banks with any applicable guideline or request
from   any   central  bank  or  Governmental  Authority
(whether  or  not having the force of  law)  (i)  shall
change the basis of taxation of payments to any Bank of
the  principal  of or interest on any Revolving  Credit
Loan  made by such Bank or of any other fees or amounts
payable  hereunder (other than changes in the  rate  of
tax  imposed  on the overall net income  of,  including
penalties and interest in respect thereof, or franchise
taxes  based  on the net income of, such  Bank  or  its
Lending  Office),  (ii) shall impose,  modify  or  deem
applicable  any  reserve, special  deposit  or  similar
requirement against assets of, deposits with or for the
account  of, or credit extended by, any Bank  or  (iii)
shall  impose  on any Bank or the interbank  eurodollar
market   any  other  condition  affecting  this  Credit
Agreement or any Eurodollar Loan made by such Bank, and
the result of any of the foregoing shall be to increase
the  cost  to  such Bank of making or  maintaining  any
Eurodollar  Loan  or to reduce the amount  of  any  sum
received  or receivable by such Bank hereunder (whether
of principal, interest or otherwise) in respect thereof
by  an  amount deemed in good faith by such Bank to  be
material  (provided that the foregoing shall not  apply
to   increases  resulting  from  general  increases  in
interest  rates  or general increases  in  such  Bank's
administrative expenses or overhead), then the Borrower
shall  pay  to  such  Bank such  additional  amount  or
amounts   as  will  compensate  such  Bank   for   such
additional costs incurred or reductions suffered in accordance with paragraph (c) below. Notwithstanding the foregoing, in no event shall any Bank be permitted to receive any compensation hereunder constituting interest in excess of the Highest Lawful Rate.

      (b)   If any Bank shall have determined that  the
applicability of any law, rule, regulation or guideline
adopted pursuant to or arising out of any changes after
the  date  hereof to the July 1988 report of the  Basle
Committee   on  Banking  Regulations  and   Supervisory
Practices   entitled  "International   Convergence   of
Capital  Measurement  and  Capital  Standards"  or  the
adoption or effectiveness after the date hereof of  any
law,  rule,  regulation or guideline regarding  capital
adequacy, or any change in any of the foregoing, or any
change  in the interpretation or administration in  any
of the foregoing by any Governmental Authority, central
bank   or   comparable   agency   charged   with    the
interpretation or administration thereof, or compliance
by  such  Bank (or its Lending Office) or  such  Bank's
holding company with any request or directive regarding
capital  adequacy (whether or not having the  force  of
law)  of any such Governmental Authority, central  bank
or  comparable agency, has or would have the effect  of
reducing  the rate of return on such Bank's capital  or
on  the  capital of such Bank's holding company,  as  a
consequence  of  its  obligations  under  this   Credit
Agreement to a level below that which such Bank or such
Bank's holding company could have achieved but for such
adoption,    change   or   compliance   (taking    into
consideration such Bank's policies and the policies  of
such  Bank's  holding company with respect  to  capital
adequacy)  by  an amount deemed in good faith  by  such
Bank  to  be  material, then such Bank  shall  promptly
notify the Borrower in writing of the occurrence of any
such  event, such notice to state in reasonable  detail
the reasons therefor and the additional amount required
to  compensate such Bank for the reduction in its  rate
of  return  and the Borrower and such Bank or  (as  the
case  may  be)  the Agent shall thereafter  attempt  to
negotiate in good faith, within thirty (30) days of the
day  on  which  the Borrower receives such  notice,  an
adjustment   payable  hereunder  that  will  adequately
compensate  such Bank or the Agent in  light  of  these
circumstances.  If the Borrower and such  Bank  or  the
Agent  are  unable  to agree to such adjustment  within
thirty  (30)  days  of the date on which  the  Borrower
receives  such  notice, then the  Borrower  shall  pay,
subject to Section 2.19, to such Bank or the Agent,  as
the case may be, an amount that will, in such Bank's or
the  Agent's reasonable determination, provide adequate
compensation  to  such  Bank  or  such  Bank's  holding
company  (or the Agent or the Agent's holding  company,
as  the  case  may  be)  for  any   such  reduction  in
accordance with paragraph (c) below. Notwithstanding the foregoing, in no event shall any Bank be permitted to receive any compensation hereunder constituting interest in excess of the Highest Lawful Rate.

    (c)   Any Bank requesting compensation pursuant  to
Section  2.13(a)  or (b) hereof shall  deliver  to  the
Borrower a certificate of such Bank setting forth  such
amount  or  amounts as shall be necessary to compensate
such  Bank  or  its  holding company  as  specified  in
paragraphs (a) or (b) above, as the case may  be,  such
certificates  to  state,  in  reasonable  detail,   the
reasons therefor, and such certificate shall be, in the
absence  of  manifest error, prima facie evidence  that
such  amount(s)  are due and owing.  In preparing  such
certificate, such Bank may employ such assumptions  and
allocations of costs and expenses as it shall  in  good
faith  deem  reasonable and may be  determined  by  any
reasonable  averaging  and  attribution  method.    The
Borrower shall pay to such Bank the amount shown as due
on  any  such  certificate within thirty (30)  Business
Days  after  the Borrower's receipt of the  same.   Any
decision by a Bank not to require payment of any interest, cost or other amount payable under this
Section 2.13 or to calculate any amount payable by a particular method, on one occasion, shall in no way limit or be deemed a waiver of such Bank's right to require full payment of any interest, cost or other amount payable hereunder, or to calculate any amount payable by another method, on any other or subsequent occasion.

    SECTION 2.14.  Change in Legality.

      (a)   Notwithstanding any other provision  herein
contained to the contrary, if (x) any change in any law
or  regulation or in the interpretation thereof by  any
Governmental  Authority charged with the administration
or  interpretation thereof shall make it  unlawful  for
any  Bank or its Lending Office to make or maintain its
Commitment Percentage of any Eurodollar Borrowing or to
give  effect to its obligations as contemplated  hereby
with  respect  to  its  Commitment  Percentage  of  any
Eurodollar  Borrowing or (y) at any time  the  Majority
Banks reasonably determine the making or continuance of
any  Bank's Revolving Credit Loans comprising a portion
of any Eurodollar Borrowing has become impracticable as
a  result  of  a contingency occurring after  the  date
hereof which adversely affects the interbank eurodollar
market or the position of such Bank in such market,  as
the case may be, then, and in any such event, such Bank
shall,  promptly after making such determination,  give
written  or  telecopy notice (or by telephone  promptly
confirmed in writing) to the Borrower and the Agent  of
such   determination  (which  notice  the  Agent  shall
promptly   transmit  to  each  of  the  other   Banks);
provided, however, that before giving any such  notice,
such  Bank  shall use reasonable good faith efforts  to
designate  a  different  Lending  Office  to  make   or
maintain its Eurodollar Loans if such designation  will
avoid  the  need to suspend such Bank's obligations  to
make  or  maintain Eurodollar Loans  and  will  not  be
otherwise  disadvantageous to  such  Bank.   Thereafter
each  such  affected  Bank may (i)  declare  that  such
affected  Bank  will  no longer make  Eurodollar  Loans
(subject to paragraph (b) below) whereupon any  request
by the Borrower for a Eurodollar Borrowing shall, as to
such  Bank  only, be deemed a request for an ABR  Loan;
and  (ii) require that all outstanding Eurodollar Loans
made  by  such affected Bank(s) be converted  into  ABR
Loans  at the end of the applicable Eurodollar Interest
Period  or  such  earlier time as may  be  required  by
applicable Requirements of Law, in each case by  giving
the  Agent  written or telecopy notice (or by telephone
promptly  confirmed in writing) thereof (which  notice,
in the case of subclause (ii) above shall specify which
affected   Eurodollar  Loans  are  to  be   converted);
provided,  however,  that all  Banks  whose  Eurodollar
Loans are affected by the circumstances described above shall be treated in the same manner.

    (b)   In  the  event  any Bank shall  exercise  its
rights under (a) above, all payments of principal which
would   otherwise  have  been  applied  to  repay   the
Eurodollar Loans that would have been made, converted or continued by such Bank or the converted Eurodollar
Loans of such Bank shall instead be applied to repay the ABR Loans made by the Bank in lieu of, or resulting from the conversion of, such affected Eurodollar Loans.

    SECTION    2.15.     Funding    Losses.     Without
duplication  of other provisions contained herein,  the
Borrower shall indemnify each Bank against any loss  or
reasonable expense which such Bank may sustain or incur
as  a consequence of (i) any failure by the Borrower to
fulfill   on  the  Borrowing  Date  for  any  Borrowing
hereunder  the  applicable  conditions  set  forth   in
Article IV, (ii) any failure by the Borrower to  borrow
hereunder  after a Borrowing Request pursuant  to  this
Article  II  has been given, (iii) any failure  by  the
Borrower  to convert or continue a Borrowing  hereunder
after  a  Notice of Conversion or Continuation pursuant
to  this  Article II has been given, (iv) any  payment,
prepayment,  continuance or conversion of a  Eurodollar
Borrowing  required or permitted by any other provision
of this Credit Agreement including, without limitation,
payments  made due to the acceleration of the  maturity
of the Notes pursuant to Section 8.1, or otherwise made
on  a  date  other than the last day of the  applicable
Eurodollar  Interest Period, (v)  any  default  in  the
payment  or prepayment of the principal amount  of  any
Eurodollar  Borrowing or any part thereof  or  interest
accrued  thereon, as and when due and payable  (at  the
due date thereof, by notice of prepayment or otherwise)
including,  but not limited to, any loss or  reasonable
expense  sustained or incurred or to  be  sustained  or
incurred  in  liquidating  or employing  deposits  from
third  parties  acquired  to effect  or  maintain  such
Bank's   Commitment   Percentage  of   any   Eurodollar
Borrowing   or   any  part  thereof  as  a   Eurodollar
Borrowing.   Such  loss  or  reasonable  expense  shall
include,  without limitation, an amount  equal  to  the
excess,  if any, as reasonably determined by such  Bank
of  (i)  its  cost  of  obtaining  the  funds  for  its
Commitment Percentage of the Eurodollar Borrowing being
paid,  prepaid or converted or not borrowed  (based  on
the  Eurodollar Rate applicable thereto) for the period
from  the date of such payment, prepayment, continuance
or  conversion or failure to borrow to the last day  of
the Eurodollar Interest Period for such Eurodollar Loan
(or, in the case of a failure to borrow, the Eurodollar
Interest  Period  for the Eurodollar Loan  which  would
have  commenced on the date of such failure to  borrow)
over   (ii)  the  amount  of  interest  (as  reasonably
determined by such Bank) that would be realized by such
Bank   in  reemploying  the  funds  so  paid,  prepaid,
continued or converted or not borrowed for such  period
or  Eurodollar  Interest Period, as the  case  may  be,
provided that such Bank will use its reasonable efforts
to reemploy funds in investments of similar quality.  A
certificate  of such Bank signed by an officer  setting
forth  in reasonable detail any amount or amounts which
such  Bank  is  entitled to receive  pursuant  to  this
Section  2.15 shall be delivered to the Borrower.   The
Borrower shall pay to such Bank the amount shown as due
on  any  certificate within thirty (30)  Business  Days
after  its  receipt  of the same.  Notwithstanding  the
foregoing,  in no event shall any Bank be permitted  to
receive   any   compensation   hereunder   constituting
interest in excess of the Highest Lawful Rate. Without prejudice to the survival of any other obligations of the Borrower hereunder, the obligations of the Borrower under this Section 2.15 shall survive the date of termination of this Credit Agreement and the payment in full of the Obligations.

    SECTION   2.16.   Method  of  Payments   Pro   Rata
Treatment.

    (a)    the   Borrower  shall  make   each   payment
hereunder  and under the Notes delivered hereunder  not
later  than 1:00 p.m., Houston, Texas time, on the  day
when  due  in  lawful money of the  United  States  (in
freely  transferable  Dollars) to  the  Agent  for  the
account  of  the Banks entitled thereto at the  Agent's
address  referred  to  in Section 10.2  in  immediately
available  funds and any funds received  by  the  Agent
after   such  time  shall,  for  all  purposes   hereof
(including the following sentence), be deemed  to  have
been  paid on the next succeeding Business Day.  Except
as  otherwise specifically provided herein,  the  Agent
shall thereafter cause to be distributed on the date of
receipt  thereof  to  each  Bank  in  like  funds   its
Commitment Percentage (or, if the Revolving Credit Loan of such Bank with respect to which such payment is being made is not of the same Type as the Revolving
Credit Loans of the other Banks with respect to which such payment is being made, such Bank's appropriate share) of the payments so received for the account of such Bank's Lending Office for the Revolving Credit
Loan in respect of which such payment is made.

    (b) Except as otherwise provided herein, (i) each Borrowing comprised of Revolving Credit Loans hereunder shall be obtained from the Banks, each payment of fees shall be paid for the account of the Banks and each partial reduction of the Total Commitment under Section
2.9 shall be applied to the Commitments of the Banks, in each case simultaneously and pro rata in accordance with each Bank's Commitment Percentage, (ii) each conversion of a Borrowing comprised of Revolving Credit
Loans of a particular type shall be made pro rata among the Banks according to their respective Commitment
Percentage of such Borrowing and (iii) each payment and prepayment of principal of or interest on any Revolving
Credit Loans will be made to the Agent for the account of each of the Banks simultaneously and pro rata in accordance with their respective Commitment Percentage of unpaid principal amounts of such Revolving Credit
Loans made by the Banks.

      (c)  Whenever any payment hereunder or under  the
Notes  (including  principal  of  or  interest  on  any
Revolving  Credit Loan or any fees or  other  amounts),
shall  be  stated  to  be due on a  day  other  than  a
Business  Day, such payment shall be made on  the  next
succeeding  Business Day, and such  extension  of  time
shall  in  such case be included in the computation  of
payment  of interest, fee or other amount, as the  case
may  be;  provided,  however, if such  extension  would
cause  payment  of  interest  on  or  principal  of   a
Eurodollar Loan to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

        SECTION 2.17.  Taxes.

    (a)    All   payments   of   principal,   interest,
expenses,   reimbursements,  compensation,  commitment,
arrangement or administration fees and any other amount
from time to time due hereunder, under the Notes or any
other Loan Document made by the Borrower shall be  made
free and clear of and without deduction for any present
or  future  tax, levy, impost or any other  charge,  if
any,  of any nature whatsoever now or hereafter imposed
by  any Governmental Authority, excluding, however,  in
the  case  of the Agent and each Bank, any such  taxes,
levies, costs or charges imposed on or measured by  the
gross  receipts, capital or overall net income  of  the
Agent or such Bank or such Bank's Lending Office by any
jurisdiction  in which the Agent or such Bank  or  such
Bank's Lending Office is located (all such non-excluded
taxes,  levies, costs, imposts, deductions, charges  or
withholdings being herein called "Withholding  Taxes").
If  any  Withholding Taxes are required to be  withheld
from  any  amounts  payable to the Agent  or  any  Bank
hereunder  or under the Notes, and if such  withholding
does  not  result from the breach by such Bank  of  its
agreement  set forth in subsection (b) below  or  would
not  be  required  if  such Bank's  representation  and
warranty  set forth in subsection (c) below were  true,
then, to the extent that any such Withholding Taxes are
a  liability  of, or credited to, the  account  of  the
Borrower, the Borrower shall pay to the Agent  or  such
Bank, on the date of each such payment, such additional
amounts  as  may  be necessary in order  that  the  net
amounts  received by the Bank after such  deduction  or
withholding  shall equal the amounts which  would  have
been received if such deduction or withholding were not
required;  provided, however, that all amounts  payable
under this Section 2.17 which constitute interest under
applicable  law shall not exceed an amount which  would
result  in the payment of interest at a rate in  excess
of  the  Highest Lawful Rate.  Whenever any Withholding
Taxes  are  withheld by the Borrower as  aforesaid,  as
promptly  as  possible thereafter, the  Borrower  shall
send  to  the  Agent  for its own account  or  for  the
account  of such Bank, as the case may be, a  certified
copy  of an original official receipt received  by  the
Borrower  showing  payment thereof.   If  the  Borrower
fails  to pay any Withholding Taxes so withheld  by  it
when  due to the appropriate taxing authority or  fails
to  remit  to the Agent the required receipts or  other
required  documentary  evidence,  the  Borrower   shall
indemnify the Agent and the Banks for any incremental taxes, interest or penalties that may become payable by the Agent or any Bank as a result of any such failure.
The agreements in this Section 2.17 shall survive the termination of this Credit Agreement and the payment of the Notes and all other Obligations.

      (b)  Each Bank that is not incorporated under the
laws of the United States of America or a state thereof
(including each Eligible Assignee that becomes a  party
to this Credit Agreement pursuant to Section 10.9) that
is  entitled  to  receive payments  under  this  Credit
Agreement   and   the   Notes  without   deduction   or
withholding  of any United States federal income  taxes
or  is entitled to an exemption from backup withholding
tax  agrees that, prior to the first date on which  any
payment is due to it hereunder, it will deliver to  the
Borrower and the Agent, as the case may be, (i) two (2)
duly  completed copies of United States IRS Forms  1001
or  4224 or successor applicable form, as the case  may
be,  certifying in each case that such Bank is entitled
to receive payments under this Credit Agreement and the
Notes  payable to it, without deduction or  withholding
of  any United States federal income taxes, and (ii) an
IRS  Forms W-8 or W-9 or successor applicable form,  as
the  case may be, to establish an exemption from United
States   backup  withholding  tax.   Each  Bank   which
delivers to the Borrower and the Agent IRS Forms and/or
applicable  certification  pursuant  to  the  preceding
sentence  further undertakes to deliver to the Borrower
and  the Agent two (2) additional duly completed copies
of  the said IRS Forms or applicable certification,  or
successor   applicable  forms,  or  other   manner   of
certification,  as the case may be, on  or  before  the
date that any such form expires or becomes obsolete  or
after the occurrence of any event requiring a change in
the  most recent form previously delivered by it to the
Borrower,  and such extensions or renewals  thereof  as
may   reasonably   be  requested   by   the   Borrower,
establishing that such Bank is entitled to receive payments under this Credit Agreement without deduction or withholding of any United States federal income taxes, unless in any such case a Requirement of Law
(including, without limitation, any change in any Requirement of Law) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Borrower that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Forms W-8 or W-9, establishing an exemption from United States backup withholding tax.

    (c)   Each  Bank (including each Eligible  Assignee
that  becomes a party to this Credit Agreement pursuant
to   Section  10.9)  represents  and  warrants  to  the
Borrower   that  each  Lending  Office  of  such   Bank
hereunder will be entitled to receive payments of principal of, and interest on, the Revolving Credit
Loans made by such Bank from such Lending Office without withholding or deduction for or on account of any United States federal income taxes.

    SECTION  2.18.   Sharing of Payments  and  Setoffs.
Each Bank agrees that if it shall, through the exercise
of  a  right  of banker's lien, setoff or  counterclaim
against  the  Borrower  (pursuant  to  Section  8.3  or
otherwise),  including, but not limited to,  a  secured
claim  under  Section 506 of Title  11  of  the  United
States Code or other security or interest arising from,
or  in  lieu of, such secured claim, received  by  such
Bank  under  any applicable bankruptcy,  insolvency  or
other  similar  law or otherwise, or by similar  means,
obtain payment (voluntary or involuntary) in respect of
any  Revolving  Credit Loan or Revolving  Credit  Loans
(other than pursuant to Sections 2.13, 2.15 or 2.17) as
a  result of which the unpaid principal portion of  its
Revolving  Credit  Loans shall be proportionately  less
than  the  unpaid  principal portion of  the  Revolving
Credit Loans of any other Bank, it shall simultaneously
purchase  from  such  other  Banks  at  face  value   a
participation  in the Revolving Credit  Loans  of  such
other  Banks,  so  that the aggregate unpaid  principal
amount of Revolving Credit Loans and participations  in
Revolving  Credit Loans held by each Bank shall  be  in
the  same  proportion to the aggregate unpaid principal
amount  of  all Revolving Credit Loans then outstanding
as  the principal amount of its Revolving Credit  Loans
prior  to  such  exercise  of  banker's  lien,  setoff,
counterclaim or other event was to the principal amount
of all Revolving Credit Loans outstanding prior to such
exercise  of  banker's  lien, setoff,  counterclaim  or
other  event;  provided,  however,  that  if  any  such
purchase  or  purchases or adjustments  shall  be  made
pursuant  to  this Section 2.18 and the payment  giving
rise   thereto  shall  thereafter  be  recovered,  such
purchase or purchases or adjustments shall be rescinded
to  the extent of such recovery and the purchase  price
or prices or adjustment restored without interest.  The
Borrower    expressly   consents   to   the   foregoing
arrangements  and  agrees  that  any  Bank  holding   a
participation  in  a  Note  deemed  to  have  been   so
purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Bank as fully as if such Bank had made a Revolving Credit Loan directly to such the Borrower in the amount of such participation.

    SECTION   2.19.    Limitation   on   Reimbursement;
Mitigation.

    (a)   Notwithstanding  the  provisions  of  Section
2.13  if  any Bank fails to give notice to the Borrower
of  any  event that would obligate the Borrower to  pay
any  amount  owing pursuant to Section 2.13 within  180
days after such Bank obtains knowledge of such event, and subsequently gives notice to the Borrower of such event, the Borrower shall pay only such amounts for costs incurred for the one hundred eighty-day period immediately prior to such notice.

    (b) Any Bank claiming any additional amounts payable pursuant to Sections 2.13 or 2.17 or any Bank subject to Sections 2.12 or 2.14 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its lending office for the Revolving Credit Loans, if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue under Sections 2.13 or 2.17 or would avoid the unavailability of Eurodollar
Loans under Sections 2.12 or 2.14 and would not, in any such case, in the judgment of such Bank, be otherwise disadvantageous.

    SECTION  2.20.  Use of Proceeds.  (a) The  proceeds
of the Revolving Credit Loans and Letters of Credit may
be  used (i) to provide working capital to the Borrower
and   its   Subsidiaries,  (ii)  to   finance   capital
expenditures and acquisitions (other than acquisitions of Margin Stock) of the Borrower and its Subsidiaries and (iii) to provide for letters of credit for the account of the Borrower and its Subsidiaries. The proceeds of all Swing Loans shall be used solely for cash management purposes of the Borrower.

    (b)No  portion  of  the proceeds of  any  Revolving
Credit  Loan made under, or any Letter of Credit issued
pursuant to, this Credit Agreement shall be used by the
Borrower to purchase or carry Margin Stock, or  in  any
manner   that   might  cause  the  borrowing   or   the
application of such proceeds to violate Regulation U, Regulation T, or Regulation X or any other regulation of the Board or to violate the Securities Exchange Act of 1934, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

    (c)No  portion  of  the proceeds of  any  Revolving
Credit Loan under this Credit Agreement shall be used by the Borrower, directly or indirectly, for a Hostile
Acquisition.

    SECTION  2.21.   Mandatory  Termination  of   Total
Commitment; Extension of Maturity Date.  (a) The  Total
Commitment shall terminate on the Maturity Date, and any Revolving Credit Loans then outstanding (together with accrued and unpaid interest thereon) shall be due and payable on such date.

    (b)   At  any time after March 1 but on  or  before
May  1  of  each  calendar year,  commencing  with  the
calendar  year 2000, the Borrower may request that  the
Banks  extend the Maturity Date for successive  periods
of  one  year.  The Banks in their sole discretion  may
agree to extend or decline to extend the Maturity Date;
however,  if  the  Banks  have not  responded  to  such
request  in  writing  by June 1  of  the  year  of  the
Borrower's request such request shall be deemed to have
been  denied.   In the event the Banks  agree  to  such
request, the Borrower, the Agent and the Banks shall execute a written amendment and extension agreement in form reasonably acceptable to the Agent and the Banks evidencing such extension and the agreed upon terms and conditions of such extension together with such other documents as the Agent and the Banks shall reasonably request.

    SECTION  2.22.  Replacement of Banks.  If any  Bank
(an  "Affected Bank") shall have (i) failed to fund any
Revolving  Credit Loan that such Bank is  obligated  to
fund  hereunder  and such failure has not  been  cured,
(ii)  requested  compensation from the  Borrower  under
Sections  2.13  or  2.17  to  recover  costs  or  taxes
incurred  by  such  Bank which are not  being  incurred
generally  by  the  other  Banks,  (iii)  given  notice
pursuant  to Sections 2.12 or 2.14 that such  Bank  has
suspended  the  Borrower's right  to  elect  Eurodollar
Loans   from  such  Bank  for  reasons  not   generally
applicable to the other Banks or (iv) failed to approve
the  recommended  Total Borrowing  Base  and  Available
Borrowing Base of the Majority Banks, then, in any such
case  and  in addition to any other rights or  remedies
available  to  the  Borrower,  the  Borrower  may  give
written  notice to such Affected Bank of the occurrence
of  an  event set forth in subsections (i), (ii), (iii)
or (iv) of this Section 2.22, and during the sixty (60)
day period following such notice, the Borrower may make
written  demand on such Affected Bank (with a  copy  to
Agent  and each other Bank), for such Affected Bank  to
assign  to  one  or  more  financial  institutions   (a
"Replacement Bank"), all of such Affected Bank's rights
and obligations under this Agreement and the other Loan
Documents  (including such Affected  Bank's  Commitment
and  all  Revolving Credit Loans owing to such Affected
Bank),  provided, such assignment shall be  consummated
in accordance with and shall be subject to the terms of
Section 10.9).  Pursuant to Section 10.9, upon any such
assignment,  such Affected Bank shall  cease  to  be  a
party  hereto,  provided, however, such  Affected  Bank
shall  continue  to  be entitled  to  the  benefits  of
Sections 2.13, 2.15, 2.17 and 8.4 accruing with respect
to such Affected Bank prior to such assignment, as well
as  any fees accrued for its account and not yet  paid.
If  an Eligible Assignee cannot be obtained within  the
sixty  (60)  day period following said  notice  to  the
Affected  Bank,  to  assume  the  Commitment  of   such
Affected Bank, and provided that no Default or Event of Default shall have occurred and be continuing, then the Borrower may prepay immediately all Revolving Credit
Loans of such Affected Bank and terminate such Affected
Bank's entire Commitment hereunder provided, however, that in the event the Borrower makes any prepayment pursuant to this sentence, then on the date of such prepayment, the Total Commitment of the Banks shall be permanently reduced by the amount of such Affected
Bank's Commitments and the Commitment Percentage of each other Bank shall be redetermined based upon the amount each such other Bank's Commitment is of the Total Commitment as so reduced.

                    ARTICLE III

                    BORROWING BASE

    SECTION  3.1.   Borrowing Base Asset  Reports.   As
soon  as  available and in any event by  March  31  and
October  1  of each year commencing October, 1999,  the
Borrower  shall  deliver  to  each  of  the  Banks  the
Borrowing  Base  Asset  Reports  prepared  as  of   the
immediately   preceding  December  31   and   June   30
respectively.

    SECTION  3.2.   Determination  of  Total  Borrowing
Base.   Based  in  part  on the  Borrowing  Base  Asset
Reports  delivered pursuant to Section  3.1  the  Banks
shall  determine  the  Total  Borrowing  Base  and  the
Available  Borrowing Base to be in effect on  the  next
succeeding   Determination  Date.   Such  determination
shall be made in good faith by the Banks in their  sole
discretion   in   accordance  with   their   respective
customary  practices and standards for  loans  of  this
nature,   which  may  vary  from  Bank  to  Bank.    In
connection   with  the  determination  of   the   Total
Borrowing  Base and upon the receipt of each  Borrowing
Base  Asset Report, the Agent shall submit to the Banks
in  writing on or before May 1 or November  1,  as  the
case may be, the Agent's recommendation as to the Total
Borrowing  Base and the Available Borrowing Base  which
the  Agent  has determined should be available  to  the
Borrower  pursuant to the Total Commitment  as  of  the
next  succeeding June 1 or December 1, as the case  may
be  (each such date being a "Determination Date"). Each
Bank  shall submit to the Agent in writing on or before
May  15 or November 15, as the case may be, such Bank's
approval  or  disapproval  of the  Agent's  recommended
Total  Borrowing  Base and any such  disapproval  shall
state  the  maximum Total Borrowing Base acceptable  to
such  Bank.  If the Agent has not received such  notice
from  a Bank on or before the close of business on  May
15  or November 15, as the case may be, such Bank shall
be  deemed  to  have  approved the Agent's  recommended
Total  Borrowing Base. In the event the Majority  Banks
approve  the Agent's recommended Total Borrowing  Base,
the Total Borrowing Base approved by the Majority Banks
shall   become   effective  on  the   next   succeeding
Determination Date and shall remain in effect until the
next Determination. In the event the Majority Banks  do
not  approve  the  Agent's recommended Total  Borrowing
Base,  the Banks shall consult with each other in order
to agree on the Total Borrowing Base to be effective on
such  Determination Date.   In the event  the  Majority
Banks  are unable to agree on the Total Borrowing  Base
to  be  effective on the next succeeding  Determination
Date  prior to May 25 or November 25, as the  case  may
be, the Total Borrowing Base which becomes effective on
the  next  Determination Date  shall  be  the  weighted
average of the Total Borrowing Bases, requested by  the
Banks in the notices referred to in the fourth sentence
of  this  Section 3.2 and shall remain in effect  until
the  next  Determination.  The Agent shall  notify  the
Borrower   of  the  Total  Borrowing  Base  to   become
effective on each Determination Date by providing the Borrower a Borrowing Base Notice no later than 2:00 p.m., Houston, Texas time three days prior to such Determination Date.

    Without   limiting  the  right  of  the  Banks   to
determine  in  good faith the Total Borrowing  Base  in
their  sole  discretion, the Borrower acknowledges  and
agrees   that   subject   to  the   Banks'   consistent
application  of their respective standards for  similar
loans,   the   Banks  (i)  may  make  such  assumptions
regarding  appropriate existing and  projected  pricing
for  Hydrocarbons and coal as they deem appropriate  in
their  sole  discretion, (ii) may make such assumptions
regarding  and/or  modifying  projected  rates   and/or
quantities  of  future production of  (y)  Hydrocarbons
from  Oil  and  Gas Interests and (z)  coal  from  Coal
Interests  owned  by  the Borrower and  the  Subsidiary
Guarantors as they deem appropriate in their sole  good
faith discretion, (iii) may consider the projected cash
requirements  of  the  Borrower and  its  Subsidiaries,
including,   without  limitation,   obligations   under
Consolidated  Debt, and other debt  service  and  lease
obligations  of  the  Borrower  and  its  Subsidiaries,
general  and  administrative expenses and distributions
in respect of equity, (iv) are not required to consider
any  asset other than Borrowing Base Assets,  (v)  will
give  no consideration to any asset owned by an  entity
other  than the Borrower or a Subsidiary Guarantor  and
(vi)  may  make  such other assumptions, considerations
and  exclusions as each Bank deems appropriate  in  the
exercise  of its good faith sole discretion,  it  being
recognized  that  the  ultimate  determination  to   be
reached is more predicted upon the aggregate amount  of
credit  available hereunder which, at the time  of  the
determination, each Bank determines should be available
as reasonably expected to be repayable by the Borrower,
considering all then existing and projected other items
which  are expected to be payable or repayable, without
undue  risk of failure to timely repay. Notwithstanding
anything   contained  herein  to  the   contrary,   the
borrowing base value given by the Banks to the  Norfolk
Common Stock (together with the borrowing base value given by the Banks to all other Margin Stock, if any,) shall never exceed twenty-five percent (25%) of the Total Borrowing Base.

    SECTION  3.3.  The Designated Borrowing Base.   The
Borrower may designate a borrowing base amount for each
Borrowing  Base  Period, which  borrowing  base  amount
shall  be equal to or less than the Available Borrowing
Base set forth in the most recent Borrowing Base Notice
delivered  to  the Borrower (the "Designated  Borrowing
Base"),   provided,   however,  that   the   Designated
Borrowing  Base  can  never be  less  than  $75,000,000
(i.e.,  if  the Available Borrowing Base is  less  than
$75,000,000,  then the Borrower shall not be  permitted
to  designate a Designated Borrowing Base). The initial
Designated Borrowing Base for the first Borrowing  Base
Period  is  $110,000,000. The Borrower shall  elect  to
have  a  Designated Borrowing Base take effect for  any
Borrowing  Base Period by giving notice  to  the  Agent
within  five  Business  Days after  its  receipt  of  a
Borrowing  Base  Notice  for a Borrowing  Base  Period;
provided  that if the Borrower has elected a Designated
Borrowing  Base  for  a  Borrowing  Base  Period,   the
Borrower  may,  at any time prior to the  end  of  such
Borrowing  Base  Period, by giving five Business  Days'
prior  written notice to the Agent, elect  to  increase
the  Designated Borrowing Base for that Borrowing  Base
Period to an amount not greater than the amount of  the
Available  Borrowing Base originally  included  by  the
Agent  in  the Borrowing Base Notice for such Borrowing
Base  Period; provided further that if the Borrower  so
elects to increase the Designated Borrowing Base,  then
all  commitment  fees payable pursuant to  Section  2.5
below with respect to the Borrowing Base Period in which such increase took place shall be calculated as if the increased Designated Borrowing Base had been in effect for the entire Borrowing Base Period.

    SECTION   3.4.   Special  Determination  of   Total
Borrowing Base.  In addition to the redeterminations of
the  Total Borrowing Base pursuant to Section 3.2,  (i)
within five (5) days following receipt of notice (given
pursuant  to  Section 6.1(l)) of a planned asset  sale,
transfer  or  disposal of Borrowing Base  Assets  other
than  those sales permitted under Section 7.8, or  (ii)
the Borrower elects not to cure defects in title at the
request of the Majority Banks pursuant to Section 6.14,
the   Majority   Banks   may  request   an   additional
redetermination  of the Total Borrowing  Base  and  the
Available  Borrowing Base in connection with such  sale
or  defects in title.  In the event the Majority  Banks
request  such a Special Determination, the Agent  shall
promptly deliver notice of such request to the Borrower
and  the  Borrower shall, within ten (10) days of  such
request, deliver to the Banks the Borrowing Base  Asset
Reports  prepared as of the last day  of  the  calendar
month  preceding the date of such request. Upon receipt
of  such  Borrowing Base Asset Reports the Banks  shall
redetermine the Total Borrowing Base and the  Available
Borrowing  Base  in accordance with the  procedure  set
forth  in  Section 3.2 which Total Borrowing  Base  and
Available Borrowing Base shall become effective on  the
Determination   Date   applicable   to   such   Special
Determination and shall remain in effect until the next
Determination.

    SECTION   3.5.    Initial  Total  Borrowing   Base;
Initial Available Borrowing Base.
During  the period from the Effective Date to September
1, 1999, the Total Borrowing Base shall be $110,000,000 and the Available Borrowing Base shall be $110,000,000.

                     ARTICLE IV

                 CONDITIONS PRECEDENT

    SECTION   4.1.    Conditions   Precedent   to   the
Revolving Credit Loans. The obligation of each Bank to make its initial Revolving Credit Loan or for the Issuing Bank to issue its initial Letter of Credit is subject to the satisfaction of the following conditions precedent:

    (a)The Agent shall have received, duly authorized, executed and delivered by each Person that is a party thereto, in form and substance satisfactory to the Banks, each of the following:

        (i)   each  of  the  following  Loan  Documents
        (together with all exhibits thereto) dated on or as of the Effective Date:

            (aa)  this Credit Agreement;
            (bb)  each of the Notes; and
            (cc)  the Subsidiary Guaranty;

        (ii)    a  certificate  of  the  Secretary   or
        Assistant Secretary of the Borrower, dated  the
        Effective  Date,  certifying  as  to  (aa)  the
        adoption  and continuing effect of  resolutions
        of  the  board  of  directors of  the  Borrower
        authorizing   the   transactions   contemplated
        hereby  and  by the other Loan Documents;  (bb)
        the  Articles of Incorporation of the Borrower,
        (cc)  the  Bylaws  of  the  Borrower  and   all
        amendments thereto, and (dd) the incumbency of all officers of the Borrower who will execute or have executed any document or instrument required to be delivered hereunder, containing the signature of same;

          (iii)   a  certificate of  the  Secretary  or
        Assistant    Secretary   of   each   Subsidiary
        Guarantor,   dated  the  Effective   Date   and
        certifying   as  to  (aa)  the   adoption   and
        continuing effect of resolutions of  the  board
        of   directors  of  such  Subsidiary  Guarantor
        authorizing   the   transactions   contemplated
        hereby  and  by the other Loan Documents;  (bb)
        the  Articles (or Certificate, as the case  may
        be)   of   Incorporation  of  such   Subsidiary
        Guarantor and all amendments thereto, (cc)  the
        Bylaws  of  the  such Subsidiary Guarantor  and
        all    amendments   thereto,   and   (dd)   the
        incumbency  of all officers of such  Subsidiary
        Guarantor who will execute or have executed any document or instrument required to be delivered hereunder, containing the signature of same;

        (iv)    with   respect  to  the   Borrower,   a
        certificate of existence and good standing from the Secretary of State of the State of Virginia dated no more than 5 days prior to the Effective Date;

        (v) with respect to PVHC, a certificate of existence and good standing from the Secretary of State of the State of Delaware dated no more than 5 days prior to the Effective Date.

        (vi)   with  respect to PVOG, a certificate  of
        existence  and good standing from the Secretary
        of  State of Virginia dated no more than 5 days
        prior  to  the  Effective Date and certificates
        of   authorization  to  do  business  and  good
        standing   in  the  States  of  West  Virginia,
        Kentucky, Tennessee, Illinois and Indiana.

        (vii)   with respect to PVCC, a certificate  of
        existence  and good standing from the Secretary
        of  State of Virginia dated no more than 5 days
        prior  to  the  Effective Date and certificates
        of   authorization  to  do  business  and  good
        standing in the States of West Virginia and Kentucky;

        (viii)     with   respect   to   Equities,    a
        certificate of existence and good standing from the Secretary of State of Delaware dated no more than 5 days prior to the Effective
        Date;

        (ix) the Opinion of the Borrower's Counsel;

        (x)(aa)   the  Initial  Borrowing  Base   Asset
        Reports   and   (bb)  such  other   information
        regarding the Borrowing Base Assets as the Agent or any Bank may reasonably request;

        (xii)  (aa)  the  Initial Financial  Statements
        and  (bb)  such  other  financial  information,
        regarding   the   Borrower  or   any   of   its
        Subsidiaries  as  the Agent  or  any  Bank  may
        reasonably  request.   All  of  such  financial
        statements and financial information shall be satisfactory to the Banks;


          (xiii) for its account and for the account of
        each   Bank,  as  applicable,  all   fees   and
        expenses  due  and  payable  hereunder  on   or
        before the Effective Date and invoiced to the Borrower in writing prior to the Effective
        Date;

        (xiv) a Federal Reserve Form U-1, as the case may be, with respect to the Commitment of each Bank; and

        (xv)   such   other   certificates,   opinions,
        documents  and  instruments  relating  to   the
        transactions contemplated hereby as may have been reasonably requested by the Agent or any Bank.

    (b)   (i) the representation and warranties of  the
Borrower  contained  in Article V hereof  and,  in  all
material  respects, in each of the other Loan Documents
to  which  the Borrower is a party shall  be  true  and
correct in all material respects on the Effective  Date
both  before and after giving effect to the  making  of
the   initial   Revolving  Credit   Loans;   (ii)   the
representations  and  warranties  of  each   Subsidiary
contained in any Loan Document to which such Subsidiary
is  a  party  are  true  and correct  in  all  material
respects  on the Effective Date both before  and  after
giving  effect  to the initial Revolving Credit  Loans;
(iii)  no  Default  or  Event  of  Default  shall  have
occurred and be continuing on the Effective Date either
before  or  after giving effect to the  making  of  the
initial   Revolving  Credit  Loans,  (iv)  no  material
litigation (other than Existing Litigation) is  pending
or,  to  the best knowledge of the Borrower  after  due
inquiry,  threatened  against  the  Borrower   or   any
Subsidiary of the Borrower and no material adverse development has occurred in any Existing Litigation, and (v) no events or state of affairs which could reasonably be expected to result in a Material Adverse
Effect shall have occurred since December 31, 1998;

    (c)   A search, made no more than 30 days prior  to
the  Effective  Date,  of the Uniform  Commercial  Code
filing offices in each relevant jurisdiction shall have
revealed no filings or recordings with respect  to  the
Borrowing Base Assets (except Permitted Liens) in favor
of any Person.  The Agent shall have received a copy of
the  search reports received as a result of such search
and    fully   executed   releases   effectuating   the
termination of any and all Liens (other than  Permitted
Liens) pertaining to any of the Borrowing Base Assets;

    (d) Such other conditions precedent which the Agent may reasonably have requested or required.

    SECTION 4.2.  Additional Conditions Precedent.   No
Bank  has  any obligation to make any Revolving  Credit
Loan (including its initial Revolving Credit Loan) and the Issuing Bank has no obligation to issue any Letter of Credit (including the initial Letter of Credit) unless the following conditions precedent have been satisfied:

      (a)   The Agent shall have received, in form  and
substance  satisfactory to the Agent, a certificate  of
the  Borrower  and  of  each  Subsidiary  signed  by  a
Responsible  Officer  of  the  Borrower  and  of   each
Subsidiary, dated as of the Borrowing Date,  certifying
that  (aa)  the representations and warranties  of  the
Borrower  and  each Subsidiary contained in  Article  V
hereof  and, in all material respects, in each  of  the
other  Loan  Documents to which the  Borrower  or  such
Subsidiary  is  a party, are true and  correct  in  all
material respects (both before and after giving  effect
to  the  making of such Revolving Credit  Loan  or  the
issuing  of  such Letter of Credit) on and  as  of  the
Borrowing  Date as if made on and as of such date  (or,
if  stated  to have been made solely as of  an  earlier
date,  were true and correct as of such earlier  date);
(bb)   no  event  or  state  of  affairs  which   could
reasonably be expected to result in a Material  Adverse
Effect  has occurred since the fiscal year end  of  the
Fiscal  Year  for  which audited  financial  statements
conforming  to the requirements of Section 6.1(b)  have
been delivered to the Banks pursuant to Section 6.1(b);
(cc)  no Default or Event of Default then exists either
before  or  after giving effect to the making  of  such
Revolving Credit Loan or the issuing of such Letter  of
Credit; and (dd) no new material litigation (other than
Existing  Litigation)  is  pending  or,  to  the   best
knowledge of the Borrower after due inquiry, threatened
against  the Borrower or any Subsidiary and no material
adverse   development  has  occurred  in  any  Existing
Litigation.

    (b) the Borrower shall have complied with the provisions of Section 2.2 and/or 2.3, as applicable;

    (c)  The Maturity Date shall not have occurred;

    (d)   The  sum  of (i) the amount of the  requested
Borrowing  and/or  the  face amount  of  the  requested
Letter of Credit plus (ii) the Utilized Credit shall not exceed the Available Commitment then in effect.

    (e) The making of such Revolving Credit Loans or the issuance of such Letters of Credit shall not result in the Borrower's, any of its Subsidiary's or any Bank's being in noncompliance with or in violation of Regulation U, and shall not be prohibited by any Requirements of Law.

    SECTION  4.3.   General.  All  of  the  agreements,
instruments, reports, opinions and other documents and papers referred to in this Article IV (except for the Notes and the Letters of Credit), unless otherwise expressly specified, shall be delivered to the Agent in sufficient counterparts for each of the Banks. As soon as practicable after receipt of such documents the Agent shall deliver such documents to each of the Banks.

                     ARTICLE V

            REPRESENTATIONS AND WARRANTIES

    In order to induce the Agent and each Bank to enter into this Credit Agreement and to make the Revolving Credit Loans, the Borrower represents and warrants as to itself and each of its Subsidiaries, to the Agent and each Bank that the following statements are true, correct and complete.

    SECTION 5.1.  Organization; Corporate Powers.  Each
of the Borrower and each of its Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (b) is duly qualified to do business as a foreign corporation and is in good standing in each other jurisdiction in which such qualification and good standing are necessary in order for it to conduct its business and own its properties as conducted and owned (except only for jurisdictions in which the failure to be so qualified or in good standing would not, individually or in the aggregate, result in (i) the loss of any privileges in such jurisdiction which are material to the Borrower or such Subsidiary or their respective businesses, or (ii) a material liability to the Borrower or such Subsidiary, and (c) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted.

    SECTION 5.2.  Authority.  Each of the Borrower  and
each  of  its Subsidiaries has the corporate power  and
authority  and  legal  right to  execute,  deliver  and
perform each of the Loan Documents executed by,  or  to
be  executed  by, the Borrower or such  Subsidiary  and
each other agreement or instrument contemplated thereby
to  which it is or will be a party and, with respect to
the  Borrower,  to  borrow hereunder.   The  execution,
delivery  and performance of each of the Loan Documents
to  which the Borrower or any of its Subsidiaries is or
will   be   a  party  and  the  consummation   of   the
transactions contemplated thereby, and, with respect to
the  Borrower, the borrowing of funds under this Credit
Agreement,  have  been duly approved by  the  board  of
directors  of  each such Person and no other  corporate
proceedings on the part of such Person are necessary to
consummate  such  transactions.  This Credit  Agreement
constitutes,  and each of the other Loan  Documents  to
which  the  Borrower or any of its  Subsidiaries  is  a
party when executed and delivered by such Person,  will
constitute  the legal, valid and binding obligation  of
such   Person,  enforceable  against  such  Person   in
accordance  with  its terms, except  as  enforceability
thereof  may  be  limited  by  bankruptcy,  insolvency,
reorganization,  fraudulent  transfer,  moratorium   or
other   similar  laws  relating  to  creditors'  rights
generally and by general principles of equity which may
limit   the   right   to   obtain  equitable   remedies
(regardless   of   whether   such   enforceability   is
considered in a proceeding in equity or at law).

    SECTION  5.3.   Use  of Proceeds.   The  Borrower's
uses of the proceeds of the Revolving Credit Loans shall be as set forth in Section 2.20.

    SECTION   5.4.   No  Conflict.     The   execution,
delivery  and  performance by  the  Borrower  and  each
Subsidiary  of  the Borrower of the Loan  Documents  to
which  the Borrower or such Subsidiary of the  Borrower
is  a  party,  the compliance by the Borrower  or  such
Subsidiary   of  the  Borrower  with  the   terms   and
provisions thereof and the consummation of each of  the
transactions contemplated thereby, do not and will  not
(i) require any consent or approval of the stockholders
of  the  Borrower  or any of its Subsidiaries,  or  any
authorization, consent or approval by any  Governmental
Authority  or (ii) by the lapse of time, the giving  of
notice or otherwise, (a) constitute a violation of  any
Requirement  of  Law binding on the  Borrower  or  such
Subsidiary of the Borrower or a breach of any provision
contained   in   the   articles   or   certificate   of
incorporation  or  bylaws  of  the  Borrower  or   such
Subsidiary of the Borrower, (b) constitute a breach  of
any   material  provision  contained  in  any  Material
Contract  to  which the Borrower or such Subsidiary  of
the  Borrower  is a party or by which the  Borrower  or
such Subsidiary of the Borrower is bound, or (c) result
in  or  require the creation or imposition of any  Lien
whatsoever upon any of the properties or assets of  the
Borrower or such Subsidiary of the Borrower (other than
Permitted Liens).
    SECTION  5.5.  Gas Balancing Agreements and Advance
Payment  Contracts.  As of the Effective Date, (a)  the
net  gas imbalance to the Borrower and PVOG (considered
in the aggregate) under all Gas Balancing Agreements to
which  the Borrower or PVOG is a party or by which  any
Oil  and Gas Interests owned by the Borrower or any  of
its  Subsidiaries  is  bound,  is  not  in  excess   of
$500,000, and (b) the aggregate amount of all  Advanced
Payments received by the Borrower or PVOG under Advance
Payment Contracts which have not been satisfied by delivery of production does not exceed $500,000.

    SECTION  5.6.   Borrowing  Base  Assets.  (a)   The
Borrower and/or PVOG have good and defensible title  to
all  Oil  and  Gas Interests described in  the  Initial
Borrowing  Base Asset Report other than Immaterial  Oil
and  Gas Interests, free and clear of all Liens  except
Permitted Liens.  With the exception of Immaterial  Oil
and  Gas Interests, all such Oil and Gas Interests  are
valid,  subsisting, and in full force and  effect,  and
all  rentals,  royalties, and  other  amounts  due  and
payable in respect thereof have been duly paid.  Except
with  respect to Immaterial Oil and Gas Interests,  but
without regard to any consent or non-consent provisions
of  any  joint operating agreement covering any of  the
Proved   Reserves  of  the  Borrower  and   PVOG,   the
Borrower's (and PVOG's) share of (a) the costs for each
of  the  Proved Reserves described in Initial Borrowing
Base  Asset  Report  is not greater  than  the  decimal
fraction set forth in the Initial Borrowing Base  Asset
Reports, before and after payout, as the case  may  be,
and  described  therein by the respective  designations
"working  interests", "WI", "gross  working  interest",
"GWI",  or  similar  terms, and  (b)  production  from,
allocated  to,  or  attributed  to  each  such   Proved
Reserves  is  not  less than the decimal  fraction  set
forth  in  the  Initial Borrowing Base  Asset  Reports,
before  and  after  payout, as the  case  may  be,  and
described  therein  by  the  designations  net  revenue
interest,  NRI, or similar terms.  Except with  respect
to  Immaterial Oil and Gas Interests, each well drilled
in   respect   of   each  Proved  Developed   Producing
Hydrocarbon Reserves described in the Initial Borrowing
Base Asset Reports (y) is capable of, and is presently,
producing  Hydrocarbons in commercial  quantities,  and
the  Borrower  or PVOG is currently receiving  payments
for its share of production, with no material funds  in
respect   of  any  thereof  being  presently  held   in
suspense,  other  than any such  funds  being  held  in
suspense   pending  delivery  of  appropriate  division
orders,  and (z) has been drilled, bottomed, completed,
and   operated   in  compliance  with  all   applicable
Requirements of Law and no such well which is currently producing Hydrocarbons is subject to any penalty in production by reason of such well having produced in excess of its allowable production. For purposes of this Section 5.6(a), "Immaterial Mineral Interests" means Oil and Gas Interests which, in the aggregate, do not represent more than two percent (2%) of the discounted present value of all Oil and Gas Interests as set forth in the Initial Reserve Report.

    (b)The   Borrower  and/or  PVCC   have   good   and
defensible title to all material coal assets  described
in  that certain reserve report dated December 30, 1998
and issued to the Agent as of March 31, 1999 (the "Coal
Interests"),  free  and  clear  of  all  Liens   except
Permitted Liens. All such Coal Interests are valid, subsisting, and in full force and effect, and all rentals, royalties, and other amounts due and payable in respect thereof have been duly paid.

      (c) As of the Effective Date, Equities has good and marketable title to 3,307,200 shares of Norfolk
Common Stock (the "Norfolk Securities"), free and clear of all Liens, options, warrants, puts, calls, or other rights of the issuer or third persons.

    SECTION  5.7.   Ownership of Properties  Generally.
With respect to all other properties and assets of the Borrower and its Subsidiaries not covered by Section
5.6 above, the Borrower and each of its Subsidiaries have good and defensible fee simple or leasehold title to all material properties and assets purported to be owned by them, including, without limitation, all assets reflected in the balance sheets referred to in
Section 5.9 (a) and all assets which are used by the Borrower and its Subsidiaries in the operation of their respective businesses, and none of such properties or assets is subject to any Lien other than Permitted
Liens. Neither the Borrower nor any Subsidiary of the Borrower owns any real property or leasehold interests in any real property located on tribal lands.

    SECTION 5.8.  No Defaults.

    (a)Neither the Borrower nor any Subsidiary of the Borrower is a party to any Contractual Obligation that has resulted or is reasonably likely to result in a Material Adverse Effect.

    (b)(i)   No Default or Event of Default exists  and
(ii) neither the Borrower nor any Subsidiary of the Borrower is in default with respect to any Material
Contract.

    SECTION   5.9.   Financial  Position;  No  Material
Adverse Change.

    (a)The  Borrower  has heretofore furnished  to  the
Agent and the Banks its Consolidated balance sheet, and
the  related  Consolidated statements of  income,  cash
flows and shareholders' equity of the Borrower and  its
Subsidiaries  (x) as of and for the Fiscal  Year  ended
December  31, 1998, audited by and accompanied  by  the
unqualified  opinion  of Arthur  Andersen,  independent
certified public accountants, and (y) as of and for the
Fiscal  Quarter  ended March 31, 1999, certified  by  a
Responsible  Officer  of the Borrower.  Such  financial
statements  present fairly the financial condition  and
results   of  operations  of  the  Borrower   and   its
Subsidiaries  as  of such dates and for  such  periods.
Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

    (b)Neither the Borrower nor any Subsidiary  of  the
Borrower   has  any  material  contingent  liabilities,
material liabilities for taxes, unusual and material forward or long-term commitments or material unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the Consolidated balance sheets of the Borrower or as otherwise disclosed to the Banks in writing.

    (c)the Borrower has disclosed to the Banks in writing any and all facts which, in the reasonable good faith judgment of the Borrower, could reasonably be expected to result in a Material Adverse Effect.

    SECTION 5.10.  Litigation; Adverse Effects.

      (a) There are no actions, suits, proceedings, governmental investigations or arbitrations, at law or in equity, before or by any Governmental Authority, pending or, to the best knowledge of the Borrower, probable of assertion against the Borrower or any Subsidiary of the Borrower or any property of the Borrower or any Subsidiary of the Borrower, which if adversely determined, is likely to result in a material judgment or liability not fully covered by insurance and/or could reasonably be expected to result in a Material Adverse Effect.

    (b)None  of the business, properties, or operations
of  the Borrower or any Subsidiary of the Borrower  are
materially   and  adversely  affected  by   any   fire,
explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God, or of the public enemy or other casualty
(whether or not covered by insurance).

    SECTION  5.11.  ERISA.  A summary of all  currently
existing  Benefit  Plans are listed  on  Schedule  5.11
hereto. The Borrower and each of its Subsidiaries is in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder. No Reportable Event has occurred as to which the Borrower or any Subsidiary of the Borrower was required to file a report with the PBGC, and the present value of all benefit liabilities and benefit assets under each Benefit Plan (based on those assumptions used to fund such Benefit Plan) is as set forth in the Initial Financial Statements delivered to the Banks. Neither the Borrower nor any Subsidiary of the Borrower has any ERISA Affiliates (other than the Borrower and its Subsidiaries) or Multiemployer
Plans.

    SECTION 5.12.  Payment of Taxes.  The Borrower  has
filed, and has caused each of its Subsidiaries to file,
all  federal,  state and local tax  returns  and  other
reports  required by Requirements of Law to  have  been
filed  by  the  Borrower  or  such  Subsidiary  of  the
Borrower and has paid (prior to delinquency) all  taxes
and  other similar charges and assessments that are due
and payable including extensions, except taxes, charges
and assessments which are being diligently contested in
good  faith  by appropriate proceedings  and  any  Lien
arising  thereunder constitutes a Permitted  Lien.   No
Responsible Officer of the Borrower or any Subsidiary of the Borrower has knowledge of any proposed tax assessment against the Borrower or any Subsidiary of the Borrower that is reasonably likely to result in a Material Adverse Effect.

    SECTION  5.13.  Environmental Matters.   Except  as
could not reasonably be expected to result in material liability to the Borrower or any Subsidiary of the
Borrower:

    (a)The Borrower and each of its Subsidiaries is in compliance with all applicable Environmental Laws;

    (b)Each   of   the  Borrower  and   each   of   its
Subsidiaries  has  obtained all  consents  and  permits
required  under  all applicable Environmental  Laws  to
operate  its  business  as presently  conducted  or  as
proposed  to be conducted, if and at the time  required
by applicable Environmental Laws, and all such consents
and  permits  are  in  full force and  effect  and  the
Borrower and its Subsidiaries is in compliance with all
terms and conditions of such approvals;
      (c)   Neither the Borrower nor any Subsidiary  of
the  Borrower  nor any of the property  or  operations,
either  past  or  present,  of  the  Borrower  or   any
Subsidiary of the Borrower is subject to any order from
or agreement with any Governmental Authority or private
party  respecting  (i)  failure  to  comply  with   any
Environmental Law or any Remedial Action  or  (ii)  any
Environmental Liabilities arising from the Release or threatened Release of a Hazardous Substance into the environment except those orders and agreements with which the Borrower or such Subsidiary of the Borrower is in compliance with;

    (d)None of the operations of the Borrower or any Subsidiary of the Borrower is subject to any judicial or administrative proceeding alleging a violation of, or liability under, any Environmental Law;

    (e)To   the  best  knowledge  and  belief  of   the
Borrower, none of the operations of the Borrower or any Subsidiary of the Borrower is the subject of any investigation by any Governmental Authority evaluating whether any Remedial Action is needed to respond to a Release or threatened Release of a Hazardous Substance into the environment;

    (f)Neither the Borrower nor any Subsidiary of the Borrower has filed any notice under any Environmental
Law indicating past or present treatment, storage or disposal of a Hazardous Substance under 40 CFR Part 261 or any state or local equivalent;

    (g)Neither the Borrower nor any Subsidiary of the Borrower has filed any notice under any applicable
Environmental  Law reporting a Release of  a  Hazardous
Substance (other than minor or de minimis emissions) into the environment;

    (h)There is not now, nor, to the best knowledge and belief of the Borrower has there ever been, on or in any property of the Borrower or of any Subsidiary of the Borrower:

        (i)any    generation,   treatment,   recycling,
        storage or disposal of any Hazardous Substance under 40 CFR Part 261 or any state or local equivalent,

        (ii)     any   underground  storage  tanks   or
        surface impoundments,

        (iii)      any    friable   asbestos-containing
        material, or

        (iv)    any  polychlorinated  biphenyls  (PCBs)
        used     in    hydraulic    oils,    electrical
        transformers or other equipment, except in compliance with all applicable Environmental
        Laws;

      (i)   Except for those commitments and agreements
entered into by the Borrower or any Subsidiary  of  the
Borrower   in  the  ordinary  course  of  business   in
compliance with all material requirements of applicable
Environmental   Laws,  there  have  been   no   written
commitments or agreements involving the Borrower or any
Subsidiary   of   the  Borrower  from   or   with   any
Governmental   Authority   or   any   private    entity
(including,  without  limitation,  the  owner  of   the
property  or  any  portion  thereof)  relating  to  the
generation,  storage, treatment, presence, Release,  or
threatened  Release of any Hazardous  Substance  on  or
into  any  of  the  properties of the Borrower  or  any
Subsidiary   of   the  Borrower  or   the   environment
(including  off-site  disposal  of  toxic   wastes   or
Hazardous Substances) or any Remedial Action with respect thereto;

    (j)Neither the Borrower nor any Subsidiary of the Borrower has received any pending or unresolved written notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of a Hazardous Substance into the environment;

    (k)Neither the Borrower nor any Subsidiary of the Borrower has any known liability in connection with any material Release or material threatened Release of any Hazardous Substances into the environment; and

    (l)To   the  best  knowledge  and  belief  of   the
Borrower, no Environmental Lien has attached to any properties of the Borrower or any Subsidiary of the Borrower.

    SECTION  5.14.   Governmental Regulation.   Neither
the Borrower nor any Subsidiary of the Borrower is subject to regulation under the Interstate Commerce
Act,  the  Investment Company Act of 1940,  the  Public
Utility Holding Company Act of 1935, the Federal  Power
Act or any other Requirements of Law such that its ability to incur indebtedness is limited or its ability to consummate the transactions contemplated by this Credit Agreement and the other Loan Documents or any document executed in connection therewith is impaired.

    SECTION   5.15.    Disclosure.    All   information
contained in any financial statements, Reserve Reports,
Coal  Reserve  Reports, Borrowing Base  Asset  Reports,
certificates, exhibits, schedules, operating statements
and   any   other   written  statements   and   written
information   (excluding   estimates   and   forecasts)
furnished by or on behalf of the Borrower or any Subsidiary of the Borrower to the Banks and the Agent, (taken as a whole) in connection with any transaction contemplated hereby or by any other Loan Document on or prior to the date this representation is made or deemed made, was, and will be, true and correct in all material respects and does not, and will not, contain any material misstatement of fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

    SECTION  5.16.  Subsidiaries.  As of the  Effective
Date,  Schedule 5.16 contains a complete  and  accurate
(a)  list  of  all  Subsidiaries of the  Borrower,  (b)
description of the issued and outstanding capital stock
of  each Subsidiary of the Borrower and (c) the  record
owners  of such capital stock.  Except as set forth  on
Schedule  5.16,  neither  of  the  Borrower   nor   any
Subsidiary of the Borrower is a partner or joint venturer in any partnership or joint venture or a member of any unincorporated association.

    SECTION 5.17.  Solvency.  Neither the Borrower  nor
any  Subsidiary  of  the Borrower  (i)  is  "insolvent"
(within   the  meaning  of  Section  101(32)   of   the
Bankruptcy  Code,  Section 2 of the Uniform  Fraudulent
Conveyance  Act or Section 2 of the Uniform  Fraudulent
Transfer  Act) or will become insolvent as a result  of
the   incurrence  of  any  obligation  under  any  Loan
Document to which it is a party; (ii) has unreasonably small capital (after giving effect to the transactions contemplated in any Loan Document to which it is a party) for the conduct of its existing and contemplated business and (iii) is able to perform its contingent obligations and other commitments as they mature in the normal course of business.

    SECTION  5.18.   Business.  The  Borrower  and  its
Restricted Subsidiaries have not conducted and are  not
conducting any business other than business relating to
the  exploration, development, financing,  acquisition,
ownership,     operation,     maintenance,     storage,
transporting  and  marketing  of  the   Oil   and   Gas
Interests, the Coal Interests and timber interests, land management, and related activities as currently conducted.

    SECTION  5.19.  Material Contracts.  Schedule  5.19
lists  all Material Contracts to which the Borrower  or
any  of its Subsidiaries is a party or by which  it  or
its properties is bound (including, without limitation,
all   amendments,   supplements,  waivers   and   other
agreements   amending,   supplementing   or   otherwise
modifying  or clarifying such agreements) but excluding
(a)  the  Loan  Documents,  (b)  leases  and  operating
agreements related to the Borrowing Base Assets and (c)
agreements  and  plans relating to  employee  benefits.
The Borrower and each of its Subsidiaries have complied
in  all material respects with all obligations required
to  be  performed by them under all Material Contracts,
except  to  the  extent a failure to comply  could  not
reasonably be expected to result in a Material  Adverse
Effect.   The Borrower is not aware of any  default  by
any other party to any Material Contract.

    SECTION   5.20.   Licenses,  Permits,   Etc.    The
Borrower  and  each  of its Subsidiaries  possess  such
valid  franchises,  certificates  of  convenience   and
necessity,   operating   rights,   licenses,   permits,
consents, authorizations, exemptions and orders of Governmental Authorities, as are necessary to carry on their respective businesses as now conducted and as proposed to be conducted, except to the extent a failure to obtain any such item could not reasonably be expected to result in a Material Adverse Effect.

    SECTION 5.21.  Fiscal Year.  The Borrower's  Fiscal
Year is January 1 through December 31.

    SECTION   5.22.    Year  2000.   Any  reprogramming
required  to  permit  the proper  functioning,  in  and
following the year 2000, of (a) the Borrower's and  its
Subsidiaries'   computer  systems  and  (b)   equipment
containing  embedded microchips (including systems  and
equipment  supplied by others or with which  Borrower's
or its Subsidiaries' systems interface) and the testing
of  all such systems and equipment, as so reprogrammed,
will  be completed by September 30, 1999.  The cost  to
the  Borrower and it Subsidiaries of such reprogramming
and   testing   and   of  the  reasonably   foreseeable
consequences  of  year  2000 to the  Borrower  and  its
Subsidiaries     (including,    without     limitation,
reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Effect.

                     ARTICLE VI
                AFFIRMATIVE COVENANTS

        So long as this Credit Agreement shall remain in effect or the principal of or interest on any Revolving Credit Loan, or any Letter of Credit, or any reimbursement obligation with respect to any Letter of Credit, or any commitment or other fee, expense, compensation or any other amount payable under any Loan
Document shall remain unpaid or outstanding or the Banks shall have any Commitments hereunder, unless the Majority Banks shall otherwise consent in writing, the Borrower covenants and agrees that:

    SECTION  6.1.   Information.   The  Borrower  shall
deliver, or cause to be delivered, to the Banks at the Borrower's sole expense:

    (a)As  soon as practicable, and in any event within
fifty (50) days after the end of each Fiscal Quarter in
each  Fiscal  Year of the Borrower (but within  ninety-
five (95) days after the end of the last Fiscal Quarter
in  each  Fiscal  Year or one hundred five  (105)  days
after the end of the last Fiscal Quarter in such Fiscal
Year upon the Borrower's timely filing of a Form 12b-25
with  respect  to  the Borrower's Form  10-K  for  that
Fiscal Year), the unaudited Consolidated balance  sheet
of  the Borrower and its Subsidiaries as at the end  of
such  quarterly  period and year to  date  period  then
ended,   and   the   related   unaudited   Consolidated
statements  of  income,  cash flows  and  shareholders'
equity for such quarterly period and for the portion of
the  Fiscal  Year  ended with  the  last  day  of  such
quarterly  period,  and  in  each  case  setting  forth
comparative  figures  for the related  periods  in  the
prior Fiscal Year, all in reasonable detail prepared in
a  manner satisfactory to the Agent and the Banks,  and
certified  by  a  Responsible Officer of  the  Borrower
responsible for the administration of the finances  and
accounting   practices  of  the  Borrower   that   such
financial statements fairly present the Consolidated financial condition and results of operations of, respectively, the Borrower and its Subsidiaries in accordance with GAAP for the Fiscal Quarter and year to date period then ended, subject to changes resulting from normal year-end audit adjustments.

    (b)Within ninety-five (95) days after the close  of
each  Fiscal Year of the Borrower (or one hundred  five
(105)  days  after the close of each such  Fiscal  Year
upon the Borrower's timely filing of a Form 12b-25 with
respect  to  the Borrower's Form 10-K for  that  Fiscal
Year),  the audited Consolidated balance sheet  of  the
Borrower  as  of the end of such Fiscal  Year  and  the
related audited Consolidated statements of income, cash
flows and shareholders' equity of the Borrower for such
Fiscal Year, setting forth the comparative figures  for
the  preceding  Fiscal Year all audited  by  KPMG  Peat
Marwick   or   other   independent   certified   public
accountants of recognized national standing  reasonably
satisfactory  to the Majority Banks and accompanied  by
(x)  an unqualified opinion of such accountants to  the
effect  that  such  Consolidated  financial  statements
present fairly, in all material respects, the financial
position  and results of operations and cash  flows  of
the  Borrower  and its Subsidiaries, on a  Consolidated
basis,  in  accordance with GAAP, and (y) a certificate
of  such  accountants certifying that in the course  of
its  regular audit of the financial statements  of  the
Borrower, which audit was conducted in accordance  with
generally  accepted auditing standards, such accounting
firm  has obtained no knowledge of any Default or Event
of  Default,  or  if in the opinion of such  accounting
firm a Default or Event of Default has occurred and  is
continuing, a statement as to the nature thereof.
      (c)    Together  with the delivery of  statements
referred  to  in  paragraphs  (a)  and  (b)  above,   a
Compliance   Certificate,   in   form   and   substance
satisfactory  to  the Agent, signed  by  a  Responsible
Officer   of   the   Borrower   responsible   for   the
administration of the finances and accounting practices
of  the  Borrower, stating that the signer has reviewed
the  terms of this Credit Agreement and the other  Loan
Documents and that in the course of the performance  of
his  duties,  he would normally have knowledge  of  any
condition or event which would constitute an  Event  of
Default  or Default and stating whether or not  he  has
knowledge  of any such condition or event and,  if  so,
specifying each such condition or event of which he has
knowledge  and  the nature thereof and  any  corrective
action  taken  or  proposed to be  taken  with  respect
thereto.   Such Compliance Certificate shall set  forth
the calculations required to establish compliance with the financial covenants set forth in Section 7.15 for the fiscal period covered by such financial statements.

    (d)Promptly  and  in  any event  within  three  (3)
Business  Days  after any Responsible  Officer  of  the
Borrower obtains knowledge thereof, notice of  (i)  the
institution  of or threat in writing of,  any  material
action, suit, proceeding, governmental investigation or
arbitration  against or affecting the Borrower  or  any
Subsidiary of the Borrower not previously disclosed  in
writing   to   the   Banks  or  any  material   adverse
development    in   any   action,   suit,   proceeding,
governmental   investigation  or  arbitration   already
disclosed to the Banks or (ii) the occurrence of any event which constitutes a Default or Event of Default, such notice to specify the nature and period of existence of such Default or Event of Default, and what action the Borrower and/or such Subsidiary has taken, are taking or propose to take with respect thereto.

    (e)promptly  upon  the  mailing  thereof   to   the
stockholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

    (f)promptly upon the filing thereof, copies of  all
final    registration   statements,   post    effective
amendments  thereto  and annual, quarterly  or  special
reports  which the Borrower shall have filed  with  the
Securities and Exchange Commission; provided, that  the
Borrower  must  deliver, or cause to be delivered,  any
annual reports which the Borrower shall have filed with
the  Securities  and  Exchange Commission,  within  one
hundred (100) days after the end of each Fiscal Year of
the  Borrower (or one hundred five (105) days after the
end  of  such  Fiscal Year upon the  Borrower's  timely
filing  of a Form 12b-25 with respect to the Borrower's
Form  10-K  for  that Fiscal Year), and  any  quarterly
reports  which the Borrower shall have filed  with  the
Securities  and Exchange Commission, within fifty  (50)
days  after  the  end of each of the  first  three  (3)
quarters of each Fiscal Year of the Borrower;

    (g)promptly  upon request therefor  by  the  Agent,
such title opinions and other information in either the Borrower's possession, control or direction regarding title to the Borrowing Base Assets as are appropriate to determine the status of title with respect thereto;

      (h)    promptly upon receipt of same, any  notice
or  other information received by the Borrower  or  any
Subsidiary  of  the Borrower indicating any  potential,
actual  or alleged (i) non-compliance with or violation
of  the  requirements  of any Environmental  Law  which
could  result  in  liability to  the  Borrower  or  any
Subsidiary for fines, clean up or any other remediation
obligations  or  any  other  liability  in  excess   of
$1,000,000 in the aggregate; (ii) release or threatened
release of any toxic or hazardous waste, substance,  or
constituent,  or  other substance into the  environment
which  release  would  impose on the  Borrower  or  any
Subsidiary  of  the  Borrower a duty  to  report  to  a
governmental authority or to pay cleanup  costs  or  to
take  remedial action under any Environmental Law which
could  result  in  liability to  the  Borrower  or  any
Subsidiary  of  the Borrower for fines,  clean  up  and
other remediation obligations or any other liability in
excess  of  $1,000,000 in the aggregate; or  (iii)  the
existence  of any Environmental Lien arising under  any
Environmental  Law  securing  any  obligation  of   the
Borrower  or  any  Subsidiary of the  Borrower  to  pay
fines, clean up or other remediation costs or any other
liability  in  excess of $1,000,000 in  the  aggregate.
Without  limiting  the foregoing,  the  Borrower  shall
provide to Agent, promptly upon request, copies of  all
environmental consultants or engineers reports received
by the Borrower or any Subsidiary of the Borrower which
involves  the  investigation, remediation  or  response
action  with  respect to any circumstance or  condition
which  would  require delivery of  a  notice  or  other
information   to   the   Banks   pursuant    to    this
Section 6.1(h);

    (i)In  the  event any notification is  provided  by
the  Borrower  to  any Bank or the  Agent  pursuant  to
Section  6.1(h)  hereof  or  the  Agent  or  any   Bank
otherwise learns of any event or condition under  which
any  such notice would be required, then, upon  request
of  the  Majority  Banks,  the Borrower  shall,  within
ninety (90) days of such request, cause to be furnished
to  each  Bank a report by an environmental  consulting
firm  acceptable  to  Agent  and  the  Majority  Banks,
stating  that  a  review of such  event,  condition  or
circumstance  has been undertaken (the scope  of  which
shall  be  reasonably  acceptable  to  Agent  and   the
Majority    Banks)   and   detailing   the    findings,
conclusions,  and  recommendations of such  consultant.
The   Borrower  shall  bear  all  expenses  and   costs
associated with such review and updates thereof, as well as all remediation or curative action which (y) the Borrower and/or any Subsidiary of the Borrower is required by contract or law to make or (ii) is recommended by any such environmental consultant and undertaken by the Borrower;

    (j)Promptly  (but  in all events within  three  (3)
Domestic Business Days) after any Responsible Officer becomes aware of the occurrence of any Default), a certificate of a Responsible Officer setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

    (k)Promptly  (but  in all events within  three  (3)
Domestic Business Days) after any Responsible Officer becomes aware of same), notice of any material adverse change in the business, financial condition, operations or prospects of the Borrower, any Subsidiary Guarantor or of the Borrower and its Subsidiaries taken as a whole;

    (l)Promptly  (but  in all events within  three  (3)
Domestic Business Days) after any Responsible Officer becomes aware of same), notice of the intended sale, transfer, encumbrance or other disposition of any Borrowing Base Asset other than a sale, transfer, encumbrance or other disposition permitted pursuant to
Section 7.8; and

       (m)     From   time  to  time  such   additional
information   regarding  the  financial   position   or
business of the Borrower and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

    SECTION  6.2.   Business  of  the  Borrower.    The
primary  business of the Borrower and its  Subsidiaries
on  a Consolidated basis is and will continue to be the
acquisition, exploration for, development,  production,
transportation,    processing    and    marketing    of
Hydrocarbons, coal and accompanying elements.

    SECTION  6.3.   Corporate Existence.  The  Borrower
shall,  and  shall  cause each of its Subsidiaries  to,
maintain  its  (i) existence and good standing  in  the
jurisdiction  of its organization or incorporation  and
(ii)   qualification   and   good   standing   in   all
jurisdictions in which such qualification and good standing are necessary in order for the Borrower or such Subsidiary to conduct its business and own its property as conducted and owned in such jurisdiction except where the failure to be so qualified or in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

    SECTION  6.4.   Right of Inspection.  The  Borrower
will  permit,  and  will cause each Subsidiary  of  the
Borrower  to permit, any officer, employee or agent  of
the  Agent or any of the Banks to visit and inspect any
of  the  assets  of the Borrower and its  Subsidiaries,
examine  the Borrower's and its Subsidiaries' books  of
record   and   accounts,  take  copies   and   extracts
therefrom,  and  discuss  the  affairs,  finances   and
accounts of the Borrower and its Subsidiaries with the Borrower's and its Subsidiaries' officers, accountants and auditors, all at such reasonable times and as often as the Agent or any of the Banks may reasonably desire, all at the expense of the Borrower.

    SECTION   6.5.   Maintenance  of  Insurance.    The
Borrower  will maintain or cause to be maintained,  and
will  cause each Subsidiary of the Borrower to maintain
or  cause to be maintained (and will use all reasonable
good  faith efforts to cause all operators of Borrowing
Base  Assets to maintain or cause to be maintained)  at
all   times,  insurance  covering  such  risks  as  are
customarily carried by businesses similarly situated.

    SECTION  6.6.   Payment of Taxes and  Claims.   The
Borrower  will  pay,  and  will  cause  each   of   its
Subsidiaries to pay, (a) all taxes imposed upon  it  or
any  of  its  assets  or with respect  to  any  of  its
franchises,  business,  income or  profits  before  any
material  penalty or interest accrues thereon  and  (b)
all  material  claims  (including, without  limitation,
claims for labor, services, materials and supplies) for
sums which have become due and payable and which by law
have  or  might become a Lien (other than  a  Permitted
Lien)  on  any  of  its assets; provided,  however,  no
payment of taxes or claims shall be required if (i) the
amount,  applicability or validity thereof is currently
being  contested  in  good faith by appropriate  action
promptly   initiated   and  diligently   conducted   in
accordance with good business practices and no material
part  of the property or assets of the Borrower or  any
of  its  Subsidiaries are subject to levy or execution,
(ii)  the  Borrower  as and to the extent  required  in
accordance with GAAP, shall have set aside on its books
reserves  (segregated to the extent required  by  GAAP)
deemed  by it to be adequate with respect thereto,  and
(iii)  to the extent the amount of the contested  taxes
or   claims  are  in  excess  of  $1,000,000  (in   the
aggregate), the Borrower has notified the Agent of such
circumstances, in detail satisfactory to the Agent.
    SECTION    6.7.    Compliance   with    Laws    and
Documents.   The Borrower will comply, and  will  cause
each   of   its  Subsidiaries  to  comply,   with   all
Requirements of Law, their respective certificates (or articles) of incorporation, bylaws and similar charter documents and all Material Contracts to which the Borrower or any of its Subsidiaries is a party, if a violation, alone or when combined with all other such violations, could reasonably be expected to result in a Material Adverse Effect.

    SECTION   6.8.    Operation   of   Properties   and
Equipment.  (a) the Borrower will maintain and operate,
and will cause each of its Subsidiaries to maintain and
operate,    their   respective   material   properties,
including without limitation all of the Borrowing  Base
Assets, in a good and workmanlike manner, and, (i) with
respect  to  the  Oil  and Gas Interests,  observe  and
comply with all of the terms and provisions, express or
implied, of all oil and gas leases relating to such Oil
and Gas Interests so long as such Oil and Gas Interests
are  capable of producing Hydrocarbons and accompanying
elements in paying quantities, and (ii) with respect to
the  Coal Interests, observe and comply with all of the
terms  and provisions, express or implied, of all  Coal
Leases relating to such Coal Interests so long as  such
Coal   Leases  are  capable  of  producing   coal   and
accompanying elements in commercial quantities.

    (b) The Borrower will comply, and will cause each of its Subsidiaries to comply, in all material respects with all Material Contracts.

    (c)   The  Borrower  will  maintain,  preserve  and
keep,  and  will  cause  each of  its  Subsidiaries  to
maintain, preserve and keep, at all times, all material
equipment   used  with  respect  to  their   respective
businesses   in  proper  repair,  working   order   and
condition,   and  make  all  necessary  or  appropriate
repairs,   renewals,   replacements,   additions    and
improvements thereto so that the efficiency of such operating equipment shall at all times be properly preserved and maintained; provided that no item of operating equipment need be so repaired, renewed, replaced, added to or improved, if the Borrower shall in good faith determine that such action is not necessary or desirable for the continued efficient and profitable operation of the business of the Borrower and its Subsidiaries.

    SECTION  6.9.   Environmental  Law  Compliance  and
Indemnity.   The Borrower will comply, and  will  cause
each  of  its  Subsidiaries to comply, in all  material
respects  with  all Environmental Laws binding  on  the
Borrower   or   such  Subsidiary,  including,   without
limitation, (a) all licensing, permitting, notification
and similar requirements of Environmental Laws, and (b)
all  provisions  of  all Environmental  Laws  regarding
storage,  discharge, release, transportation, treatment
and  disposal  of Hazardous Substances.   The  Borrower
will  promptly  pay and discharge when  due,  and  will
cause  each  of  its Subsidiaries to promptly  pay  and
discharge when due, all debts, claims, liabilities  and
obligations with respect to any clean-up or remediation
measures  necessary  to comply with Environmental  Laws
binding  on  the  Borrower or  any  Subsidiary  of  the
Borrower.   The  Borrower hereby agrees  to  indemnify,
defend  and hold harmless each of the Banks, the  Agent
and  their  respective  agents,  affiliates,  officers,
directors, and employees from and against any  and  all
claims, losses, demands, actions, causes of action, and
liabilities  whatsoever (including  without  limitation
reasonable attorney's fees and expenses, and costs  and
expenses    reasonably   incurred   in   investigating,
preparing or defending against any litigation or claim,
action,  suit,  proceeding or demand  of  any  kind  or
character)  arising  out  of  or  resulting  from   the
contamination   by   any   Hazardous    Substance    or
environmental   pollutant   in   violation    of,    or
noncompliance  with,  any  federal,  state   or   local
Environmental   Laws,  including   without   limitation
violation  of the Comprehensive Environmental Response,
Compensation and Liability Act, as amended from time to
time, or of the Resource Conservation and Recovery Act,
as amended from time to time, except to the extent that
such  claim, loss, demand, action, cause of action,  or
liability was caused by the gross negligence or willful
misconduct   of   the  indemnified   party   requesting
indemnification pursuant to this Section 6.9.

    SECTION  6.10.  ERISA Reporting Requirements.   The
Borrower  shall  furnish or cause to  be  furnished  to
Agent:

    (a)Promptly  and  in any event (i)  within  fifteen
(15)  days  after  the Borrower or any ERISA  Affiliate
knows  or  has  reason  to know that  any  ERISA  Event
described  in  clause  (a) of the definition  of  ERISA
Event  or  any  event described in section  4063(a)  of
ERISA  with respect to any Benefit Plan of the Borrower
or  any  ERISA Affiliate has occurred, and (ii)  within
ten (10) days after the Borrower or any ERISA Affiliate
knows  or has reason to know that any other ERISA Event
with respect to any Benefit Plan of the Borrower or any
ERISA  Affiliate has occurred or a request for  minimum
funding  waiver  under section 412  of  the  Code  with
respect  to  any  Benefit Plan of the Borrower  or  any
ERISA   Affiliate  has  been  made,  a  written  notice
describing such event and describing what action is being taken or is proposed to be taken with respect thereto, together with a copy of any notice of event that is given to the PBGC;

    (b)Promptly  and  in  any  event  within  two   (2)
Business Days after receipt thereof by the Borrower or any ERISA Affiliate from the PBGC, copies of each notice received by the Borrower or any ERISA Affiliate of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Benefit
Plan;

    (c)Promptly  and in any event within  fifteen  (15)
days after the receipt by the Borrower of a request therefor by a Bank, copies of any annual and other report (including Schedule B thereto) with respect to a Benefit Plan filed by the Borrower or any ERISA
Affiliate with the United States Department of Labor, the IRS or the PBGC;

    (d)Promptly,  and  in  any event  within  ten  (10)
Business  Days  after receipt thereof, a  copy  of  any
correspondence  the  Borrower or  any  ERISA  Affiliate
receives  from the Plan Sponsor (as defined by  section
4001(a)(10)  of  ERISA) of any Benefit  Plan  asserting
withdrawal liability pursuant to section 4219  or  4202
of ERISA upon the Borrower or any ERISA Affiliate, and a statement from a Responsible Officer of the Borrower or such ERISA Affiliate setting forth details as to the events giving rise to such withdrawal liability and the action which the Borrower or such ERISA Affiliate is taking or proposes to take with respect thereto;

      (e) Notification within three (3) Business Days after the Borrower or any ERISA Affiliate knows or has reason to know that the Borrower or any such ERISA
Affiliate has or intends to file a notice of intent to terminate any Benefit Plan under a distress termination within the meaning of section 4041(c) of ERISA and a copy of such notice; and

    (f)Promptly  after  receipt of  written  notice  of
commencement thereof, notice of all (i) claims made  by
participants  or  beneficiaries  with  respect  to  any
Benefit  Plan  and (ii) actions, suits and  proceedings
before    any   court   or   governmental   department,
commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or any ERISA Affiliate with respect to any Benefit Plan, except those which, in the aggregate, if adversely determined could not result in a Material Adverse
Effect.

    SECTION  6.11.  Subsidiary Guaranty.  The  Borrower
will cause each of its Material Restricted Subsidiaries hereafter formed or acquired to execute and deliver a joinder of the Subsidiary Guaranty promptly following such formation or acquisition.

    SECTION  6.12.   Permits, Licenses.   The  Borrower
shall, and shall cause each Subsidiary to, maintain all
material    assets,   consents,   licenses,    patents,
copyrights,  trademarks, service  marks,  trade  names,
permits   and   other   approvals  and   authorizations
necessary  to conduct its business, including,  without
limitation   all  consents,  permits,   licensees   and
agreements material to the Borrowing Base Assets.

    SECTION  6.13.  Additional Documents.  The Borrower
will  cure  promptly,  and  will  cause  each  of   its
Subsidiaries  to  cure promptly,  any  defects  in  the
creation  and issuance of each Note, and the  execution
and  delivery  of this Credit Agreement and  the  other
Loan  Documents  and,  at the Borrower's  expense,  the
Borrower  shall promptly and duly execute and  deliver,
and  cause each Subsidiary of the Borrower to  promptly
execute  and  deliver,  to each Bank,  upon  reasonable
request,   all   such  other  and  further   documents,
agreements  and  instruments  in  compliance  with   or
accomplishment of the covenants and agreements of  each
the  Borrower  and each Subsidiary of the  Borrower  in
this  Credit Agreement and the other Loan Documents  as
may   be   reasonably  necessary  or   appropriate   in
connection therewith.

    SECTION   6.14.   Title  Assurances.  The  Borrower
shall  furnish or cause to be furnished  to  the  Agent
such   information  in  its  possession  or  reasonably
available  to it with respect to title to the Borrowing
Base Assets as the Majority Banks may reasonably request and shall cooperate with the Agent and its counsel in analyzing such title. Where appropriate in the opinion of the Majority Banks and at the request of the Majority Banks, the Borrower shall correct material defects in such title, or, if the Borrower elects not to correct such defects in title, the Banks shall be entitled to an immediate redetermination of the Total
Borrowing Base pursuant to Section 3.4.

                    ARTICLE VII

                  NEGATIVE COVENANTS

        So long as this Credit Agreement shall remain in effect or the principal of or interest on any Revolving Credit Loan, or any Letter of Credit, or any reimbursement obligation with respect to any Letter of Credit, or any commitment or other fee, expense, compensation or any other amount payable under any Loan
Document shall remain unpaid or outstanding or the Banks shall have any Commitments hereunder, unless the Majority Banks shall otherwise consent in writing, the Borrower covenants and agrees that:

    SECTION  7.1.  Debt.  The Borrower shall  not,  and
shall not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise become or remain liable with respect to, any Debt, except for:

    (a)   Debt  arising hereunder and under  the  other
Loan Documents;

    (b)   Unsecured  Debt outstanding on the  Effective
Date and described in Schedule 7.1, in each case in a principal amount at any one time outstanding not to exceed the amount set forth on Schedule 7.1 hereof;

    (c) Endorsements of negotiable instruments for collection in the ordinary course of business;

    (d) Current liabilities (exclusive of Debt) for accounts payable and expense accruals incurred or assumed in the ordinary course of business, provided such accounts payable have not remained unpaid for a period of ninety (90) days after the same became due unless currently being contested in good faith or by appropriate proceedings;

    (e)     Liabilities    for   taxes,    assessments,
governmental charges or levies not yet due and payable;

    (f) Liabilities incurred under Hedge Transactions permitted pursuant to Section 7.14 hereof;

      (g)   Unsecured  Debt incurred  by  the  Borrower
pursuant  to  a line(s) of credit entered into  by  the
Borrower after the Effective Date with any Bank or  any
other  financial institution, provided,  however,  that
(i) the terms, covenants and conditions of said line(s)
of  credit may be no more burdensome or onerous on  the
Borrower   and   its  Subsidiaries  than   the   terms,
conditions  and  covenants  contained  in  this  Credit
Agreement, (ii) at the time said Debt is incurred, the aggregate principal amount of all advances, including the proposed advance (the "Swing Loans") made to the Borrower by any Bank or any such other financial institution pursuant to such line(s) of credit does not exceed at any one time outstanding $5,000,000.00, (iii) after giving pro forma effect to any proposed Swing
Loan, the aggregate amount of the Utilized Credit does not exceed the Available Commitment, and (iv) the proceeds of all Swing Loans are used by the Borrower solely for cash management purposes. Swing Loans shall not be considered a utilization of the Total Commitment or the Commitment of such Bank hereunder for purposes of calculating the commitment fee due pursuant to the provisions of Section 2.5(a), but shall be included in the determination of the Utilized Credit; provided, however, that if an advance made pursuant to the Swing
Loans affects either the Applicable Eurodollar Margin or the Unavailable Fee Rate, Borrower shall provide
Bank with written notice of such effect prior to each advance of funds made pursuant to the Swing Loans;

    (h)Purchase  money  Debt  in  respect  of  property
acquired  by  the Borrower and its Subsidiaries  (other
than  the  Restricted  Subsidiaries)  in  the  ordinary
course   of  business  provided,  however,   that   the
aggregate amount of all Debt incurred by the Borrower and its Subsidiaries pursuant to this Section 7.1(h) and Section 7.1(i) shall not exceed $5,000,000 at any one time outstanding;

    (i)Additional  unsecured  Debt  not  permitted   by
subclauses (a) through (h), provided, however, that the
aggregate  amount of all Debt incurred by the  Borrower
and   its   Subsidiaries  (other  than  the  Restricted
Subsidiaries)  pursuant  to  this  Section  7.1(i)  and
Section 7.1(h) shall not exceed $5,000,000 at any one time outstanding;

    (j)Unfunded Vested Liabilities with respect to  any
Existing   Plan,  provided,  however,  that  (x)   such
Existing Plan at all times meets all applicable funding requirements contained in Section 412 of the Code and
(y) Borrower is at all times in compliance with Section
7.15(b); and

    (k)  Unsecured subordinated Debt outstanding  under
the  Subordinated  Intercompany  Notes  and  any  other
intercompany  Debt  among  Borrower  and  any  of   the
Restricted   Subsidiaries   which   have   executed   a
Subsidiary Guaranty.

    It  is  understood and agreed that  Borrower  shall
not  permit  any  of  its  Restricted  Subsidiaries  to
create,  incur,  assume or otherwise become  or  remain
liable   with   respect   to,   any   Indebtedness   or
Accommodation Obligations, except for that incurred under subparagraphs (a), (c), (d), and (e) above.

    SECTION  7.2.  Restrictions on Distributions.   The
Borrower will not directly or indirectly declare or pay or incur any liability to pay, and the Borrower will not permit any of its Restricted Subsidiaries to directly or indirectly declare or pay, or incur any liability to pay any Distributions, except that:

    (a)The  Borrower  may  pay  Distributions  to   its
shareholders  from  funds legally  available  for  such
purpose,   provided,  however,  that  if  the  Utilized
Percentage  of the Borrowing Base exceeds  seventy-five
percent  (75%),  the  Borrower will  not,  directly  or
indirectly, declare or make, or incur any liability  to
make,  Distributions to its shareholders in any  Fiscal
Quarter  in excess of an amount equal to (x) fifty-five
percent  (55%) of Consolidated EBITDA for the  previous
four (4) Fiscal Quarters for which financial statements
have  been  delivered to the Banks pursuant to  Section
6.1   less   (y)  the  aggregate  amount  of  quarterly
Distributions made to its shareholders during such four
(4) fiscal quarter period.

       (b)     It   shall  be  a  condition   to   each
Distribution  permitted by the  provisions  of  Section
7.2(a) that at the time such Distribution is made:  (i)
no payment of principal, interest, fees or other amount
required  hereunder  or under the  Loan  Documents  has
become  due  and has not been paid, (ii) no Default  or
Event of Default (other than as described in clause (i)
of  this  proviso) has occurred, is continuing and  has
not  been  waived by the Majority Banks (or if required
under  Section 10.1, all of the Banks) has occurred  or
would  occur  as  a  result  of  the  making  of   such
Distribution, (iii) no Borrowing Base Deficiency exists or is reasonably expected to exist as of the next
Determination Date, and (iv) after giving effect to the proposed Distribution the Borrower is in compliance with covenants contained in Section 7.15 as of (and as if the most recently ended Fiscal Quarter of the Borrower had ended on) the date such Distribution is made.

    Notwithstanding the foregoing, (i)  any  Subsidiary
Guarantor may make Distributions to the Borrower or any
other Subsidiary Guarantor, (ii) any Subsidiary of  the
Borrower may make Distributions to the Borrower,  (iii)
Powell River Rail Corporation may make Distributions to
the  Borrower and its other shareholders so long as the
Borrower  owns  80%  or more of the  capital  stock  or
equity interests of Powell River Rail Corporation,  and
(iv)   Borrower  may  make  Distributions,   loans   or
Investments  in an amount not to exceed $10,000,000  in
the  aggregate  to  any  Unrestricted  Subsidiaries  or
Restricted  Subsidiaries  that  have  not  executed   a
Subsidiary  Guaranty pursuant to this Credit Agreement.
The  Borrower will not enter into or become subject to,
and   the   Borrower  will  not  permit  any   of   its
Subsidiaries to enter into, or become subject to, any agreement or order of any Governmental Authority which prohibits or restricts in any way the right of any of the Borrower's Subsidiaries to make Distributions to the Borrower.

    SECTION  7.3.  Negative Pledge.  The Borrower  will
not  create, incur, assume or suffer to exist, and  the
Borrower  will not permit any Restricted Subsidiary  of
the  Borrower  to create, incur, assume  or  suffer  to
exist, any Lien on any asset of the Borrower or any  of
its Restricted Subsidiaries other than Permitted Liens.
The  Borrower will not enter into or become subject to,
and   the  Borrower  will  not  permit  any  Restricted
Subsidiary  of  the Borrower to enter  into  or  become
subject  to,  any  agreement  (other than  this  Credit
Agreement)  that prohibits or otherwise  restricts  the
right   of  the  Borrower  or  any  of  its  Restricted
Subsidiaries to create, incur, assume or suffer to exist any Lien in favor of Agent for the benefit of the Banks on any of the Borrower's or any of its Restricted
Subsidiaries' assets.

    SECTION    7.4.    Consolidation,    Mergers    and
Acquisitions; Fundamental Changes.  The Borrower  shall
not,  and shall not permit any of its Subsidiaries  to,
merge or consolidate with or acquire substantially  all
of the outstanding capital stock or assets of any other
Person or liquidate, wind up or dissolve (or suffer any
liquidation  or dissolution), or convey,  lease,  sell,
transfer or otherwise dispose of, in one transaction or
series of transactions, all or any substantial part  of
its  business,  property  or  assets,  whether  now  or
hereafter  acquired,  except for  transactions  in  the
nature  of  a consolidation and/or merger (i) involving
the  Borrower  in which the Borrower is  the  surviving
entity,  or  (ii) involving a Subsidiary  Guarantor  in
which the surviving entity is a wholly owned Restricted
Subsidiary  of the Borrower and has duly  executed  and
delivered a joinder to the Subsidiary Guaranty pursuant
to  Section  6.11, or (iii) involving any other  wholly
owned  Subsidiary of the Borrower in which such  wholly
owned  Subsidiary is the surviving entity,  subject  in
each  case to the condition that immediately after such
merger or consolidation and after giving effect and pro
forma  effect  thereto  for the  immediately  preceding
twelve-month  period, no Event of  Default  or  Default
shall  have  occurred,  exist or  be  continuing.   The
Borrower shall not, and shall not permit any of its Subsidiaries to, purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding.

    SECTION  7.5.   Investments.   The  Borrower  shall
not,  and  shall  not  permit  any  of  its  Restricted
Subsidiaries to, make, directly or indirectly, any Investments, except:

    (a) Investments existing on the date hereof and disclosed on Schedule 7.5;

    (b)  Investments consisting of Cash Equivalents;

    (c) Accounts receivable from customers in the ordinary course of business;

    (d)   Investments by the Borrower in  wholly  owned
Subsidiaries provided such Subsidiaries have executed and delivered a Subsidiary Guaranty in favor of the Agent;

    (e)   Margin deposits in connection with any  Hedge
Transaction permitted pursuant to Section 7.14;

    (f)    Acquisitions  permitted  under  Section  7.4
hereof;

    (g) Investments in connection with or related to farm-out, farm-in, joint operating, joint venture or area of mutual interest agreements, gathering systems, pipelines or other similar or customary arrangements entered into in the ordinary course of business;

    (h)investments   by  the  Borrower,   directly   or
indirectly, in Powell River Rail Corporation, provided, however, that all Investments made by the Borrower in Powell River Rail Corporation pursuant to this Section
7.5(h) shall not exceed $5,000,000 in the aggregate; or

    (j) An Investment in capital stock (other than Margin Stock) issued by a United States corporation
(other  than  Westmoreland Coal  Company,  Westmoreland
Resources, Inc. and Powell River Rail Corporation) in the same line of business(es) as the Borrower and its Subsidiaries provided such Investment is not a Hostile
Acquisition and subject in each case to the condition that immediately after such Investment and after giving effect and pro forma effect thereto for the next succeeding twelve-month period, no Event of Default or Default shall have occurred, exist or be continuing.

    SECTION  7.6.   Transactions with Affiliates.   The
Borrower  shall not, and shall not permit  any  of  its
Subsidiaries  to,  enter into, or be  a  party  to  any
transaction with any affiliated Person, except for  (i)
the transactions provided for in the Loan Documents, or
(ii)   transactions  entered  into  pursuant   to   the
reasonable  requirements of such Person's business  and
upon such fair and reasonable terms as could reasonably
be  obtained  in  a  arm's length transaction  with  an
unaffiliated  Person  in  accordance  with   prevailing
industry customs and practices.

    SECTION 7.7.  Agreements.  The Borrower shall  not,
and  shall not permit any of its Subsidiaries to, enter
into  any  contract, agreement or transaction which  at
the  time  such contract, agreement or transaction  was
entered  into materially and adversely affects (i)  the
business,   property,  assets,  operations,   condition
(financial  or  otherwise)  of  the  Borrower  or   any
Subsidiary of the Borrower, (ii) the ability of the Borrower or any Subsidiary of the Borrower to perform timely its obligations under this Credit Agreement and the other Loan Documents to which it is a party or
(iii) a Subsidiary's ability to perform timely its material covenants and obligations under any Subsidiary
Guaranty to which it is a party.

    SECTION 7.8.  Sales of Assets.  The Borrower  shall
not, and shall not permit any of its Subsidiaries to, sell, assign, transfer, lease, convey or otherwise dispose of any of its assets or properties, whether now owned or hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so, except:

    (a) sales of inventory in the ordinary course of its business;

    (b) sales or dispositions of worn out or obsolete tools or equipment no longer used or useful in the business of the Borrower or such Subsidiary of the Borrower;

    (c)  sales  of  Oil and Gas Interests  and/or  Coal
Interests  used in the determination of  the  Borrowing
Base for fair market value on an arm's length basis in an aggregate amount for both Oil and Gas Interests and Coal Interests for the Borrower and its Subsidiaries not to exceed $10,000,000 during any Fiscal Year, provided, however, that at the time of such sale no Event of Default has occurred and is continuing and no Borrowing Base Deficiency then exists;

    (d) sales of the Norfolk Common Stock for fair market value on an arm's length basis in an aggregate amount not to exceed $50,000,000 during any Fiscal
Year;

    (e)  sales of the common stock of Westmoreland Coal
Company; or

    (f) sales of assets not used in the determination of the Borrowing Base, which sales shall not exceed
$30,000,000 in the aggregate.

    SECTION 7.9.  ERISA. (a) With the exception of  the
Benefit Plans described on Schedule 5.11 (the "Existing
Plans"), neither the Borrower nor any Subsidiary of the
Borrower  shall create, adopt or become  bound  by  any
Benefit  Plan.  The Borrower shall not, and  shall  not
permit  any  of  its  Subsidiaries  to,  engage  in   a
"prohibited transaction", as defined in Section 406  of
ERISA or Section 4975 of the Code, with respect to  any
Existing  Plan  or  knowingly  consent  to  any   other
"interested  party"  or any "disqualified  person",  as
such  terms are defined in Section 3(14) of  ERISA  and
Section  4975(e)(2) of the Code, respectively, engaging
in  any  "prohibited transaction", with respect to  any
Existing  Plan, or permit any Existing Plan  maintained
by  the Borrower or such Subsidiary of the Borrower  to
incur  any "accumulated funding deficiency", as defined
in  Section  302 of ERISA or Section 412 of  the  Code,
unless  such  incurrence  shall  have  been  waived  in
advance by the IRS; or terminate any Existing Plan in a
manner  which could result in the imposition of a  Lien
on  any property of the Borrower or such Subsidiary  of
the  Borrower  pursuant to Section 4068  of  ERISA;  or
breach any fiduciary responsibility imposed under Title
I of ERISA with respect to any Existing Plan; engage in
any transaction which would result in the incurrence of
a  liability under Section 4069 of ERISA;  or  fail  to
make  contributions to any Existing Plan which  results
in  the  imposition of a Lien on any  property  of  the
Borrower or such Subsidiary of the Borrower pursuant to
Section 302(f) of ERISA or Section 412(n) of the  Code,
if  the occurrence of any of the foregoing events would
result  in  liability to the Borrower  or  any  of  its
Subsidiaries of $2,000,000 or more.  The Borrower shall
not,  and shall not permit any of its Subsidiaries  to,
materially  increase the benefits  provided  under  any
Existing  Plan. The Borrower shall not, and  shall  not
permit  any of its Subsidiaries to (nor will any  trade
or  business, whether or not incorporated,  that  is  a
member  of  a  group  of  which the  Borrower  or  such
Subsidiary  of the Borrower is a member  and  which  is
treated as a single employer under Section 414  of  the
Code)   sponsor,   maintain  or   contribute   to   any
Multiemployer Plan(s). The Borrower shall not, and shall not permit any of its Subsidiaries to, become a member of any other group which is treated as a single employer under Section 414 of the Code.

    SECTION  7.10.  Sales and Leasebacks.  The Borrower
shall not, and shall not permit any of its Subsidiaries to, become liable, directly or by way of Accommodation
Obligation,  with respect to any lease or any  property
(whether real or personal or mixed) whether now owned or hereafter acquired, (i) which the Borrower or such Subsidiary of the Borrower has sold or transferred or is to sell or transfer to any other Person or (ii) which the Borrower or such Subsidiary of the Borrower intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by the Borrower or such Subsidiary of the Borrower to any other Person in connection with such lease.

    SECTION  7.11.   Margin Regulation.   The  Borrower
shall not use or permit any other Person to use any portion of the proceeds of any credit extended under this Credit Agreement in any manner which might cause the extension of credit or the application of such proceeds to violate the Securities Act of 1933 or Securities Exchange Act of 1934 (each as amended to the date hereof and from time to time hereafter, and any successor statute) or to violate Regulation U, or Regulation X, or any other regulation of the Federal
Reserve Board, in each case as in effect on the date or dates of such extension of credit and such use of proceeds.

    SECTION    7.12.    Amendment   to   Organizational
Documents. The Borrower will not enter into or  permit,
and   the   Borrower  will  not  permit  any   of   its
Subsidiaries  to enter into or permit, any modification
or   amendment  of  its  certificate  or  articles   of
incorporation, bylaws or other charter documents other than amendments, modifications and waivers which are not, individually or in the aggregate, material. The
Borrower will not enter into or permit, and the Borrower will not permit PVCC, Savannah or PVHC to enter into or permit, any modification or amendment of the Subordinated Intercompany Notes without the express written consent of the Banks.

    SECTION  7.13.  Fiscal Year; Fiscal  Quarter.   The
Borrower shall not, and shall not permit any of its Subsidiaries to, change its Fiscal Year or any of its Fiscal Quarters.

    SECTION  7.14.  Hedge Transactions.   The  Borrower
will  not enter into, and the Borrower will not  permit
any  of its Restricted Subsidiaries to enter into,  any
Hedge  Transactions  which would cause  the  amount  of
Hydrocarbons   which   are   the   subject   of   Hedge
Transactions in existence at such time to exceed one hundred percent (100%) of the Borrower's and its Restricted Subsidiaries' anticipated production from
Proved Developed Producing Hydrocarbon Reserves during the term of such existing Hedge Transactions and no such Hedge Transactions requires the Borrower or any Restricted Subsidiary of the Borrower to put up money, assets, letters of credit or other security against the event of its nonperformance prior to actual default by the Borrower or such Subsidiary in performing its obligations thereunder.

    SECTION  7.15.   Financial  Covenants.   From   and
after   the   Effective  Date,  the   Borrower   on   a
Consolidated basis shall not:

    (a)Permit  its Consolidated Tangible Net  Worth  at
any  time  to  be less than the sum of (i) $135,000,000
plus,   if   positive  (ii)  forty  percent  (40%)   of
Consolidated  Net  Income  for  the  period  from   the
Effective Date plus, if any, (iii) seventy-five percent
(75%)  of  the  net proceeds from the  sale  of  equity
securities   of   the  Borrower  and   its   Restricted
Subsidiaries for the period from the Effective Date, on a Consolidated basis;

    (b)Permit its Consolidated Funded Debt to exceed sixty percent (60%) of its Consolidated Capitalization at any time; or

    (c)Permit its ratio of Consolidated Cash Flow to Consolidated Debt Service at the end of any Fiscal
Quarter to be less than 3.5 to 1.0, to be calculated at the end of each Fiscal Quarter, for the four-Fiscal
Quarter period ending with such Fiscal Quarter.

    SECTION    7.16.     Subsidiary    Guarantors    as
Subsidiaries of Borrower.  At all times, Borrower shall
directly   or   indirectly   through   a   wholly-owned
Subsidiary retain full, absolute and unencumbered title to all of the issued and outstanding securities of each of the Subsidiary Guarantors.

                    ARTICLE VIII

                  EVENTS OF DEFAULT


    SECTION  8.1.  Events of Default.  If  any  of  the
following events, acts, occurrences or conditions (each an "Event of Default") shall occur and be continuing:

    (a) The Borrower shall fail to pay when due any payment of any principal of the Revolving Credit Loans;
or

      (b)  The Borrower shall fail to pay when due  the
payment of any accrued interest on the Revolving Credit
Loans  and  such  failure shall continue  for  two  (2)
Business Days; or (ii) the Borrower shall fail  to  pay
when due the payment of any fee, expense, compensation,
reimbursement  or  other amount  when  due  under  this
Credit  Agreement, the Notes or any other Loan Document
or  other  agreement  or document  contemplated  by  or
delivered pursuant to or in connection with this Credit
Agreement  or  such  Loan  Document  or  any   material
document executed in connection therewith and,  in  any
event,  such  failure  shall  continue  for  five   (5)
Business Days after the earlier of (y) notice thereof from the Agent or any Bank to the Borrower and (z) discovery thereof by the Borrower; or

    (c)    The  Borrower  or  any  Subsidiary  of   the
Borrower  shall  fail to perform or observe  any  term,
covenant  or  agreement contained in  Sections  6.1(c),
6.1(d)(ii),   6.11  or  Article  VII  of  this   Credit
Agreement; or

    (d)    The  Borrower  or  any  Subsidiary  of   the
Borrower shall fail to perform any term, covenant or agreement contained in this Credit Agreement other than those referenced in subsections (a), (b) or (c) of this
Section 8.1 or in any other Loan Document to which it is a party and, in the case of any such failure that is capable of being remedied, such failure shall not have been remedied within thirty (30) days after the earlier of (i) notice thereof from the Agent to the Borrower and (ii) discovery thereof by a Responsible Officer of the Borrower or such Subsidiary of the Borrower; or

    (e) Any Subsidiary shall fail to perform any term, covenant or agreement contained in the Subsidiary
Guaranty  other  than those referenced  in  subsections
(a), and (b) of this Section 8.1, and, in the case of any such failure that is capable of being remedied, such failure shall not have been remedied within thirty
(30) days after the earlier of (i) notice thereof from the Agent to such Subsidiary and (ii) discovery thereof by a Responsible Officer of such Subsidiary; or

    (f) Any Termination Event occurs which would subject the Borrower or any Subsidiary of the Borrower, to a liability in excess of $2,000,000, or the plan administrator of any Benefit Plan applies under Section
412(d) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Code which would subject the Borrower or any Subsidiary of the Borrower, to a liability in excess of $2,000,000; or

    (g)    Any  representation  or  warranty  made   or
incorporated by the Borrower or any Subsidiary of the Borrower in any Loan Document to which such Person is a party or in any certificate, agreement or instrument delivered in connection with, any Loan Document shall prove to have been incorrect or misleading in any material respect when made or deemed made; or

      (h)   The  Borrower  or  any  Subsidiary  of  the
Borrower,  shall  (i) fail to pay  any  Debt  having  a
principal  amount in excess of $2,000,000  (other  than
the  amounts referred to in subsections (a) and (b)  of
this Section 8.1) owing by such Person, or any interest
or  premium thereon, when due (or, if permitted by  the
terms  of  the relevant document, within any applicable
grace  period), whether such Debt shall become  due  by
scheduled   maturity,   by  required   prepayment,   by
acceleration, by demand or otherwise unless effectively
waived or consented to in accordance with the documents
evidencing such Debt or (ii) fail to observe or perform
any   material  term,  covenant  or  condition  on  its
respective part to be performed under any agreement or instrument evidencing, securing or relating to any such Debt, when required to be performed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of any failure is to cause, or to permit the holder or holders of such Debt or a trustee on its or their behalf (with or without the giving of notice, the lapse of time, or both), to cause such Debt to become due prior to its stated maturity; or

    (i) Any Loan Document shall, at any time after its execution and delivery and for any reason, cease to be in full force and effect or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by any Person party thereto
(other than the Agent or any Bank) or any such Person party thereto (other than the Agent or any Bank) shall deny that it has any or further liability or obligation thereunder, or the Obligations shall be subordinated for any reason; or

    (j)    The  Borrower  or  any  Subsidiary  of   the
Borrower  shall  be  adjudicated  insolvent,  or  shall
generally not pay, or admit in writing its inability to
pay,  its  debts  as  they mature, or  make  a  general
assignment  for  the  benefit  of  creditors,  or   any
proceeding  shall  be instituted  by  any  such  Person
seeking    to   adjudicate   it   insolvent,    seeking
liquidation,  dissolution, winding-up,  reorganization,
arrangement,   adjustment,   protection,   relief    or
composition of it or its debts under any Debtor  Relief
Law, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, or any such Person shall take any corporate action in furtherance of any of the actions set forth above in this Section 8.1(j); or

    (k)   Any  proceeding of the type  referred  to  in
Section  8.1(j)  is  filed, or any such  proceeding  is
commenced against the Borrower or any Subsidiary of the
Borrower,  or any such Person by any act indicates  its
approval   thereof,  consent  thereto  or  acquiescence
therein, or an order for relief is entered in an involuntary case under the bankruptcy law of the United
States, or an order, judgment or decree is entered appointing a trustee, receiver, custodian, liquidator or similar official or adjudicating any such Person insolvent, or approving the petition in any such proceedings, and such order, judgment or decree remains in effect for sixty (60) days; or

    (l)   A final judgment or order for the payment  of
money  in  excess  of  $2,000,000 and  not  covered  by
insurance shall be rendered against the Borrower or any
Subsidiary  of the Borrower and the same shall  not  be
discharged  (or provision shall not be  made  for  such
discharge), or a stay of execution thereof shall not be
procured,  within  thirty (30) days from  the  date  of
entry thereof, or the Borrower or any Subsidiary of the
Borrower  shall not, within said period of thirty  (30)
days or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

    (m)  (i)   Any Environmental Liability  shall  have
been asserted under any applicable Environmental Law against the Borrower or any Subsidiary of the Borrower or (ii) any Release of any Hazardous Substance shall have occurred, and such event could form the basis of an Environmental Liability against the Borrower or any Subsidiary of the Borrower; which in either case could reasonably be expected to result in liability to the Borrower or any Subsidiary of Borrower in excess of $2,000,000;

THEN,  (x) upon the occurrence of any Event of  Default
described  in  Section 8.1(j) or  Section  8.1(k)  with
respect  to  the  Borrower or  any  Subsidiary  of  the
Borrower (i) all of the Commitments shall automatically
terminate,  and  the Borrower shall  deposit  with  the
Agent  cash equal to the aggregate face amount  of  all
outstanding Letters of Credit issued hereunder and (ii)
the  entire  unpaid  amount of  all  Obligations  shall
automatically  become  immediately  due  and   payable,
without   presentment  for  payment,  demand,  protest,
notice  of intent to accelerate, notice of acceleration
or  further notice of any kind, all of which are hereby
expressly  waived  by  the Borrower  and  each  of  its
Subsidiaries  and the obligation of each Bank  to  make
any  Revolving  Credit Loan hereunder  shall  thereupon
terminate  and  (y) upon the occurrence  of  any  other
Event  of  Default, the Agent shall at the request,  or
may  with  the consent, of the Majority Banks,  (i)  by
written  notice  to  the Borrower declare  all  of  the
Commitments  to  be terminated, whereupon  all  of  the
Commitments  and the obligations of each Bank  to  make
any  Revolving  Credit Loan hereunder  shall  forthwith
terminate,  and  the Borrower shall  deposit  with  the
Agent  cash equal to the aggregate face amount  of  all
outstanding Letters of Credit issued hereunder and (ii)
by  written  notice to the Borrower declare the  entire
unpaid  amount  of all Obligations to be forthwith  due
and payable, whereupon all Obligations shall become and
be  forthwith due and payable, without presentment  for
payment,   demand,  protest,  notice   of   intent   to
accelerate, notice of acceleration or further notice of any kind, all of which are hereby expressly waived by the Borrower and each Subsidiary of the Borrower. The
Borrower hereby grants to the Agent for the ratable benefit of the Banks a security interest in, and Lien on, any Dollars delivered to the Agent pursuant to this
Section 8.1, as security for the Obligations.

    SECTION 8.2.  Remedies. If any Default or Event  of
Default  shall occur and be continuing, the obligations
of the Banks to make Revolving Credit Loans, and of the
Issuing Bank(s) to issue Letters of Credit, under  this
Credit  Agreement shall terminate immediately.  If  any
Event of Default shall occur, the Agent for the ratable
benefit of the Banks, may (and upon the request of  the
Majority  Banks shall) protect and enforce  the  Banks'
rights  and  remedies under the Loan Documents  by  any
appropriate  proceedings,  including  proceedings   for
specific  performance  of  any  covenant  or  agreement
contained  in  any  Loan Document, and  the  Banks  may
enforce  the payment of any Obligations due or  enforce
any  other  legal or equitable right.  All  rights  and
remedies and powers conferred upon the Agent and/or the
Banks   under  the  Loan  Documents  shall  be   deemed
cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at law or in equity.

    SECTION 8.3.  Right of Setoff.  In addition to  any
rights now or hereafter granted under applicable law or
otherwise,  and not by way of limitation  of  any  such
rights,  upon the occurrence and during the continuance
of any Event of Default, each Bank is hereby authorized
at any time or from time to time, to the fullest extent
permitted  by  law  and  without  presentment,  demand,
protest or other notice of any kind to the Borrower  or
to  any  other  Person, any such  notice  being  hereby
expressly  waived,  to set off and apply  any  and  all
deposits   (general  or  special,   time   or   demand,
provisional or final) at any time held, and other  Debt
at  any  time  owing, by such Bank (including,  without
limitation, by Affiliates, branches or agencies of such
Bank  wherever  located) to or for the  credit  or  the
account  of  the Borrower against any of  and  all  the
Obligations,   including,   without   limitation,   all
interests   in  Obligations  purchased  by  such   Bank
pursuant to Section 2.18, and all other claims  of  any
nature  or  description arising out of or in connection
with  this Credit Agreement or any other Loan Document,
irrespective  of  whether or not such Bank  shall  have
made  any  demand  under this Credit Agreement  or  the
Notes  or  other  Loan  Documents  and  although   such
Obligations,  liabilities or claims, or  any  of  them,
shall  be  contingent or unmatured.  Such  Bank  agrees
promptly  to notify the Borrower after any such  setoff
and  application made by such Bank, but the failure  to
give  such notice shall not affect the validity of such
setoff and application.  The rights of the Banks  under
this  Section 8.3 are in addition to other  rights  and
remedies  (including, without limitation, other  rights
of  setoff)  which the Banks may have.  Notwithstanding
any  other  provisions  of this Credit  Agreement,  the
provisions  of  this  Section  8.3  (except   for   the
provisions of this sentence) will not apply to any amounts held by the Borrower or any Subsidiary of the Borrower for the benefit of working interest owners and/or royalty owners for the purpose of paying ad valorem taxes, development costs and/or operating costs or for the purpose of making distributions to the revenue interest owners of revenues from various Oil and Gas Interests.

    SECTION   8.4.   Indemnity.   The  Borrower   shall
indemnify  the  Agent and each Bank and each  Affiliate
thereof   and  their  respective  directors,  officers,
employees,   shareholders   and   agents    (each    an
"Indemnitee")  from,  and hold each  of  them  harmless
against,  any  and  all  losses,  liabilities,  claims,
damages,   expenses,  penalties,  actions,   judgments,
suits,  costs  or disbursements of any kind  or  nature
whatsoever  that are asserted against an Indemnitee  by
any   Person  if  such  losses,  liabilities,   claims,
damages,   expenses,  penalties,  actions,   judgments,
suits,  costs or disbursements arise out of  or  result
from (i) any use by the Borrower of the proceeds of any
extension of credit by the Banks hereunder or (ii)  any
investigation,    litigation   or   other    proceeding
(including  any threatened investigation or proceeding)
relating  to the foregoing or arising out of  or  based
upon  any  Loan  Document or any  of  the  transactions
contemplated  by  any Loan Document, and  the  Borrower
shall  reimburse  such  Indemnitee,  within  ten   (10)
Business Days after receipt of a composite statement of
account   for   any   reasonable  expenses   (including
reasonable legal fees) incurred in connection with  any
such  investigation or proceeding;  but  excluding  any
such  losses,  liabilities, claims, damages,  expenses,
penalties,   actions,  judgments,   suits,   costs   or
disbursements which are proximately caused by such Indemnitee. Without prejudice to the survival of any other Obligations of the Borrower hereunder and the other Loan Documents, the Obligations of the Borrower under this Section 8.4 shall survive the termination of this Credit Agreement, the payment in full of the Obligations and/or assignment of the Notes.

                      ARTICLE IX

                      THE AGENT

    SECTION   9.1.   Authorization  and  Action.    The
general  administration of the Loan Documents  and  any
other  documents contemplated by this Credit  Agreement
shall  be by the Agent or its designees.  Each  of  the
Banks authorizes the Agent to take such actions on  its
behalf and to exercise such powers and to perform  such
duties  as are expressly delegated to the Agent by  the
terms  of  this  Credit Agreement and  the  other  Loan
Documents,  together with such powers as are reasonably
incidental  thereto.  Notwithstanding any provision  to
the  contrary  elsewhere in this Credit Agreement,  the
Agent  shall  not  have any duties or responsibilities,
except  those  expressly  set  forth  herein,  or   any
fiduciary  relationship with any Bank, and  no  implied
covenants,    functions,   responsibilities,    duties,
obligations or liabilities on the part of the Agent shall be read into this Credit Agreement or otherwise exist against the Agent.

    (b)The provisions of this Article IX are solely for the benefit of the Agent and the Banks, and neither the Borrower nor any Subsidiary of the Borrower shall have any rights as a third party beneficiary or otherwise under, or be bound by, the provisions of this
Article IX.

    (c)In   performing   its   functions   and   duties
hereunder and under the other Loan Documents, the Agent shall act solely as the agent of the Banks and the Agent does not assume nor shall it be deemed to have assumed any obligation or relationship of trust or agency with or for the Borrower, any Subsidiary of the Borrower or any of their respective successors and assigns.

    SECTION   9.2.    Agent's   Reliance;   Exculpatory
Provisions, Etc.

      (a)   Neither the Agent nor any of its directors,
officers,  agents or employees shall be liable  to  any
Bank for any action taken or omitted to be taken by  it
or  them  under  or  in  connection  with  this  Credit
Agreement  or  the other Loan Documents  (i)  with  the
consent or at the request of the Majority Banks  or  if
required under Section 10.1, all of the Banks  or  (ii)
in  the absence of its or their own gross negligence or
willful  misconduct (it being the express intention  of
the parties that the Agent and its directors, officers,
agents  and  employees  shall  have  no  liability  for
actions  and omissions under this Section 9.2 resulting
from  their  sole ordinary or contributory negligence).
Without  limitation of the generality of the foregoing,
the Agent:  (i) may treat the payee of each Note as the
holder  thereof until the Agent receives  a  Commitment
Transfer Supplement from such payee in accordance  with
the  terms of Section 10.9; (ii) may consult with legal
counsel    (including   counsel   to   the   Borrower),
independent   public  accountants  and  other   experts
selected  by it and shall not be liable for any  action
taken  or  omitted to be taken in good faith by  it  in
accordance with the advice of such counsel, accountants
or  experts;  (iii) makes no warranty or representation
to  any  Bank and shall not be responsible to any  Bank
for  any statements, warranties or representations made
in  or in connection with this Credit Agreement or  the
other   Loan   Documents;  (iv)  except  as   otherwise
expressly provided herein, shall not have any  duty  to
ascertain  or  to  inquire as  to  the  performance  or
observance of any of the terms, covenants or conditions
of this Credit Agreement or the other Loan Documents or
to  inspect  the  property  (including  the  books  and
records) of the Borrower or its Subsidiaries; (v) shall
not  be  responsible to any Bank for the due execution,
legality,    validity,   enforceability,   genuineness,
sufficiency  or value of this Credit Agreement  or  the
other  Loan  Documents  or  any  other  instrument   or
document  furnished pursuant hereto  or  thereto;  (vi)
shall  incur no liability under or in respect  of  this
Credit  Agreement or the other Loan Documents by acting
upon   any   notice,  consent,  certificate  or   other
instrument  or  writing  (which  may  be  by  telegram,
telecopier, cable or telex) reasonably believed  by  it
to be genuine and signed or sent by the proper party or
parties, (vii) shall incur no liability to any Bank  or
the  Issuing Bank as a result of any act or failure  to
act  in  respect of a Letter of Credit that  would  not
form  the basis for liability against the Agent  acting
either as the Agent or the Issuing Bank with respect to
such  Letter of Credit, in an action between the Agent,
in  either  such  capacity,  and  either  the  customer
arranging  for  such Letter of Credit, the  beneficiary
thereof or the holder of the draft drawn thereunder and
(viii) the provisions of this Section 9.2 shall survive
the  termination  of this Credit Agreement  and?or  the
payment  or assignment of any of the Obligations.   The
Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks (or if required under Section 10.1, all of the Banks) as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense (other than that resulting from its own gross negligence or willful misconduct) which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement and the other Loan
Documents in accordance with a request of the  Majority
Banks or all of the Banks, as the case may be, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks and all future holders of the Notes.

    (b)Neither  the  Agent nor any  of  its  directors,
officers,   employees,  or  agents   shall   have   any
responsibility to any Person on account of the failure or delay in performance or breach by any of the Banks or the Borrower or any Subsidiary of the Borrower or any of their respective Obligations under this Credit
Agreement, the Notes, the Loan Documents or any related agreement or document or in connection herewith or therewith.

    SECTION  9.3.  The Agent in its Individual Capacity
and Affiliates.  With respect to its Commitment, any of
the  Revolving Credit Loans made by it and/or the Notes
issued  to  it  as a Bank, Chase shall  have  the  same
rights  and powers under this Credit Agreement  or  the
other Loan Documents as any other Bank and may exercise
the  same  as though it were not the Agent.  The  terms
"Bank"  or  "Banks"  shall, unless otherwise  expressly
indicated,   include  the  Agent  in   its   individual
capacity. Chase and its Affiliates may accept deposits from, lend money, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, its Subsidiaries and/or any Person who may do business with or own securities of the Borrower or any Subsidiary of the Borrower, all as if it were not the Agent and without any duty to account therefor to the other Banks.

    SECTION  9.4.   Bank  Credit Decision.   Each  Bank
acknowledges and agrees that it has, independently and without reliance upon the Agent or any other Bank and based on the financial statements and other information referred to in Section 5.9 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit
Agreement. Each Bank also acknowledges and agrees that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement and the other Loan Documents.

    SECTION  9.5.   Indemnification and  Reimbursement.
The  Agent  shall  not be required to take  any  action
hereunder or to prosecute or defend any suit in respect
of  this  Credit Agreement or the other Loan  Documents
unless  indemnified to the Agent's satisfaction by  the
Banks  against loss, cost, liability and  expense.   If
any  indemnity  furnished to  the  Agent  shall  become
impaired,  it  may  call for additional  indemnity  and
cease  to  do the acts indemnified against  until  such
additional indemnity is given.  In addition, the  Banks
agree  to  indemnify  the  Agent  (to  the  extent  not
reimbursed by the Borrower), ratably according  to  the
respective principal amounts of the Notes then held  by
each   of  them  (or  if  no  Notes  are  at  the  time
outstanding,  ratably  according  to  either  (i)   the
respective  amounts  of  their Commitments,  or  if  no
Commitments   are  outstanding,  (ii)  the   respective
amounts  of  the Commitments immediately prior  to  the
time  the  Commitments ceased to be outstanding),  from
and  against  any  and  all  liabilities,  obligations,
losses, damages, penalties, actions, judgments,  suits,
costs,  expenses or disbursements of any kind or nature
whatsoever  which may be imposed on,  incurred  by,  or
asserted  against the Agent in any way relating  to  or
arising  out  of this Credit Agreement  or  any  action
taken  or  omitted  by  the  Agent  under  this  Credit
Agreement  or  the  other  Loan  Documents  (including,
without  limitation, any action taken or omitted  under
Article II of this Credit Agreement); provided, that no
Bank   shall  be  liable  for  any  portion   of   such
liabilities,  obligations, losses, damages,  penalties,
actions,   judgments,   suits,   costs,   expenses   or
disbursements   resulting  from   the   Agent's   gross
negligence  or willful misconduct.  Each  Bank  agrees,
however, that it expressly intends, under this  Section
9.5,  to  indemnify the Agent ratably as aforesaid  for
all  such  liabilities, obligations,  losses,  damages,
penalties,  actions, judgments, suits, costs,  expenses
and  disbursements arising out of or resulting from the
Agent's  ordinary or contributory negligence.   Without
limitation  of  the  foregoing,  each  Bank  agrees  to
reimburse  the  Agent  promptly  upon  demand  for  its
ratable  share of any out-of-pocket expenses (including
reasonable  counsel  fees) incurred  by  the  Agent  in
connection    with    the    preparation,    execution,
administration, or enforcement of, or legal advice in respect of rights or responsibilities under, this Credit Agreement and the other Loan Documents to the extent that the Agent is not reimbursed for such expenses by the Borrower. The provisions of this
Section  9.5  shall survive the termination  of  Credit
Agreement and?or the payment or assignment of any of the Obligations.

    SECTION  9.6.   Successor  Agent.   The  Agent  may
resign at any time by giving written notice thereof  to
the  Banks and the Borrower and may be removed as Agent
at  any time for cause by the Majority Banks.  Upon any
such  resignation or removal, the Majority Banks  shall
have  the  right  to  appoint from among  the  Banks  a
successor Agent (with the consent of the Borrower which
shall not be unreasonably withheld or delayed, provided
that if an Event of Default shall have occurred and  be
continuing  the  consent of the Borrower  need  not  be
obtained).   If no successor Agent shall have  been  so
appointed  by  the  Majority  Banks,  and  shall   have
accepted  such  appointment, within  30  calendar  days
after   the  retiring  Agent's  giving  of  notice   of
resignation  or  the  Majority Banks'  removal  of  the
retiring Agent, then the retiring Agent may, on  behalf
of  the Banks and with the concurrence of the Borrower,
appoint  a successor Agent, which shall be an  Eligible
Assignee.   Upon  the acceptance of any appointment  as
Agent hereunder and under the other Loan Documents by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Credit Agreement and the other Loan Documents. After any retiring Agent's resignation or removal as Agent hereunder and under the other Loan Documents, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Credit Agreement and the other Loan Documents.

    SECTION  9.7.  Notice of Default.  The Agent  shall
not  be  deemed  to  have knowledge or  notice  of  the
occurrence of any Default or Event of Default hereunder
unless the Agent shall have received notice from a Bank
or  the  Borrower  referring to this Credit  Agreement,
describing such Default or Event of Default and stating
that  such  notice  is a "notice of default."   If  the
Agent receives such a notice, the Agent shall promptly give notice thereof to the Banks; provided, however, if such notice is received from a Bank, the Agent also shall give notice thereof to the Borrower. The Agent shall be entitled to take action or refrain from taking action with respect to such Default or Event of Default as provided in Section 9.1 and Section 9.2.

    SECTION 9.8.  Delegation of Duties.  The Agent  may
execute  any of its duties under this Credit  Agreement
or  the  other Loan Documents by or through  agents  or
attorneys-in-fact and shall be entitled  to  advice  of
counsel  concerning  all  matters  pertaining  to  such
duties.   The  Agent shall not be responsible  for  the
negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                     ARTICLE X

                    MISCELLANEOUS

    SECTION  10.1.   Amendments and  Waivers.   Neither
this Credit Agreement or any other Loan Document to which the Borrower or any Subsidiary is a party nor any terms hereof or thereof may be amended, supplemented, waived or otherwise modified except in accordance with the provisions of this subsection. Any provision of this Credit Agreement or any other Loan Document may be amended, supplemented, waived, or otherwise modified if and only if such amendment, supplement, waiver or other modification (x) is in writing, (y) is signed by the Majority Banks (if the Banks are a party thereto) or by the Agent with the consent of the Majority Banks (if the Agent is a party thereto and the Banks are not) and
(z) is signed by each other party thereto except that in the case of a waiver, the party whose performance is being waived need not be a signatory; provided no such amendment, supplement, waiver or other modification shall do any of the following unless signed by all of the Banks (if the Banks are a party thereto) and by the Agent with the consent of all of the Banks (if the Agent is a party thereto and the Banks are not):

        (i) extend the Maturity Date, the date of payment of any principal, interest or fees, or the date of payment of any required principal prepayment;

        (ii) reduce the amount of any principal, interest or fees, the rate of interest paid with respect to any unpaid principal, interest or fees, or the amount of any fee payable to the Banks hereunder;

        (iii)   change the amount of any Commitment  of
        any Bank;

          (iv)   amend,  modify, or waive  any  of  the
        conditions set forth in Article IV (other than any condition which refers therein to the Majority Banks);

        (v) amend, modify or waive any provision which calls for the consent of, the approval of, or direction from all of the Banks;

        (vi) amend, modify or waive any provision contained in Article III.

        (vii)  amend, modify or waive any provision  of
        this   Section   10.1  or  the  definition   of
        Majority Banks;

        (viii)  release  any Subsidiary Guarantor  from
        its  obligations under the Subsidiary Guaranty;
        or

        (ix)   consent  to or permit the assignment  or
        transfer  by the Borrower or any Subsidiary  of
        the   Borrower  of  any  of  its   rights   and
        obligations under this Credit Agreement or any other Loan Document to which it is a party
        (other than as a result of a permitted merger or consolidation pursuant to Section 7.4 which refers therein to the Majority Banks);

and   provided,  further,  without  the  prior  written
consent  of  the Agent, no such amendment,  supplement,
waiver  or modification shall amend, supplement,  waive
or  otherwise modify any provision of Article IX or any
other  provision  of any Loan Document  if  the  effect
thereof is to affect the rights or duties of the Agent;
and  provided,  further, that no amendment,  waiver  or
consent  shall,  unless in writing and  signed  by  the
Issuing Bank in addition to the Banks required above to
take  such action, affect the rights and duties of  the
Issuing Bank with respect to the Letters of Credit  and
the  Letter of Credit Applications, if any, outstanding
under  this  Credit  Agreement.   Any  such  amendment,
supplement, modification or waiver shall apply to each of the Banks equally and shall be binding upon the Banks, the Agent, all future holders of the Notes and Obligations, and all parties to the Loan Document so amended, supplemented, waived or otherwise modified.

    SECTION  10.2.   Notices, Etc.  Notices,  consents,
requests,  approvals, demands and other  communications
(collectively "Communications") provided for herein shall be in writing (including telecopy, telegraphic, telex or cable communications) and mailed, telecopied, telegraphed, telexed, cabled or delivered:

        If to the Borrower or any of its Subsidiaries, to it at:

            Penn Virginia Corporation
            100 Matsonford Road, Suite 200
            Radnor, Pennsylvania  19087
            Telephone Number:  (610) 687-8900
            Telecopy Number:   (610) 687-3688
            Attention: Steven W. Tholen
           Vice   President and Chief Financial Officer

        If to the Agent, to it at:

            Chase Bank of Texas, National Association
            600 Travis, CTH-20-86
               Houston, Texas 77002
            Telephone Number:  (713) 216-4147
            Telecopy Number:   (713) 216-4117
            Attention: Bob Mertensotto
            Vice President

        If   such  notice  to  the  Agent  relates   to
fundings or payments, with a copy to:

            Muniram Appana
            Agency Services
            Chase Bank of Texas, N.A.
            One Chase Manhattan Plaza, 8th Floor
            New York, New York 10081
            Telephone Number: (212) 552-7943
            Telecopy Number: (212) 552-7490

        If  to  any Bank, as specified on Schedule  1.1
        hereto   or   in  the  appropriate   Commitment
        Transfer Supplement pursuant to Section 10.9.

All   Communications,  except  as  otherwise  expressly
provided in the Loan Documents, must be in writing  and
must  be  mailed,  telecopied  or  delivered,  to   the
appropriate party at the address set forth herein or other applicable Loan Document or, as to any party to any Loan Document, at any other address as may be designated by it in a written notice sent to all other parties to such Loan Document in accordance with this
Section 10.2 and (b) any notice, request, demand, direction, or other communication given by telecopier must be confirmed within 48 hours by letter mailed or delivered to the appropriate party at its respective address. Except as otherwise expressly provided in any Loan Document, any notice, request, demand, direction, or other communication required or permitted by any Loan Document given in compliance with this Section
10.2 shall be effective when received or delivered.

    SECTION 10.3.  No Waiver; Remedies Cumulative.   No
failure  on  the part of the Agent or any Bank  or  any
holder  of  a  Note  to  exercise,  and  no  delay   in
exercising, any right, power or privilege hereunder  or
under  any other Loan Document and no course of dealing
between the Borrower, its Subsidiaries, or any of  them
and  the  Agent or any Bank or any holder of  any  Note
shall operate as a waiver thereof; nor shall any single
or  partial  exercise  of  any  such  right,  power  or
privilege, or any abandonment or discontinuance of  any
steps  to  enforce  such  right,  power  or  privilege,
preclude any other or further exercise thereof  or  the
exercise  of  any other right, power or privilege.   No
notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

    SECTION 10.4.  Costs, Expenses and Taxes.

    (a)   The  Borrower agrees to pay within  ten  (10)
Business   Days  after  presentation  of  a   composite
statement of account, all reasonable costs and expenses
of  the Agent in connection with:  (i) the negotiation,
preparation,  distribution, execution and  delivery  of
this  Credit  Agreement, the Notes and the  other  Loan
Documents and the documents and instruments referred to
therein,  (ii) the syndication, management and agenting
of the Revolving Credit Loans, (iii) the Agent's review
and  due diligence (including, without limitation,  the
review  of the material Oil and Gas Interests and  Coal
Interests,   and  (iv)  the  negotiation,  preparation,
distribution, execution and delivery of any amendment, supplement, modification, waiver or consent relating to any of the Loan Documents to which the Borrower or any Subsidiary of the Borrower is a party (including, without limitation, as to each of the foregoing, the reasonable fees and disbursements of legal counsel).

    (b)   The Borrower shall pay all reasonable out-of-
pocket costs and expenses of the Agent and each Bank in
connection  with (i) the preservation of  their  rights
under, and enforcement of, the Loan Documents to  which
the  Borrower  or any Subsidiary of the Borrower  is  a
party  and  the documents and instruments  referred  to
therein   and   (ii)  any  workout,  restructuring   or
rescheduling of the Obligations or any proceeding under any Debtor Relief Law with respect to the Borrower or any Subsidiary of the Borrower (including, without limitation, in each case, the reasonable fees and disbursements of counsel for the Agent and the Banks and allocated costs of internal counsel).

    (c) The Borrower shall pay, and hold the Agent and each of the Banks harmless from and against, any and all present and future stamp, excise, and other similar taxes and fees with respect to the foregoing matters and hold the Agent and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Agent or such Bank) to pay such taxes.

    (d) Without prejudice to the survival of any other obligations of the Borrower hereunder, under the other Loan Documents, the obligations of the Borrower under this Section 10.4 shall survive the termination of this Credit Agreement and the payment in full of the Obligations for a period of fifteen (15) months.

    SECTION   10.5.    Governing  Law.    This   Credit
Agreement,  the  Notes and, unless otherwise  specified
therein,  all  other  Loan  Documents  and  all   other
documents executed in connection herewith or therewith,
shall be deemed to be contracts and agreements executed
by the Borrower, the Agent and the Banks under the laws
of  the State of Texas and of the United States and for
all purposes shall be construed in accordance with, and
governed  by, the laws of said State and of the  United
States.   Without limitation of the foregoing,  nothing
in  this Credit Agreement, the Notes or any other  Loan
Document shall be deemed to constitute a waiver of any rights which any Bank may have under applicable federal legislation relating to the amount of interest which such Bank may contract for, take, receive or charge in respect of any Revolving Credit Loans, including any right to take, receive, reserve and charge interest at the rate allowed by the law of the state where such Bank is located. The Agent, the Banks and the Borrower further agree that insofar as the provisions of Article
1.04,  Subtitle  1,  Title 79,  of  the  Revised  Civil
Statutes of Texas, 1925, as amended, are applicable to the determination of the Highest Lawful Rate with respect to the Notes, the indicated rate ceiling computed from time to time pursuant to Section (a) of such Article shall apply to the Notes; provided, however, that to the extent permitted by such Article, the Agent may from time to time by notice from the Agent to the Borrower revise the election of such interest rate ceiling as such ceiling affects then current or future balances of the Revolving Credit
Loans outstanding under the Notes. The provisions of Chapter 15 of Subtitle 3 of the said Title 79 do not apply to this Credit Agreement or the Notes issued hereunder.

    SECTION  10.6.  Interest.  Each provision  in  this
Credit  Agreement  and  each  other  Loan  Document  is
expressly limited so that in no event whatsoever  shall
the amount paid, or otherwise agreed to be paid, to the
Agent or any Bank for the use, forbearance or detention
of  the  money to be loaned under this Credit Agreement
or  any Loan Document or otherwise (including any  sums
paid   as   required  by  any  covenant  or  obligation
contained herein or in any other Loan Document which is
for  the  use, forbearance or detention of such money),
exceed  that  amount  of money which  would  cause  the
effective rate of interest to exceed the Highest Lawful
Rate,  and all amounts owed under this Credit Agreement
and  each  other  Loan Document shall  be  held  to  be
subject to reduction to the effect that such amounts so
paid  or  agreed  to be paid which  are  for  the  use,
forbearance  or  detention of money under  this  Credit
Agreement  or  such  Loan Document shall  in  no  event
exceed  that  amount  of money which  would  cause  the
effective rate of interest to exceed the Highest Lawful
Rate.   Anything in this Credit Agreement, any Note  or
any    other    Loan   Document   to    the    contrary
notwithstanding, with respect to each Note the Borrower
shall  never  be required to pay unearned  interest  on
such  Note or ever be required to pay interest on  such
Note  at  a rate in excess of the Highest Lawful  Rate,
and  if  the  effective  rate of interest  which  would
otherwise  be payable with respect to such  Note  would
exceed  the  Highest Lawful Rate, or if the  holder  of
such  Note shall receive any unearned interest or shall
receive  monies that are deemed to constitute  interest
which  would  increase the effective rate  of  interest
payable by the Borrower with respect to such Note  to a
rate in excess of the Highest Lawful Rate, then (i) the
amount of interest which would otherwise be payable  by
the Borrower with respect to such Note shall be reduced
to the amount allowed under applicable law and (ii) any
unearned  interest paid by the Borrower or any interest
paid  by  the Borrower in excess of the Highest  Lawful
Rate  shall  be in the first instance credited  on  the
principal  of  such Notes with the excess  thereof,  if
any,  refunded  to the Borrower.  It is further  agreed
that,   without   limitation  of  the  foregoing,   all
calculations  of  the rate of interest contracted  for,
charged or received by any Bank under the Notes held by
it,  or  under this Credit Agreement or the other  Loan
Documents,  are  made  for the purpose  of  determining
whether  such  rate  exceeds the  Highest  Lawful  Rate
applicable to such Bank (such Highest Lawful Rate being
the  Bank's "Maximum Permissible Rate"), shall be made,
to  the  extent  permitted by usury laws applicable  to
such   Bank   (now  or  hereafter  enacted),   by   (a)
characterizing any non-principal payment as an expense,
fee   or  premium  rather  than  as  interest  and  (b)
amortizing,  prorating  and spreading  in  equal  parts
during  the  period  of the full  stated  term  of  the
Revolving  Credit  Loans evidenced by  said  Notes  all
interest  at  any  time  contracted  for,  charged   or
received by such Bank in connection therewith.

    SECTION  10.7.   Survival  of  Representations  and
Warranties.    All  representations,   warranties   and
covenants contained or incorporated herein or made in writing by the Borrower or any Subsidiary of the Borrower in connection herewith shall survive the execution and delivery of this Credit Agreement, the Notes and the other Loan Documents.

    SECTION   10.8.   Binding  Effect.    This   Credit
Agreement shall become effective when it shall have been executed by the Borrower, the Agent and each of the Banks and shall be binding upon and inure to the benefit of the Borrower and the Banks and their respective successors and assigns, whether so expressed or not, provided, that the undertaking of the Banks to make Revolving Credit Loans to the Borrower shall not inure to the benefit of any successor or assignee of the Borrower.

    SECTION     10.9.     Successors    and    Assigns;
Participation; Eligible Assignees.

    (a)This Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the Banks, the Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Credit Agreement without the prior written consent of each Bank.

      (b)   Any Bank may, in the ordinary course of its
commercial  banking  business and  in  accordance  with
applicable law at any time sell to one or more banks or
other entities ("Participants") participating interests
in  any  Revolving Credit Loan owing to such Bank,  any
Note  held by such Bank, any Letter of Credit  Exposure
held by it, any Commitment of such Bank, including such
Bank's  Commitment Percentage of the Letter  of  Credit
Commitment,  or  any  other  interest  of   such   Bank
hereunder  and under the other Loan Documents.  In  the
event  of  any  such  sale by a Bank  of  participating
interests  to  a  Participant, such Bank's  obligations
under  this  Credit Agreement to the other  parties  to
this Credit Agreement shall remain unchanged, such Bank
shall  remain  solely responsible for  the  performance
thereof, such Bank shall remain the holder of any  such
Note  for all purposes under this Credit Agreement  and
the  other  Loan  Documents, and the Borrower  and  the
Agent  shall continue to deal solely and directly  with
such  Bank  in connection with such Bank's  rights  and
obligations under this Credit Agreement and  the  other
Loan  Documents.  The Borrower agrees that  if  amounts
outstanding under this Credit Agreement and  the  Notes
are due or unpaid, or shall have been declared or shall
have  become due and payable upon the occurrence of  an
Event  of Default, each Participant shall be deemed  to
have  the  right  of  setoff in respect  of  its  parti
cipating  interest in amounts owing under  this  Credit
Agreement  and any Note to the same extent  as  if  the
amount   of  its  participating  interest  were   owing
directly to it as a Bank under this Credit Agreement or
any Note, provided that such Participant shall only  be
entitled  to  such  right of setoff if  it  shall  have
agreed in the agreement pursuant to which it shall have
acquired  its participating interest to share with  the
Banks the proceeds thereof as provided in Section  8.3.
The Borrower also agrees that each Participant shall be
entitled  to the benefits of Sections 2.13, 2.15,  2.17
and 10.4 with respect to its participation in the Commitments and the Utilized Credit outstanding from time to time, provided, that no Participant shall be entitled to receive any greater amount pursuant to such sections than the transferor Bank would have been entitled to receive in respect of the amount of the participation transferred by such transferor Bank to such Participant had no such transfer occurred.

      (c)   Any Bank may, in the ordinary course of its
commercial  banking  business and  in  accordance  with
applicable  law  at any time sell to any  Bank  or  any
Affiliate  thereof and, so long as no Event of  Default
has occurred and is continuing, with the consent of the
Borrower and the Agent (which in each case shall not be
unreasonably withheld) and if an Event of  Default  has
occurred and is continuing, without the consent of  the
Borrower, to one or more Eligible Assignees, all or any
part  of  its rights and obligations under this  Credit
Agreement,    its   Commitment,   including,    without
limitation, its Commitment Percentage of the Letter  of
Credit Commitment, the Revolving Credit Loans owning to
it,  the  Note(s)  held  by it, the  Letter  of  Credit
Exposure  held by it (in respect of any such Bank,  the
"Credit  Exposure"), pursuant to a Commitment  Transfer
Supplement,  substantially in the form  of  Exhibit  B,
provided,  however,  that  (i)  the  parties  to   such
Commitment Transfer Supplement shall have executed  and
delivered to the Agent for its acceptance and recording
in  the  Register,  a  Commitment Transfer  Supplement,
together  with the Note(s) subject to such  assignment,
(ii)  each such assignment shall be of a constant,  and
not  a  varying,  percentage of the  transferor  Bank's
Credit  Exposure,  i.e.,  any  such  assignment   shall
include a constant percentage of, inter alia the rights
and obligations of such transferor Bank with respect to
its  Commitment,  including,  without  limitation,  its
Commitment   Percentage  of  the   Letter   of   Credit
Commitment,  the Revolving Credit Loans owning  to  it,
the  Note(s)  held  by  it, and the  Letter  of  Credit
Exposure  held  by it, (iii) the amount  of  each  such
assignment   (determined  as  of  the  date  Commitment
Transfer Supplement with respect to such assignment  is
delivered to the Agent) shall be in a minimum principal
amount  of  $5,000,000 and (iv) if the transferor  Bank
has  retained any Commitment hereunder, such transferor
Bank's   remaining  Commitment  shall   be   at   least
$5,000,000 after giving effect to such assignment. Upon
such  execution,  delivery, acceptance  and  recording,
from  and  after the Transfer Effective Date determined
pursuant  to  such Commitment Transfer Supplement,  (x)
the  Eligible  Assignee thereunder  shall  be  a  party
hereto  and, to the extent provided in such  Commitment
Transfer Supplement, have the rights and obligations of
a  Bank  hereunder  with  a  Commitment  as  set  forth
therein, and (y) the transferor Bank thereunder  shall,
to  the  extent  provided in such  Commitment  Transfer
Supplement, be released from its obligations under this
Credit  Agreement  (and, in the case  of  a  Commitment
Transfer  Supplement  covering  all  or  the  remaining
portion  of  a transferor Bank's rights and obligations
under this Credit Agreement, such transferor Bank shall
cease  to  be a party hereto.  Such Commitment Transfer
Supplement  shall  be  deemed  to  amend  this   Credit
Agreement  to  the  extent, and  only  to  the  extent,
necessary  to  reflect the addition  of  such  Eligible
Assignee  and  the resulting adjustment  of  Commitment
Percentages arising from the purchase by such  Eligible
Assignee  of  all  or  a  portion  of  the  rights  and
obligations  of such transferor Bank under this  Credit
Agreement  and the Notes.  On or prior to the  Transfer
Effective  Date determined pursuant to such  Commitment
Transfer  Supplement,  the Borrower,  at  its  expense,
shall execute and deliver to the Agent in exchange  for
the  surrendered Note a new Note to the order  of  such
Eligible  Assignee in an amount equal to the Commitment
and  Revolving Credit Loans assumed by it  pursuant  to
such   Commitment  Transfer  Supplement  and,  if   the
transferor Bank has retained a Commitment and Revolving
Credit Loans hereunder, a new Note to the order of the transferor Bank in an amount equal to the Commitment and Revolving Credit Loans retained by it hereunder.
Such new Notes shall be in the form of the Notes replaced thereby.

    (d)The   Agent  shall  maintain  at   its   address
referred  to in Section 10.2 a copy of each  Commitment
Transfer Supplement delivered to it and a register (the
"Register") for the recordation of the names and addresses of the Banks and the Commitment of, the principal amount of the Revolving Credit Loans owing to, and the Letter of Credit Exposure of, each Bank from time to time. The entities in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as the owner of the Revolving Credit Loan and/or the Letter of Credit Exposure recorded therein for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and the Bank at any reasonable time and from time to time upon reasonable prior notice.

    (e)Upon   its  receipt  of  a  Commitment  Transfer
Supplement  executed  by  a  transferor  Bank  and   an
Eligible  Assignee  (and, in the case  of  an  Eligible
Assignee that is not then a Bank or an affiliate thereof, by the Borrower and the Agent) together with payment to the Agent of a registration and processing fee of $2,500, the Agent shall (i) promptly accept such Commitment Transfer Supplement and (ii) on the Transfer
Effective Date determined pursuant thereto, record the information contained therein in the Register and give notice of such acceptance and recordation to the Banks and the Borrower.

    (f)The Borrower hereby authorizes each Bank to disclose to any Participant or Eligible Assignee and any prospective Eligible Assignee any and all financial information in such Bank's possession concerning the Borrower and its Affiliates which has been delivered to such Bank by or on behalf of the Borrower pursuant to this Credit Agreement or which has been delivered to such Bank by or on behalf of the Borrower in connection with such Bank's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Credit
Agreement, provided that, prior to any such disclosure, each such Eligible Assignee or Participant or proposed
Eligible Assignee or Participant shall agree in writing to be bound by the confidentiality provisions contained in Section 10.11;

      (g)    If, pursuant to this section, any interest
in  this Credit Agreement or any Note is transferred to
any Eligible Assignee which is organized under the laws
of any jurisdiction other than the United States or any
state  thereof,  the transferor Bank shall  cause  such
Eligible  Assignee, concurrently with the effectiveness
of  such  transfer, (i) to represent to the  transferor
Bank (for the benefit of the transferor Bank, the Agent
and   the  Borrower)  that  under  applicable  law  and
treaties  no  taxes will be required to be withheld  by
the  Agent,  the Borrower or the transferor  Bank  with
respect  to  any payments to be made to  such  Eligible
Assignee in respect of the Revolving Credit Loans, (ii)
to  furnish to the transferor Bank (and, in the case of
any  Eligible Assignee registered in the Register,  the
Agent  and  the Borrower) either U.S. Internal  Revenue
Service Form 4224 or U.S. Internal Revenue Service Form
1001 (wherein such Eligible Assignee claims entitlement
to complete exemption from U.S. federal withholding tax
on  all interest payments hereunder) and (iii) to agree
(for the benefit of the transferor Bank, the Agent  and
the  Borrower) to provide the transferor Bank (and,  in
the  case  of any Eligible Assignee registered  in  the
Register,  the Agent and the Borrower) a new Form  4224
or Form 1001 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Eligible Assignee, and to comply in all material respects from time to time with all applicable U.S.
laws and regulations with regard to such withholding tax exemption; and

    (h)Nothing herein shall prohibit any Bank from (i) pledging or assigning any Note to any Federal Reserve
Bank in accordance with applicable law or (ii) selling or assigning its Notes and its rights under the Credit
Agreement and the other Loan Documents to any Person after the occurrence and during the continuance of an Event of Default.

    SECTION  10.10.  Separability.  Should any  clause,
sentence, paragraph or section of this Credit Agreement
or any other Loan Document be judicially declared to be
invalid, unenforceable or void, such decision will  not
have   the  effect  of  invalidating  or  voiding   the
remainder  of this Credit Agreement or such other  Loan
Document,  as  the case may be, and the parties  hereto
agree  that the part or parts of this Credit  Agreement
or   such   Loan  Document  so  held  to  be   invalid,
unenforceable or void will be deemed to have been stricken here from or therefrom and the remainder will have the same force and effectiveness as if such part or parts had never been included herein or therein.

    SECTION  10.11.  Confidentiality.   Each  Bank  and
the Agent acknowledge that any information furnished to
it   directly   by  the  Borrower  is  and   shall   be
confidential   unless  designated  otherwise   by   the
Borrower  (however, such Bank or the Agent may disclose
or  furnish  any  or  all of such  information  to  its
employees,  officers, board members, auditors,  counsel
and  agents  after  informing them of the  confidential
nature  of  such information), and each  Bank  and  the
Agent agrees that (i) it will maintain, and direct  its
employees,  officers, board members, auditors,  counsel
and  agents  to maintain, the confidentiality  of  such
information, (ii) it will not disclose, and will direct
its   employees,  officers,  board  members,  auditors,
counsel  and agents not to disclose, in any event  such
information  to any third party (except as  herein  set
forth)  and (iii) it will not use, and will direct  its
employees,  officers, board members, auditors,  counsel
or  agents not to use such information for any purposes
other  than  as contemplated by this Credit  Agreement;
provided, however, that such Bank or the Agent  or  its
employees,  officers, board members, auditors,  counsel
or agents may disclose any such information that is (i)
in the public domain or that becomes part of the public
domain  after  the execution hereof,  as  a  result  of
filing or recording with any Governmental Authority  or
for  any  other  reason other than as a result  of  any
action  of  a  Bank  or the Agent or  their  respective
employees, officers, board members, auditors,  counsel,
agents  or Affiliates, (ii) in the possession  of  such
Bank  or the Agent as a result of disclosure by a third
party, except to the extent that the Person making such
disclosure is aware that such third party is bound by a
confidentiality  obligation  to  the  Borrower,   (iii)
required  in  such  Bank's or the  Agent's  good  faith
judgment  to be disclosed in order to comply  with  any
applicable Requirement of Law, in order to comply  with
legal  process, or in order to comply with the  request
of  any  Governmental  Authority  having  authority  or
purported authority to regulate the Agent or such Bank,
provided,  such Bank or the Agent will give  notice  to
the Borrower of any such requirement, (iv) permitted to
be  disclosed  to an Eligible Assignee  or  prospective
Eligible  Assignee pursuant to Section 10.9(i)  or  (v)
disclosed  in  connection  with  any  suit   or   other
proceeding  brought by the Agent or such  Bank  against
the  Borrower or any Subsidiary of the Borrower  or  by
the  Borrower or any Subsidiary of the Borrower against
the Agent or such Bank.  Each Bank and the Agent agrees
that if it is required by any applicable Requirement of
Law to disclose any confidential information, such Bank
or  the  Agent will, as soon as practicable notify  the
Borrower of the applicable Requirement of Law  and  the
date  on  which a response to the same is due from  it,
provided  that  this sentence shall not  apply  to  any
disclosure  the  Agent  or  any  Bank  is  required  by
applicable   Requirements  of  Law  to  make   to   any
Governmental Authority having authority to regulate the Agent or such Bank.

    SECTION  10.12.   Marshalling; Recapture.   Neither
the Agent nor any Bank shall be under any obligation to
marshal  any  assets in favor of the  Borrower  or  any
other Person or against or in payment of any or all  of
the  Obligations.  To the extent any Bank receives  any
payment  by or on behalf of the Borrower, which payment
or   any  part  thereof  is  subsequently  invalidated,
declared to be fraudulent or preferential, set aside or
required  to  be repaid to the Borrower or its  estate,
trustee,  receiver, custodian or any other party  under
any Debtor Relief Law, state or federal law, common law
or  equitable cause, then to the extent of such payment
or  repayment, the obligation or part thereof which has
been paid, reduced or satisfied by the amount so repaid
shall  be reinstated by the amount so repaid and  shall
be  included within the liabilities of the Borrower  to
such   Bank  as  of  the  date  such  initial  payment,
reduction or satisfaction occurred.

    SECTION 10.13.  Representation by the Banks.   Each
of   the  Banks  represents  that  it  is  the  present
intention of such Bank to acquire its Notes for its own account or for the account of its Affiliates and not with a view to the distribution or sale thereof, subject, nevertheless to the necessity that such Bank remain in control at all times of the disposition of property held by it for its own account; it being understood that the foregoing representations shall not affect the characterization of the Revolving Credit
Loans as commercial lending transactions.

    SECTION 10.14.  No Third Party Beneficiaries.   The
agreement  of  each Bank to make its  Revolving  Credit
Loans  on  the terms and conditions set forth  in  this
Credit  Agreement,  is solely for the  benefit  of  the
Borrower,  and no other Person (including any  obligor,
contractor,   subcontractor,  supplier  or  materialman
furnishing  supplies, goods or services to or  for  the
benefit   of  the  Borrower)  shall  have  any   rights
hereunder, as against the Agent or any Bank, under any other Loan Document, or with respect to the Revolving
Credit Loans or the proceeds thereof.

    SECTION  10.15.   Execution in Counterparts.   This
Credit  Agreement  may be executed  in  any  number  of
counterparts  and  by  different  parties   hereto   in
separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

    SECTION  10.16.  Jurisdiction; Consent  to  Service
of Process.

      (a)    Each party to this Credit Agreement hereby
irrevocably and unconditionally submits, for itself and
its  property, to the nonexclusive jurisdiction of  any
Texas State court or Federal court of the United States
of  America  sitting in Harris County,  Texas,  in  any
action or proceeding arising out of or relating to this
Credit   Agreement  or  the  Loan  Documents,  or   for
recognition  or enforcement of any order  or  judgment,
and  each of the parties hereto hereby irrevocably  and
unconditionally agrees that all claims  in  respect  of
any   such  action  or  proceeding  may  be  heard  and
determined in such Texas State court, or to the  extent
permitted  by  law,  in such Federal  court  in  Harris
County,  Texas.   Each party to this  Credit  Agreement
irrevocably consents to the service of process  out  of
any  Texas  State court or Federal court of the  United
States  of America sitting in Harris County,  Texas  in
any  such action or proceeding by the mailing of copies
thereof   by  registered  or  certified  mail,  postage
prepaid,  to such party at its address referred  to  in
Section  10.2.   Each  Party to this  Credit  Agreement
agrees  that  a  final judgment in any such  action  or
proceeding  shall be conclusive and may be enforced  in
other  jurisdictions by suit on the judgment or in  any
other  manner provided by law.  Nothing in this  Credit
Agreement shall affect any right that the Agent or  any
Bank  may  otherwise  have  to  bring  any  action   or
proceeding relating to this Credit Agreement or the Loan Documents against the Borrower or any Subsidiary of the Borrower or its respective properties in the courts of any other jurisdiction.

    (b)Each party to this Credit Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Credit Agreement or the Loan Documents in any Texas State or Federal court sitting in Harris County, Texas. Each Party to this
Credit Agreement hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

    SECTION    10.17.     Credit   Agreement    Governs
Conflicts. To the fullest extent possible, the terms and provisions of the Loan Documents shall be read together with the terms and provisions of this Credit
Agreement so that the terms and provisions thereof do not conflict with the terms and provisions of this Credit Agreement; provided, however, notwithstanding the foregoing, in the event that any of the terms of provisions of the Loan Documents conflict with any terms or provisions of this Credit Agreement, the terms or provisions of this Credit Agreement shall govern and control for all purposes, provided that the inclusion of additional terms and provisions, supplemental rights or remedies in favor of the Agent in any Loan Document shall not be deemed to be a conflict with this Credit
Agreement.

    SECTION 10.18. Jury Trial.  EACH PARTY TO ANY  LOAN
DOCUMENT,  IN EACH CASE FOR ITSELF, ITS SUCCESSORS  AND
ASSIGNS,  IRREVOCABLY  WAIVES  TO  THE  FULLEST  EXTENT
PERMITTED BY LAW, ITS RESPECTIVE RIGHTS TO A JURY TRIAL
OF  ANY  CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING
OUT  OF  ANY LOAN DOCUMENT.  The scope of the foregoing
waiver  is intended to be all-encompassing of  any  and
all  disputes that may be filed in any court  and  that
relate  to  the  subject matter  of  this  transaction,
including,  without limitation, contract  claims,  tort
claims, breach of duty claims, and all other common law
and statutory claims.  Borrower acknowledges that these
waivers  are a material inducement to Agent's and  each
Bank's agreement to enter into a business relationship,
that  Agent  and each Bank has already relied  on  this
waiver in entering into this Credit Agreement, and that
Agent  and  each  Bank will continue to  rely  on  this
waiver  in  related future dealings.  Borrower  further
warrants  and  represents that  it  has  reviewed  this
waiver  with  its legal counsel, and that it  knowingly
and   voluntarily  agrees  to  this  waiver   following
consultation  with legal counsel.  THE WAIVER  IN  THIS
SECTION  10.18 IS IRREVOCABLE, MEANING THAT IT MAY  NOT
BE  MODIFIED  EITHER  ORALLY OR IN  WRITING,  AND  THIS
WAIVER   SHALL  APPLY  TO  ANY  SUBSEQUENT  AMENDMENTS,
SUPPLEMENTS, OR REPLACEMENTS TO OR OF THIS OR ANY OTHER
LOAN DOCUMENT.  In the event of litigation, this Credit
Agreement may be filed as a written consent to a trial by the court.

    SECTION  10.19.   FINAL AGREEMENT OF  THE  PARTIES.
THIS  CREDIT AGREEMENT (INCLUDING THE EXHIBITS HERETO),
THE  NOTES  AND THE OTHER LOAN DOCUMENTS TO  WHICH  THE
BORROWER  OR  ANY  OF  ITS  SUBSIDIARIES  IS  A   PARTY
CONSTITUTE  A  "LOAN AGREEMENT" AS DEFINED  IN  SECTION
26.02(A)  OF THE TEXAS BUSINESS AND COMMERCE CODE,  AND
REPRESENT  THE FINAL AGREEMENT BETWEEN THE PARTIES  AND
MAY   NOT   BE  CONTRADICTED  BY  EVIDENCE  OF   PRIOR,
CONTEMPORANEOUS  OR SUBSEQUENT ORAL AGREEMENTS  OF  THE
PARTIES.

        THERE  ARE  NO  ORAL  AGREEMENTS  BETWEEN   THE
PARTIES.

        IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
                             BORROWER:


                             PENN VIRGINIA CORPORATION

                             By:
                             _________________________
                             /s/Steven    W.   Tholen,
                             Vice President
                             and Chief Financial Officer

                             AGENT:

                             CHASE BANK OF TEXAS,
                             NATIONAL ASSOCIATION,
                            (formerly  known  as
                             Texas Commerce Bank National Association) as Agent

                             By:_________________________________

                             Name:________________________________

                             Title:_______________________________


                            BANKS:


                             CHASE BANK OF TEXAS,
                             NATIONAL ASSOCIATION,
                             (formerly known as Texas Commerce Bank National
                              Association)

                             By:_________________________________

                             Name:_______________________________

                             Title:______________________________


                             FIRST UNION NATIONAL BANK
                            (formerly known as First Union
                            National Bank of North Carolina),
                            as a Bank and as Syndication Agent

                             By:__________________________________

                             Name:________________________________

                             Title:_______________________________



                             THE FIRST NATIONAL BANK OF
                             CHICAGO, as a Bank and as
                             Documentation Agent

                             By:__________________________________

                             Name:________________________________

                             Title:_______________________________


                            PNC BANK, NATIONAL ASSOCIATION

                             By:__________________________________

                             Name:________________________________

                             Title:_______________________________

                  TABLE OF CONTENTS



    ARTICLE I     DEFINITIONS AND ACCOUNTING TERMS              1
    SECTION 1.1.  Certain Defined Terms                         1
    SECTION 1.2.  Accounting Terms.                            24
    SECTION 1.3.  Interpretation.                              24

    ARTICLE II    REVOLVING CREDIT LOANS                       25
    SECTION 2.1.  Revolving Credit Loans                       25
    SECTION 2.2.  Borrowing Procedure for Revolving Credits    26
    SECTION 2.3.  Issuing the Letters of Credit.               27
    SECTION 2.4.  Conversions or Continuation of Borrowings    29
    SECTION 2.5.  Fees                                         30
    SECTION 2.6.  Notes                                        32
    SECTION 2.7.  Interest on Revolving Credit Loans
                  and Payment Dates                            32
    SECTION 2.8.  Interest on Overdue Amounts                  33
    SECTION 2.9.  Voluntary Termination and Reduction of the
                  Total Commitment                             33
    SECTION 2.10.  Voluntary Prepayment of Revolving
                   Credit Loans                                34
    SECTION 2.11.  Mandatory Payments on Revolving Credit Loans34
    SECTION 2.12.  Alternate Rate of Interest                  35
    SECTION 2.13.  Change in Circumstances                     35
    SECTION 2.14.  Change in Legality                          37
    SECTION 2.15.  Funding Losses                              38
    SECTION 2.16.  Method of Payments Pro Rata Treatment       39
    SECTION 2.17.  Taxes                                       40
    SECTION 2.18.  Sharing of Payments and Setoffs             41
    SECTION 2.19.  Limitation on Reimbursement; Mitigation     42
    SECTION 2.20.  Use of Proceeds                             42
    SECTION 2.21.  Mandatory Termination of Total Commitment;
                          Extension of Maturity Date           42
    SECTION 2.22.  Replacement of Banks                        43

    ARTICLE III   BORROWING BASE                               44
    SECTION 3.1.  Borrowing Base Asset Reports                 44
    SECTION 3.2.  Determination of Total Borrowing Base.       44
    SECTION 3.3.  The Designated Borrowing Base.               45
    SECTION 3.4.  Special Determination of Total
                  Borrowing Base.                              45

    SECTION 3.5.  Initial Total Borrowing Base; Initial Available
                  Borrowing Base.                              46

    ARTICLE IV    CONDITIONS PRECEDENT                         46
    SECTION 4.1.  Conditions Precedent to the Revolving
                  Credit Loans                                 46
    SECTION 4.2.  Additional Conditions Precedent              48
    SECTION 4.3.  General                                      49

    ARTICLE V     REPRESENTATIONS AND WARRANTIES               49
    SECTION 5.1.  Organization; Corporate Powers               49
    SECTION 5.2.  Authority                                    50
    SECTION 5.3.  Use of Proceeds                              50
    SECTION 5.4.  No Conflict                                  50
    SECTION 5.5.  Gas Balancing Agreements and Advance Payment
                  Contracts                                    51
    SECTION 5.6.  Borrowing Base Assets                        51
    SECTION 5.7.  Ownership of Properties Generally            52
    SECTION 5.8.  No Defaults                                  52
    SECTION 5.9.  Financial Position; No Material Adverse
                  Change                                       52
    SECTION 5.10.  Litigation; Adverse Effects                 52
    SECTION 5.11.  ERISA                                       53
    SECTION 5.12.  Payment of Taxes                            53
    SECTION 5.13.  Environmental Matters                       53
    SECTION 5.14.  Governmental Regulation                     55
    SECTION 5.15.  Disclosure                                  55
    SECTION 5.16.  Subsidiaries                                55
    SECTION 5.17.  Solvency                                    55
    SECTION 5.18.  Business                                    56
    SECTION 5.19.  Material Contracts                          56
    SECTION 5.20.  Licenses, Permits, Etc                      56
    SECTION 5.21.  Fiscal Year                                 56
    SECTION 5.22.  Year 2000                                   56

    ARTICLE VI    AFFIRMATIVE COVENANTS                        57
    SECTION 6.1.  Information                                  57
    SECTION 6.2.  Business of the Borrower                     60
    SECTION 6.3.  Corporate Existence                          60
    SECTION 6.4.  Right of Inspection                          60
    SECTION 6.5.  Maintenance of Insurance                     60
    SECTION 6.6.  Payment of Taxes and Claims                  60
    SECTION 6.7.  Compliance with Laws and Documents           61
    SECTION 6.8.  Operation of Properties and Equipment        61
    SECTION 6.9.  Environmental Law Compliance and Indemnity   61
    SECTION 6.10.  ERISA Reporting Requirements                62
    SECTION 6.11.  Subsidiary Guaranty                         63
    SECTION 6.12.  Permits, Licenses.                          63
    SECTION 6.13.  Additional Documents                        63
    SECTION 6.14.  Title Assurances                            63

    ARTICLE VII    NEGATIVE COVENANTS                          63
    SECTION 7.1.                                               64
    SECTION 7.2.  Restrictions on Distributions                65
    SECTION 7.3.  Negative Pledge                              66
    SECTION 7.4.  Consolidation, Mergers and Acquisitions;
                  Fundamental Changes                          66
    SECTION 7.5.  Investments                                  67
    SECTION 7.6.  Transactions with Affiliates                 67
    SECTION 7.7.  Agreements                                   67
    SECTION 7.8.  Sales of Assets                              68
    SECTION 7.9.  ERISA                                        68
    SECTION 7.10.  Sales and Leasebacks                        69
    SECTION 7.11.  Margin Regulation                           69
    SECTION 7.12.  Amendment to Organizational Documents       69
    SECTION 7.13.  Fiscal Year; Fiscal Quarter                 69
    SECTION 7.14.  Hedge Transactions                          69
    SECTION 7.15.  Financial Covenants                         70

    ARTICLE VIII   EVENTS OF DEFAULT                           70
    SECTION 8.1.  Events of Default                            70
    SECTION 8.2.  Remedies                                     73
    SECTION 8.3.  Right of Setoff                              73
    SECTION 8.4.  Indemnity                                    74

    ARTICLE IX    THE AGENT                                    74
    SECTION 9.1.  Authorization and Action                     74
    SECTION 9.2.  Agent's Reliance; Exculpatory Provisions, Etc75
    SECTION 9.3.  The Agent in its Individual Capacity and
                  Affiliates                                   76
    SECTION 9.4.  Bank Credit Decision                         76
    SECTION 9.5.  Indemnification and Reimbursement            76
    SECTION 9.6.  Successor Agent                              77
    SECTION 9.7.  Notice of Default                            78
    SECTION 9.8.  Delegation of Duties                         78

    ARTICLE X     MISCELLANEOUS                                78
    SECTION 10.1.  Amendments and Waivers                      78
    SECTION 10.2.  Notices, Etc                                79
    SECTION 10.3.  No Waiver; Remedies Cumulative              80
    SECTION 10.4.  Costs, Expenses and Taxes                   81
    SECTION 10.5.  Governing Law                               81
    SECTION 10.6.  Interest                                    82
    SECTION 10.7.  Survival of Representations and Warranties  83
    SECTION 10.8.  Binding Effect                              83
    SECTION 10.9.  Successors and Assigns; Participation;
                   Eligible Assignees                          83
    SECTION 10.10.  Separability                               86
    SECTION 10.11.  Confidentiality                            86
    SECTION 10.12.  Marshalling; Recapture                     87
    SECTION 10.13.  Representation by the Banks                87
    SECTION 10.14.  No Third Party Beneficiaries               87
    SECTION 10.15.  Execution in Counterparts                  87
    SECTION 10.16.  Jurisdiction; Consent to Service of Process87
    SECTION 10.17.  Credit Agreement Governs Conflicts         88
    SECTION 10.18. Jury Trial                                  88
    SECTION 10.19.  FINAL AGREEMENT OF THE PARTIES             89


SCHEDULES

Schedule 1.1  -          Name and Address of the Banks and
                             Commitment Amounts
Schedule 5.11 -          Summary of Existing Benefit Plans
Schedule 5.16 -          Subsidiaries
Schedule 7.1  -          Description of Existing Debt as of the
                             Effective Date
Schedule 7.5  -          Description of Existing Investments


EXHIBITS

Exhibit A   - Form of Borrowing Request
Exhibit B   - Form of Commitment Transfer Supplement
Exhibit C   - Form of Letter of Credit Application
Exhibit D   - Form of Note
Exhibit E   - Form of Notice of Conversion or Continuation
Exhibit F   - Form of Subsidiary Guaranty